EXHIBIT 4


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                    SECURITIZED ASSET BACKED RECEIVABLES LLC,



                                   Depositor,



                      COUNTRYWIDE HOME LOANS SERVICING LP,



                                    Servicer,



                               MORTGAGERAMP, INC.,



                            Loan Performance Advisor,



                           FREMONT INVESTMENT & LOAN,



                               Responsible Party,



                                       and



                     WELLS FARGO BANK, NATIONAL ASSOCIATION,



                                     Trustee



                 ----------------------------------------------
                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2005
                 ----------------------------------------------



             SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2005-FR5



                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-FR5




================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the
               Responsible Party and the Servicer; Remedies for Breaches
               of Representations and Warranties with Respect to the
               Mortgage Loans..............................................
Section 2.04  [Reserved]...................................................
Section 2.05  Execution and Delivery of Certificates.......................
Section 2.06  REMIC Matters................................................
Section 2.07  Representations and Warranties of the Depositor..............


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing Agreements between the Servicer
               and Subservicers............................................
Section 3.03  Successor Subservicers.......................................
Section 3.04  Liability of the Servicer....................................
Section 3.05  No Contractual Relationship between Subservicers and the Trustee.............................................
Section 3.06  Assumption or Termination of Subservicing Agreements
               by Trustee..................................................
Section 3.07  Collection of Certain Mortgage Loan Payments.................
Section 3.08  Subservicing Accounts........................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10  Collection Account...........................................
Section 3.11  Withdrawals from the Collection Account......................
Section 3.12  Investment of Funds in the Collection Account,
               Escrow Accounts and the Distribution Account................
Section 3.13  Maintenance of Hazard Insurance and Errors and
               Omissions and Fidelity Coverage.............................
Section 3.14  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.15  Realization upon Defaulted Mortgage Loans....................
Section 3.16  Release of Mortgage Files....................................
Section 3.17  Title, Conservation and Disposition of REO Property..........
Section 3.18  Notification of Adjustments..................................
Section 3.19  Access to Certain Documentation and Information
               Regarding the Mortgage Loans................................
Section 3.20  Documents, Records and Funds in Possession of the
               Servicer to Be Held for the Trustee.........................
Section 3.21  Servicing Compensation.......................................
Section 3.22  Annual Statement as to Compliance............................
Section 3.23  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.24  Trustee to Act as Servicer...................................
Section 3.25  Compensating Interest........................................
Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act.....................
Section 3.27  PMI Policy; Claims Under the PMI Policy......................
Section 3.28  Mortgage Loan Information....................................


                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

Section 4.01  Advances.....................................................
Section 4.02  Priorities of Distribution...................................
Section 4.03  Monthly Statements to Certificateholders.....................
Section 4.04  Certain Matters Relating to the Determination of LIBOR.......
Section 4.05  Allocation of Applied Realized Loss Amounts..................
Section 4.06  The Class A-1B Certificate Insurance Policy..................
Section 4.07  Effect of Payments by the Class A-1B Certificate Insurer.....
Section 4.08  Swap Account.................................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Certificate Register; Registration of Transfer
               and Exchange of Certificates................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................
Section 5.07  Rights of the Class A-1B Certificate Insurer to
               Exercise Rights of Class A-1B Certificateholders............
Section 5.08  Class A-1B Certificate Insurer Default.......................


                                   ARTICLE VI

          THE DEPOSITOR, THE SERVICER AND THE LOAN PERFORMANCE ADVISOR

Section 6.01  Respective Liabilities of the Depositor and the Servicer.....
Section 6.02  Merger or Consolidation of the Depositor or the Servicer.....
Section 6.03  Limitation on Liability of the Depositor, the
               Servicer and Others.........................................
Section 6.04  Limitation on Resignation of the Servicer....................
Section 6.05  Additional Indemnification by the Servicer; Third
               Party Claims................................................
Section 6.06  Duties of the Loan Performance Advisor.......................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee........................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Trustee's Fees and Expenses..................................
Section 8.06  Eligibility Requirements for the Trustee.....................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of the Trustee.......................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Tax Matters..................................................
Section 8.12  Periodic Filings.............................................
Section 8.13  Tax Classification of the Excess Reserve Fund Account,
               the Swap Account, the Interest Rate Swap Agreement and
               the Cap Agreements..........................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Liquidation or Purchase of the
               Mortgage Loans..............................................
Section 9.02  Final Distribution on the Certificates.......................
Section 9.03  Additional Termination Requirements..........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment...................................................
Section 10.02  Recordation of Agreement; Counterparts......................
Section 10.03  Governing Law...............................................
Section 10.04  Intention of Parties........................................
Section 10.05  Notices.....................................................
Section 10.06  Severability of Provisions..................................
Section 10.07  Limitation on Rights of Certificateholders..................
Section 10.08  Inspection and Audit Rights.................................
Section 10.09  Certificates Nonassessable and Fully Paid...................
Section 10.10  Third Party Beneficiary.....................................
Section 10.11  Assignment; Sales; Advance Facilities.......................
Section 10.12  Rule of Construction........................................
Section 10.13  Waiver of Jury Trial........................................
Section 10.14  Rights of the Swap Provider.................................

SCHEDULES

Schedule I    Mortgage Loan Schedule

Schedule II   Representations and Warranties of the Servicer

Schedule III Representations and Warranties of the Responsible Party as to the Mortgage Loans

Schedule IV   Representations and Warranties as to the Responsible Party

Schedule V Representations and Warranties of the Depositor as to the Mortgage Loans


EXHIBITS

Exhibit A   Form of Class A, Class M and Class B Certificates

Exhibit B   Form of Class P Certificate

Exhibit C   Form of Class R Certificate

Exhibit D   Form of Class X Certificate

Exhibit E   Form of Initial Certification of Trustee

Exhibit F   Form of Document Certification and Exception Report of Trustee

Exhibit G   Form of Residual Transfer Affidavit

Exhibit H   Form of Transferor Certificate

Exhibit I   Form of Rule 144A Letter

Exhibit J   Form of Request for Release

Exhibit K   Form of Contents for Each Mortgage File

Exhibit L   Form of Certification to be provided with Form 10-K

Exhibit M   Form of Trustee's Certification to be provided to Depositor

Exhibit N   Form of Servicer's Certification to be provided to Depositor

Exhibit O   Form of Servicer's Report

Exhibit P   PMI Policy

            THIS POOLING AND SERVICING AGREEMENT, dated as of October 1, 2005, among SECURITIZED ASSET BACKED RECEIVABLES LLC, a Delaware limited liability company, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as servicer (the "Servicer"), MORTGAGE RAMP INC., as loan performance advisor (the "Loan Performance Advisor"), FREMONT INVESTMENT & LOAN, California state-chartered industrial bank, as responsible party (the "Responsible Party"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"),

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Trustee shall elect that four segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Charges, (ii) the Interest Rate Swap Agreement, (iii) the Swap Account, (iv) the Excess Reserve Fund Account, and (v) the right of the LIBOR Certificates to receive Upper Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising four REMICs (each, a "Trust REMIC" or, in the alternative, Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, respectively). Each Class of Certificates (other than the Class P and Class R Certificates), other than the right of each Class of LIBOR Certificates to receive Upper Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls and the right of the Class X Certificates to receive payments from the Cap Agreements, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in Section 2.06.

            The Upper Tier REMIC shall hold as assets the several classes of uncertificated Lower Tier REMIC Regular Interests, set out below. The Lower Tier REMIC shall hold as assets the several classes of uncertificated Pooling Tier REMIC-2 Regular Interests. Pooling Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling Tier REMIC-1 Regular Interests. Pooling Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Swap Account, (iv) the Excess Reserve Fund Account, (v) the Cap Agreements and (vi) the right of the LIBOR Certificates to receive Upper Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls).

            For federal income tax purposes, the Class P Certificates represent beneficial ownership of the Prepayment Charges, each Class of LIBOR Certificates represents beneficial ownership of a regular interest in the Upper Tier REMIC and the right to receive Basis Risk Carry Forward Amounts, and the Class X Certificates represent beneficial ownership of two regular interests in the Upper Tier REMIC, the Excess Reserve Fund Account, the Swap Account, the Interest Rate Swap Agreement and the Cap Agreements, which portions of the Trust Fund shall be treated as a grantor trust.

                              Pooling Tier REMIC-1

            Pooling Tier REMIC-1 shall issue the following interests in Pooling Tier REMIC-1, and each such interest, other than the Class PT1-R Interest, is hereby designated as a regular interest in the Pooling Tier REMIC-1. Pooling Tier REMIC-1 Interests with an "I" in their designation shall relate to the Group I Mortgage Loans and Pooling Tier REMIC-1 Interests with a "II" in their designation shall relate to the Group II Mortgage Loans. Pooling Tier REMIC-1 shall also issue the Class PT1-R Interest, which shall be represented by the Class R Certificates. The Class PT1-R Interest is hereby designated as the sole class of residual interest in Pooling Tier REMIC-1.



                         Pooling Tier Tier      Initial Pooling
Pooling Tier REMIC-1     REMIC-1 Interest           REMIC-1
      Interest                Rate             Principal Amount
---------------------    -----------------     ------------------
Class PT1-I-1                  (1)             $ 20,379,409.64
Class PT1-I-2A                 (2)             $ 10,507,722.32
Class PT1-I-2B                 (3)             $ 10,507,722.32
Class PT1-I-3A                 (2)             $ 10,792,266.77
Class PT1-I-3B                 (3)             $ 10,792,266.77
Class PT1-I-4A                 (2)             $ 11,042,186.76
Class PT1-I-4B                 (3)             $ 11,042,186.76
Class PT1-I-5A                 (2)             $ 11,256,517.03
Class PT1-I-5B                 (3)             $ 11,256,517.03
Class PT1-I-6A                 (2)             $ 11,434,487.88
Class PT1-I-6B                 (3)             $ 11,434,487.88
Class PT1-I-7A                 (2)             $ 11,575,533.24
Class PT1-I-7B                 (3)             $ 11,575,533.24
Class PT1-I-8A                 (2)             $ 11,679,297.06
Class PT1-I-8B                 (3)             $ 11,679,297.06
Class PT1-I-9A                 (2)             $ 11,745,638.30
Class PT1-I-9B                 (3)             $ 11,745,638.30
Class PT1-I-10A                (2)             $ 11,774,634.02
Class PT1-I-10B                (3)             $ 11,774,634.02
Class PT1-I-11A                (2)             $ 11,766,447.32
Class PT1-I-11B                (3)             $ 11,766,447.32
Class PT1-I-12A                (2)             $ 11,718,470.86
Class PT1-I-12B                (3)             $ 11,718,470.86
Class PT1-I-13A                (2)             $ 11,136,136.12
Class PT1-I-13B                (3)             $ 11,136,136.12
Class PT1-I-14A                (2)             $ 10,583,035.57
Class PT1-I-14B                (3)             $ 10,583,035.57
Class PT1-I-15A                (2)             $ 10,057,695.62
Class PT1-I-15B                (3)             $ 10,057,695.62
Class PT1-I-16A                (2)             $  9,558,692.43
Class PT1-I-16B                (3)             $  9,558,692.43
Class PT1-I-17A                (2)             $  9,084,700.98
Class PT1-I-17B                (3)             $  9,084,700.98
Class PT1-I-18A                (2)             $  8,634,446.13
Class PT1-I-18B                (3)             $  8,634,446.13
Class PT1-I-19A                (2)             $  8,206,719.73
Class PT1-I-19B                (3)             $  8,206,719.73
Class PT1-I-20A                (2)             $  8,370,412.96
Class PT1-I-20B                (3)             $  8,370,412.96
Class PT1-I-21A                (2)             $125,333,198.72
Class PT1-I-21B                (3)             $125,333,198.72
Class PT1-I-22A                (2)             $  1,618,391.63
Class PT1-I-22B                (3)             $  1,618,391.63
Class PT1-I-23A                (2)             $  1,482,085.68
Class PT1-I-23B                (3)             $  1,482,085.68
Class PT1-I-24A                (2)             $  1,360,174.62
Class PT1-I-24B                (3)             $  1,360,174.62
Class PT1-I-25A                (2)             $  1,249,106.69
Class PT1-I-25B                (3)             $  1,249,106.69
Class PT1-I-26A                (2)             $  1,126,578.87
Class PT1-I-26B                (3)             $  1,126,578.87
Class PT1-I-27A                (2)             $  1,025,758.69
Class PT1-I-27B                (3)             $  1,025,758.69
Class PT1-I-28A                (2)             $    940,909.87
Class PT1-I-28B                (3)             $    940,909.87
Class PT1-I-29A                (2)             $    868,163.81
Class PT1-I-29B                (3)             $    868,163.81
Class PT1-I-30A                (2)             $    804,826.93
Class PT1-I-30B                (3)             $    804,826.93
Class PT1-I-31A                (2)             $    748,977.91
Class PT1-I-31B                (3)             $    748,977.91
Class PT1-I-32A                (2)             $    779,658.80
Class PT1-I-32B                (3)             $    779,658.80
Class PT1-I-33A                (2)             $  1,405,927.22
Class PT1-I-33B                (3)             $  1,405,927.22
Class PT1-I-34A                (2)             $    554,909.57
Class PT1-I-34B                (3)             $    554,909.57
Class PT1-I-35A                (2)             $    528,023.97
Class PT1-I-35B                (3)             $    528,023.97
Class PT1-I-36A                (2)             $    502,659.72
Class PT1-I-36B                (3)             $    502,659.72
Class PT1-I-37A                (2)             $    478,685.24
Class PT1-I-37B                (3)             $    478,685.24
Class PT1-I-38A                (2)             $    456,840.31
Class PT1-I-38B                (3)             $    456,840.31
Class PT1-I-39A                (2)             $    435,992.84
Class PT1-I-39B                (3)             $    435,992.84
Class PT1-I-40A                (2)             $    416,097.17
Class PT1-I-40B                (3)             $    416,097.17
Class PT1-I-41A                (2)             $    397,109.76
Class PT1-I-41B                (3)             $    397,109.76
Class PT1-I-42A                (2)             $    378,989.07
Class PT1-I-42B                (3)             $    378,989.07
Class PT1-I-43A                (2)             $    361,695.45
Class PT1-I-43B                (3)             $    361,695.45
Class PT1-I-44A                (2)             $    345,191.09
Class PT1-I-44B                (3)             $    345,191.09
Class PT1-I-45A                (2)             $    329,439.89
Class PT1-I-45B                (3)             $    329,439.89
Class PT1-I-46A                (2)             $    314,407.45
Class PT1-I-46B                (3)             $    314,407.45
Class PT1-I-47A                (2)             $    300,060.89
Class PT1-I-47B                (3)             $    300,060.89
Class PT1-I-48A                (2)             $    286,368.89
Class PT1-I-48B                (3)             $    286,368.89
Class PT1-I-49A                (2)             $    273,301.54
Class PT1-I-49B                (3)             $    273,301.54
Class PT1-I-50A                (2)             $    260,830.29
Class PT1-I-50B                (3)             $    260,830.29
Class PT1-I-51A                (2)             $    248,927.93
Class PT1-I-51B                (3)             $    248,927.93
Class PT1-I-52A                (2)             $    237,568.47
Class PT1-I-52B                (3)             $    237,568.47
Class PT1-I-53A                (2)             $    226,727.13
Class PT1-I-53B                (3)             $    226,727.13
Class PT1-I-54A                (2)             $    216,380.24
Class PT1-I-54B                (3)             $    216,380.24
Class PT1-I-55A                (2)             $    206,505.24
Class PT1-I-55B                (3)             $    206,505.24
Class PT1-I-56A                (2)             $    197,080.58
Class PT1-I-56B                (3)             $    197,080.58
Class PT1-I-57A                (2)             $  4,111,079.39
Class PT1-I-57B                (3)             $  4,111,079.39
Class PT1-II-1                 (4)             $ 12,349,689.58
Class PT1-II-2A                (5)             $  6,367,559.77
Class PT1-II-2B                (6)             $  6,367,559.77
Class PT1-II-3A                (5)             $  6,539,990.46
Class PT1-II-3B                (6)             $  6,539,990.46
Class PT1-II-4A                (5)             $  6,691,439.12
Class PT1-II-4B                (6)             $  6,691,439.12
Class PT1-II-5A                (5)             $  6,821,320.81
Class PT1-II-5B                (6)             $  6,821,320.81
Class PT1-II-6A                (5)             $  6,929,169.12
Class PT1-II-6B                (6)             $  6,929,169.12
Class PT1-II-7A                (5)             $  7,014,641.00
Class PT1-II-7B                (6)             $  7,014,641.00
Class PT1-II-8A                (5)             $  7,077,520.69
Class PT1-II-8B                (6)             $  7,077,520.69
Class PT1-II-9A                (5)             $  7,117,722.72
Class PT1-II-9B                (6)             $  7,117,722.72
Class PT1-II-10A               (5)             $  7,135,293.80
Class PT1-II-10B               (6)             $  7,135,293.80
Class PT1-II-11A               (5)             $  7,130,332.75
Class PT1-II-11B               (6)             $  7,130,332.75
Class PT1-II-12A               (5)             $  7,101,259.56
Class PT1-II-12B               (6)             $  7,101,259.56
Class PT1-II-13A               (5)             $  6,748,371.36
Class PT1-II-13B               (6)             $  6,748,371.36
Class PT1-II-14A               (5)             $  6,413,198.74
Class PT1-II-14B               (6)             $  6,413,198.74
Class PT1-II-15A               (5)             $  6,094,848.73
Class PT1-II-15B               (6)             $  6,094,848.73
Class PT1-II-16A               (5)             $  5,792,458.49
Class PT1-II-16B               (6)             $  5,792,458.49
Class PT1-II-17A               (5)             $  5,505,225.08
Class PT1-II-17B               (6)             $  5,505,225.08
Class PT1-II-18A               (5)             $  5,232,375.78
Class PT1-II-18B               (6)             $  5,232,375.78
Class PT1-II-19A               (5)             $  4,973,178.47
Class PT1-II-19B               (6)             $  4,973,178.47
Class PT1-II-20A               (5)             $  5,072,374.69
Class PT1-II-20B               (6)             $  5,072,374.69
Class PT1-II-21A               (5)             $ 75,950,487.60
Class PT1-II-21B               (6)             $ 75,950,487.60
Class PT1-II-22A               (5)             $    980,726.85
Class PT1-II-22B               (6)             $    980,726.85
Class PT1-II-23A               (5)             $    898,127.00
Class PT1-II-23B               (6)             $    898,127.00
Class PT1-II-24A               (5)             $    824,250.29
Class PT1-II-24B               (6)             $    824,250.29
Class PT1-II-25A               (5)             $    756,944.40
Class PT1-II-25B               (6)             $    756,944.40
Class PT1-II-26A               (5)             $    682,693.93
Class PT1-II-26B               (6)             $    682,693.93
Class PT1-II-27A               (5)             $    621,598.05
Class PT1-II-27B               (6)             $    621,598.05
Class PT1-II-28A               (5)             $    570,180.64
Class PT1-II-28B               (6)             $    570,180.64
Class PT1-II-29A               (5)             $    526,097.36
Class PT1-II-29B               (6)             $    526,097.36
Class PT1-II-30A               (5)             $    487,715.93
Class PT1-II-30B               (6)             $    487,715.93
Class PT1-II-31A               (5)             $    453,872.06
Class PT1-II-31B               (6)             $    453,872.06
Class PT1-II-32A               (5)             $    472,464.33
Class PT1-II-32B               (6)             $    472,464.33
Class PT1-II-33A               (5)             $    851,975.85
Class PT1-II-33B               (6)             $    851,975.85
Class PT1-II-34A               (5)             $    336,268.86
Class PT1-II-34B               (6)             $    336,268.86
Class PT1-II-35A               (5)             $    319,976.50
Class PT1-II-35B               (6)             $    319,976.50
Class PT1-II-36A               (5)             $    304,606.05
Class PT1-II-36B               (6)             $    304,606.05
Class PT1-II-37A               (5)             $    290,077.79
Class PT1-II-37B               (6)             $    290,077.79
Class PT1-II-38A               (5)             $    276,840.01
Class PT1-II-38B               (6)             $    276,840.01
Class PT1-II-39A               (5)             $    264,206.68
Class PT1-II-39B               (6)             $    264,206.68
Class PT1-II-40A               (5)             $    252,150.14
Class PT1-II-40B               (6)             $    252,150.14
Class PT1-II-41A               (5)             $    240,643.98
Class PT1-II-41B               (6)             $    240,643.98
Class PT1-II-42A               (5)             $    229,663.05
Class PT1-II-42B               (6)             $    229,663.05
Class PT1-II-43A               (5)             $    219,183.31
Class PT1-II-43B               (6)             $    219,183.31
Class PT1-II-44A               (5)             $    209,181.86
Class PT1-II-44B               (6)             $    209,181.86
Class PT1-II-45A               (5)             $    199,636.81
Class PT1-II-45B               (6)             $    199,636.81
Class PT1-II-46A               (5)             $    190,527.32
Class PT1-II-46B               (6)             $    190,527.32
Class PT1-II-47A               (5)             $    181,833.48
Class PT1-II-47B               (6)             $    181,833.48
Class PT1-II-48A               (5)             $    173,536.28
Class PT1-II-48B               (6)             $    173,536.28
Class PT1-II-49A               (5)             $    165,617.61
Class PT1-II-49B               (6)             $    165,617.61
Class PT1-II-50A               (5)             $    158,060.18
Class PT1-II-50B               (6)             $    158,060.18
Class PT1-II-51A               (5)             $    150,847.48
Class PT1-II-51B               (6)             $    150,847.48
Class PT1-II-52A               (5)             $    143,963.78
Class PT1-II-52B               (6)             $    143,963.78
Class PT1-II-53A               (5)             $    137,394.05
Class PT1-II-53B               (6)             $    137,394.05
Class PT1-II-54A               (5)             $    131,123.96
Class PT1-II-54B               (6)             $    131,123.96
Class PT1-II-55A               (5)             $    125,139.82
Class PT1-II-55B               (6)             $    125,139.82
Class PT1-II-56A               (5)             $    119,428.58
Class PT1-II-56B               (6)             $    119,428.58
Class PT1-II-57A               (5)             $  2,491,267.18
Class PT1-II-57B               (6)             $  2,491,267.18

------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the Pooling Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate"), equal to the product of
      (i) 2 and (ii) the Pooling Tier REMIC-1 Loan Group I WAC Rate, subject to a maximum rate of 9.162%.

(3) For any Distribution Date (and the related Interest Accrual Period) this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate"), equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling Tier REMIC-1 Loan Group I WAC Rate over (B) 9.162%.

(4) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the Pooling Tier REMIC-1 Loan Group II WAC Rate.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling Tier REMIC-1 Loan Group II WAC Rate, subject to a maximum rate of 9.162%.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling Tier REMIC-1 Loan Group II WAC Rate over (B) 9.162%.

(7) The Class PT1-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the Trustee shall first pay from the Trust Fund and charge as an expense of Pooling Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees, the Custodian Fees, the Premium Amount and Trustee Fees, shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be deemed to be distributed to the Pooling Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the outstanding Pooling Tier REMIC-1 Regular Interest relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling Tier REMIC-1 Regular Interests relating to The Group I Mortgage Loans with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-1 Regular Interests until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Pooling Tier REMIC-1 Regular Interest relating to the Group II Mortgage Loans with the lowest numerical denomination until the Pooling Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-1 Regular Interests until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.


                              Pooling-Tier REMIC-2
                              --------------------

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. Pooling Tier REMIC-2 Interests with an "I" in their designation shall relate to The Group I Mortgage Loans and Pooling Tier REMIC-2 Interests with a "II" in their designation shall relate to The Group II Mortgage Loans. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.


                                                                                                                      Corresponding
                                            Pooling-Tier                                                               Scheduled
  Pooling-Tier       Pooling-Tier              REMIC-2           Corresponding                 Corresponding            Crossover
    REMIC-2             REMIC-2          Initial Principal       Pooling-Tier              Pooling-Tier REMIC-1        Distribution
   Interest          Interest Rate             Amount         REMIC-2 IO Interest             Regular Interest            Date
------------------------------------------------------------------------------------------------------------------------------------
Class PT2-I-1              (1)            $ 20,379,409.64             N/A                            N/A                    N/A
Class PT2-I-2A             (2)            $ 10,507,722.32       Class PT2-I-IO-2                     N/A                    N/A
Class PT2-I-2B             (3)            $ 10,507,722.32             N/A                            N/A                    N/A
Class PT2-I-3A             (2)            $ 10,792,266.77       Class PT2-I-IO-3                     N/A                    N/A
Class PT2-I-3B             (3)            $ 10,792,266.77             N/A                            N/A                    N/A
Class PT2-I-4A             (2)            $ 11,042,186.76       Class PT2-I-IO-4                     N/A                    N/A
Class PT2-I-4B             (3)            $ 11,042,186.76             N/A                            N/A                    N/A
Class PT2-I-5A             (2)            $ 11,256,517.03       Class PT2-I-IO-5                     N/A                    N/A
Class PT2-I-5B             (3)            $ 11,256,517.03             N/A                            N/A                    N/A
Class PT2-I-6A             (2)            $ 11,434,487.88       Class PT2-I-IO-6                     N/A                    N/A
Class PT2-I-6B             (3)            $ 11,434,487.88             N/A                            N/A                    N/A
Class PT2-I-7A             (2)            $ 11,575,533.24       Class PT2-I-IO-7                     N/A                    N/A
Class PT2-I-7B             (3)            $ 11,575,533.24             N/A                            N/A                    N/A
Class PT2-I-8A             (2)            $ 11,679,297.06       Class PT2-I-IO-8                     N/A                    N/A
Class PT2-I-8B             (3)            $ 11,679,297.06             N/A                            N/A                    N/A
Class PT2-I-9A             (2)            $ 11,745,638.30       Class PT2-I-IO-9                     N/A                    N/A
Class PT2-I-9B             (3)            $ 11,745,638.30             N/A                            N/A                    N/A
Class PT2-I-10A            (2)            $ 11,774,634.02      Class PT2-I-IO-10                     N/A                    N/A
Class PT2-I-10B            (3)            $ 11,774,634.02             N/A                            N/A                    N/A
Class PT2-I-11A            (2)            $ 11,766,447.32      Class PT2-I-IO-11                     N/A                    N/A
Class PT2-I-11B            (3)            $ 11,766,447.32             N/A                            N/A                    N/A
Class PT2-I-12A            (2)            $ 11,718,470.86      Class PT2-I-IO-12                     N/A                    N/A
Class PT2-I-12B            (3)            $ 11,718,470.86             N/A                            N/A                    N/A
Class PT2-I-13A            (2)            $ 11,136,136.12      Class PT2-I-IO-13                     N/A                    N/A
Class PT2-I-13B            (3)            $ 11,136,136.12             N/A                            N/A                    N/A
Class PT2-I-14A            (2)            $ 10,583,035.57      Class PT2-I-IO-14                     N/A                    N/A
Class PT2-I-14B            (3)            $ 10,583,035.57             N/A                            N/A                    N/A
Class PT2-I-15A            (2)            $ 10,057,695.62      Class PT2-I-IO-15                     N/A                    N/A
Class PT2-I-15B            (3)            $ 10,057,695.62             N/A                            N/A                    N/A
Class PT2-I-16A            (2)            $  9,558,692.43      Class PT2-I-IO-16                     N/A                    N/A
Class PT2-I-16B            (3)            $  9,558,692.43             N/A                            N/A                    N/A
Class PT2-I-17A            (2)            $  9,084,700.98      Class PT2-I-IO-17                     N/A                    N/A
Class PT2-I-17B            (3)            $  9,084,700.98             N/A                            N/A                    N/A
Class PT2-I-18A            (2)            $  8,634,446.13      Class PT2-I-IO-18                     N/A                    N/A
Class PT2-I-18B            (3)            $  8,634,446.13             N/A                            N/A                    N/A
Class PT2-I-19A            (2)            $  8,206,719.73      Class PT2-I-IO-19                     N/A                    N/A
Class PT2-I-19B            (3)            $  8,206,719.73             N/A                            N/A                    N/A
Class PT2-I-20A            (2)            $  8,370,412.96      Class PT2-I-IO-20                     N/A                    N/A
Class PT2-I-20B            (3)            $  8,370,412.96             N/A                            N/A                    N/A
Class PT2-I-21A            (2)            $125,333,198.72      Class PT2-I-IO-21                     N/A                    N/A
Class PT2-I-21B            (3)            $125,333,198.72             N/A                            N/A                    N/A
Class PT2-I-22A            (2)            $  1,618,391.63      Class PT2-I-IO-22                     N/A                    N/A
Class PT2-I-22B            (3)            $  1,618,391.63             N/A                            N/A                    N/A
Class PT2-I-23A            (2)            $  1,482,085.68      Class PT2-I-IO-23                     N/A                    N/A
Class PT2-I-23B            (3)            $  1,482,085.68             N/A                            N/A                    N/A
Class PT2-I-24A            (2)            $  1,360,174.62      Class PT2-I-IO-24                     N/A                    N/A
Class PT2-I-24B            (3)            $  1,360,174.62             N/A                            N/A                    N/A
Class PT2-I-25A            (2)            $  1,249,106.69      Class PT2-I-IO-25                     N/A                    N/A
Class PT2-I-25B            (3)            $  1,249,106.69             N/A                            N/A                    N/A
Class PT2-I-26A            (2)            $  1,126,578.87      Class PT2-I-IO-26                     N/A                    N/A
Class PT2-I-26B            (3)            $  1,126,578.87             N/A                            N/A                    N/A
Class PT2-I-27A            (2)            $  1,025,758.69      Class PT2-I-IO-27                     N/A                    N/A
Class PT2-I-27B            (3)            $  1,025,758.69             N/A                            N/A                    N/A
Class PT2-I-28A            (2)            $    940,909.87      Class PT2-I-IO-28                     N/A                    N/A
Class PT2-I-28B            (3)            $    940,909.87             N/A                            N/A                    N/A
Class PT2-I-29A            (2)            $    868,163.81      Class PT2-I-IO-29                     N/A                    N/A
Class PT2-I-29B            (3)            $    868,163.81             N/A                            N/A                    N/A
Class PT2-I-30A            (2)            $    804,826.93      Class PT2-I-IO-30                     N/A                    N/A
Class PT2-I-30B            (3)            $    804,826.93             N/A                            N/A                    N/A
Class PT2-I-31A            (2)            $    748,977.91      Class PT2-I-IO-31                     N/A                    N/A
Class PT2-I-31B            (3)            $    748,977.91             N/A                            N/A                    N/A
Class PT2-I-32A            (2)            $    779,658.80      Class PT2-I-IO-32                     N/A                    N/A
Class PT2-I-32B            (3)            $    779,658.80             N/A                            N/A                    N/A
Class PT2-I-33A            (2)            $  1,405,927.22      Class PT2-I-IO-33                     N/A                    N/A
Class PT2-I-33B            (3)            $  1,405,927.22             N/A                            N/A                    N/A
Class PT2-I-34A            (2)            $    554,909.57      Class PT2-I-IO-34                     N/A                    N/A
Class PT2-I-34B            (3)            $    554,909.57             N/A                            N/A                    N/A
Class PT2-I-35A            (2)            $    528,023.97      Class PT2-I-IO-35                     N/A                    N/A
Class PT2-I-35B            (3)            $    528,023.97             N/A                            N/A                    N/A
Class PT2-I-36A            (2)            $    502,659.72      Class PT2-I-IO-36                     N/A                    N/A
Class PT2-I-36B            (3)            $    502,659.72             N/A                            N/A                    N/A
Class PT2-I-37A            (2)            $    478,685.24      Class PT2-I-IO-37                     N/A                    N/A
Class PT2-I-37B            (3)            $    478,685.24             N/A                            N/A                    N/A
Class PT2-I-38A            (2)            $    456,840.31      Class PT2-I-IO-38                     N/A                    N/A
Class PT2-I-38B            (3)            $    456,840.31             N/A                            N/A                    N/A
Class PT2-I-39A            (2)            $    435,992.84      Class PT2-I-IO-39                     N/A                    N/A
Class PT2-I-39B            (3)            $    435,992.84             N/A                            N/A                    N/A
Class PT2-I-40A            (2)            $    416,097.17      Class PT2-I-IO-40                     N/A                    N/A
Class PT2-I-40B            (3)            $    416,097.17             N/A                            N/A                    N/A
Class PT2-I-41A            (2)            $    397,109.76      Class PT2-I-IO-41                     N/A                    N/A
Class PT2-I-41B            (3)            $    397,109.76             N/A                            N/A                    N/A
Class PT2-I-42A            (2)            $    378,989.07      Class PT2-I-IO-42                     N/A                    N/A
Class PT2-I-42B            (3)            $    378,989.07             N/A                            N/A                    N/A
Class PT2-I-43A            (2)            $    361,695.45      Class PT2-I-IO-43                     N/A                    N/A
Class PT2-I-43B            (3)            $    361,695.45             N/A                            N/A                    N/A
Class PT2-I-44A            (2)            $    345,191.09      Class PT2-I-IO-44                     N/A                    N/A
Class PT2-I-44B            (3)            $    345,191.09             N/A                            N/A                    N/A
Class PT2-I-45A            (2)            $    329,439.89      Class PT2-I-IO-45                     N/A                    N/A
Class PT2-I-45B            (3)            $    329,439.89             N/A                            N/A                    N/A
Class PT2-I-46A            (2)            $    314,407.45      Class PT2-I-IO-46                     N/A                    N/A
Class PT2-I-46B            (3)            $    314,407.45             N/A                            N/A                    N/A
Class PT2-I-47A            (2)            $    300,060.89      Class PT2-I-IO-47                     N/A                    N/A
Class PT2-I-47B            (3)            $    300,060.89             N/A                            N/A                    N/A
Class PT2-I-48A            (2)            $    286,368.89      Class PT2-I-IO-48                     N/A                    N/A
Class PT2-I-48B            (3)            $    286,368.89             N/A                            N/A                    N/A
Class PT2-I-49A            (2)            $    273,301.54      Class PT2-I-IO-49                     N/A                    N/A
Class PT2-I-49B            (3)            $    273,301.54             N/A                            N/A                    N/A
Class PT2-I-50A            (2)            $    260,830.29      Class PT2-I-IO-50                     N/A                    N/A
Class PT2-I-50B            (3)            $    260,830.29             N/A                            N/A                    N/A
Class PT2-I-51A            (2)            $    248,927.93      Class PT2-I-IO-51                     N/A                    N/A
Class PT2-I-51B            (3)            $    248,927.93             N/A                            N/A                    N/A
Class PT2-I-52A            (2)            $    237,568.47      Class PT2-I-IO-52                     N/A                    N/A
Class PT2-I-52B            (3)            $    237,568.47             N/A                            N/A                    N/A
Class PT2-I-53A            (2)            $    226,727.13      Class PT2-I-IO-53                     N/A                    N/A
Class PT2-I-53B            (3)            $    226,727.13             N/A                            N/A                    N/A
Class PT2-I-54A            (2)            $    216,380.24      Class PT2-I-IO-54                     N/A                    N/A
Class PT2-I-54B            (3)            $    216,380.24             N/A                            N/A                    N/A
Class PT2-I-55A            (2)            $    206,505.24      Class PT2-I-IO-55                     N/A                    N/A
Class PT2-I-55B            (3)            $    206,505.24             N/A                            N/A                    N/A
Class PT2-I-56A            (2)            $    197,080.58      Class PT2-I-IO-56                     N/A                    N/A
Class PT2-I-56B            (3)            $    197,080.58             N/A                            N/A                    N/A
Class PT2-I-57A            (2)            $  4,111,079.39      Class PT2-I-IO-57                     N/A                    N/A
Class PT2-I-57B            (3)            $  4,111,079.39             N/A                            N/A                    N/A
Class PT2-I-IO-2           (4)                (4)                     N/A                     Class PT1-I-2A          November 2005
Class PT2-I-IO-3           (4)                (4)                     N/A                     Class PT1-I-3A          December 2005
Class PT2-I-IO-4           (4)                (4)                     N/A                     Class PT1-I-4A          January 2006
Class PT2-I-IO-5           (4)                (4)                     N/A                     Class PT1-I-5A          February 2006
Class PT2-I-IO-6           (4)                (4)                     N/A                     Class PT1-I-6A          March 2006
Class PT2-I-IO-7           (4)                (4)                     N/A                     Class PT1-I-7A          April 2006
Class PT2-I-IO-8           (4)                (4)                     N/A                     Class PT1-I-8A          May 2006
Class PT2-I-IO-9           (4)                (4)                     N/A                     Class PT1-I-9A          June 2006
Class PT2-I-IO-10          (4)                (4)                     N/A                     Class PT1-I-10A         July 2006
Class PT2-I-IO-11          (4)                (4)                     N/A                     Class PT1-I-11A         August 2006
Class PT2-I-IO-12          (4)                (4)                     N/A                     Class PT1-I-12A         September 2006
Class PT2-I-IO-13          (4)                (4)                     N/A                     Class PT1-I-13A         October 2006
Class PT2-I-IO-14          (4)                (4)                     N/A                     Class PT1-I-14A         November 2006
Class PT2-I-IO-15          (4)                (4)                     N/A                     Class PT1-I-15A         December 2006
Class PT2-I-IO-16          (4)                (4)                     N/A                     Class PT1-I-16A         January 2007
Class PT2-I-IO-17          (4)                (4)                     N/A                     Class PT1-I-17A         February 2007
Class PT2-I-IO-18          (4)                (4)                     N/A                     Class PT1-I-18A         March 2007
Class PT2-I-IO-19          (4)                (4)                     N/A                     Class PT1-I-19A         April 2007
Class PT2-I-IO-20          (4)                (4)                     N/A                     Class PT1-I-20A         May 2007
Class PT2-I-IO-21          (4)                (4)                     N/A                     Class PT1-I-21A         June 2007
Class PT2-I-IO-22          (4)                (4)                     N/A                     Class PT1-I-22A         July 2007
Class PT2-I-IO-23          (4)                (4)                     N/A                     Class PT1-I-23A         August 2007
Class PT2-I-IO-24          (4)                (4)                     N/A                     Class PT1-I-24A         September 2007
Class PT2-I-IO-25          (4)                (4)                     N/A                     Class PT1-I-25A         October 2007
Class PT2-I-IO-26          (4)                (4)                     N/A                     Class PT1-I-26A         November 2007
Class PT2-I-IO-27          (4)                (4)                     N/A                     Class PT1-I-27A         December 2007
Class PT2-I-IO-28          (4)                (4)                     N/A                     Class PT1-I-28A         January 2008
Class PT2-I-IO-29          (4)                (4)                     N/A                     Class PT1-I-29A         February 2008
Class PT2-I-IO-30          (4)                (4)                     N/A                     Class PT1-I-30A         March 2008
Class PT2-I-IO-31          (4)                (4)                     N/A                     Class PT1-I-31A         April 2008
Class PT2-I-IO-32          (4)                (4)                     N/A                     Class PT1-I-32A         May 2008
Class PT2-I-IO-33          (4)                (4)                     N/A                     Class PT1-I-33A         June 2008
Class PT2-I-IO-34          (4)                (4)                     N/A                     Class PT1-I-34A         July 2008
Class PT2-I-IO-35          (4)                (4)                     N/A                     Class PT1-I-35A         August 2008
Class PT2-I-IO-36          (4)                (4)                     N/A                     Class PT1-I-36A         September 2008
Class PT2-I-IO-37          (4)                (4)                     N/A                     Class PT1-I-37A         October 2008
Class PT2-I-IO-38          (4)                (4)                     N/A                     Class PT1-I-38A         November 2008
Class PT2-I-IO-39          (4)                (4)                     N/A                     Class PT1-I-39A         December 2008
Class PT2-I-IO-40          (4)                (4)                     N/A                     Class PT1-I-40A         January 2009
Class PT2-I-IO-41          (4)                (4)                     N/A                     Class PT1-I-41A         February 2009
Class PT2-I-IO-42          (4)                (4)                     N/A                     Class PT1-I-42A         March 2009
Class PT2-I-IO-43          (4)                (4)                     N/A                     Class PT1-I-43A         April 2009
Class PT2-I-IO-44          (4)                (4)                     N/A                     Class PT1-I-44A         May 2009
Class PT2-I-IO-45          (4)                (4)                     N/A                     Class PT1-I-45A         June 2009
Class PT2-I-IO-46          (4)                (4)                     N/A                     Class PT1-I-46A         July 2009
Class PT2-I-IO-47          (4)                (4)                     N/A                     Class PT1-I-47A         August 2009
Class PT2-I-IO-48          (4)                (4)                     N/A                     Class PT1-I-48A         September 2009
Class PT2-I-IO-49          (4)                (4)                     N/A                     Class PT1-I-49A         October 2009
Class PT2-I-IO-50          (4)                (4)                     N/A                     Class PT1-I-50A         November 2009
Class PT2-I-IO-51          (4)                (4)                     N/A                     Class PT1-I-51A         December 2009
Class PT2-I-IO-52          (4)                (4)                     N/A                     Class PT1-I-52A         January 2010
Class PT2-I-IO-53          (4)                (4)                     N/A                     Class PT1-I-53A         February 2010
Class PT2-I-IO-54          (4)                (4)                     N/A                     Class PT1-I-54A         March 2010
Class PT2-I-IO-55          (4)                (4)                     N/A                     Class PT1-I-55A         April 2010
Class PT2-I-IO-56          (4)                (4)                     N/A                     Class PT1-I-56A         May 2010
Class PT2-I-IO-57          (4)                (4)                     N/A                     Class PT1-I-57A         June 2010
Class PT2-II-1             (5)            $ 12,349,689.58             N/A                            N/A                    N/A
Class PT2-II-2A            (6)            $  6,367,559.77      Class PT2-II-IO-2                     N/A                    N/A
Class PT2-II-2B            (7)            $  6,367,559.77             N/A                            N/A                    N/A
Class PT2-II-3A            (6)            $  6,539,990.46      Class PT2-II-IO-3                     N/A                    N/A
Class PT2-II-3B            (7)            $  6,539,990.46             N/A                            N/A                    N/A
Class PT2-II-4A            (6)            $  6,691,439.12      Class PT2-II-IO-4                     N/A                    N/A
Class PT2-II-4B            (7)            $  6,691,439.12             N/A                            N/A                    N/A
Class PT2-II-5A            (6)            $  6,821,320.81      Class PT2-II-IO-5                     N/A                    N/A
Class PT2-II-5B            (7)            $  6,821,320.81             N/A                            N/A                    N/A
Class PT2-II-6A            (6)            $  6,929,169.12      Class PT2-II-IO-6                     N/A                    N/A
Class PT2-II-6B            (7)            $  6,929,169.12             N/A                            N/A                    N/A
Class PT2-II-7A            (6)            $  7,014,641.00      Class PT2-II-IO-7                     N/A                    N/A
Class PT2-II-7B            (7)            $  7,014,641.00             N/A                            N/A                    N/A
Class PT2-II-8A            (6)            $  7,077,520.69      Class PT2-II-IO-8                     N/A                    N/A
Class PT2-II-8B            (7)            $  7,077,520.69             N/A                            N/A                    N/A
Class PT2-II-9A            (6)            $  7,117,722.72      Class PT2-II-IO-9                     N/A                    N/A
Class PT2-II-9B            (7)            $  7,117,722.72             N/A                            N/A                    N/A
Class PT2-II-10A           (6)            $  7,135,293.80      Class PT2-II-IO-10                    N/A                    N/A
Class PT2-II-10B           (7)            $  7,135,293.80             N/A                            N/A                    N/A
Class PT2-II-11A           (6)            $  7,130,332.75      Class PT2-II-IO-11                    N/A                    N/A
Class PT2-II-11B           (7)            $  7,130,332.75             N/A                            N/A                    N/A
Class PT2-II-12A           (6)            $  7,101,259.56      Class PT2-II-IO-12                    N/A                    N/A
Class PT2-II-12B           (7)            $  7,101,259.56             N/A                            N/A                    N/A
Class PT2-II-13A           (6)            $  6,748,371.36      Class PT2-II-IO-13                    N/A                    N/A
Class PT2-II-13B           (7)            $  6,748,371.36             N/A                            N/A                    N/A
Class PT2-II-14A           (6)            $  6,413,198.74      Class PT2-II-IO-14                    N/A                    N/A
Class PT2-II-14B           (7)            $  6,413,198.74             N/A                            N/A                    N/A
Class PT2-II-15A           (6)            $  6,094,848.73      Class PT2-II-IO-15                    N/A                    N/A
Class PT2-II-15B           (7)            $  6,094,848.73             N/A                            N/A                    N/A
Class PT2-II-16A           (6)            $  5,792,458.49      Class PT2-II-IO-16                    N/A                    N/A
Class PT2-II-16B           (7)            $  5,792,458.49             N/A                            N/A                    N/A
Class PT2-II-17A           (6)            $  5,505,225.08      Class PT2-II-IO-17                    N/A                    N/A
Class PT2-II-17B           (7)            $  5,505,225.08             N/A                            N/A                    N/A
Class PT2-II-18A           (6)            $  5,232,375.78      Class PT2-II-IO-18                    N/A                    N/A
Class PT2-II-18B           (7)            $  5,232,375.78             N/A                            N/A                    N/A
Class PT2-II-19A           (6)            $  4,973,178.47      Class PT2-II-IO-19                    N/A                    N/A
Class PT2-II-19B           (7)            $  4,973,178.47             N/A                            N/A                    N/A
Class PT2-II-20A           (6)            $  5,072,374.69      Class PT2-II-IO-20                    N/A                    N/A
Class PT2-II-20B           (7)            $  5,072,374.69             N/A                            N/A                    N/A
Class PT2-II-21A           (6)            $ 75,950,487.60      Class PT2-II-IO-21                    N/A                    N/A
Class PT2-II-21B           (7)            $ 75,950,487.60             N/A                            N/A                    N/A
Class PT2-II-22A           (6)            $    980,726.85      Class PT2-II-IO-22                    N/A                    N/A
Class PT2-II-22B           (7)            $    980,726.85             N/A                            N/A                    N/A
Class PT2-II-23A           (6)            $    898,127.00      Class PT2-II-IO-23                    N/A                    N/A
Class PT2-II-23B           (7)            $    898,127.00             N/A                            N/A                    N/A
Class PT2-II-24A           (6)            $    824,250.29      Class PT2-II-IO-24                    N/A                    N/A
Class PT2-II-24B           (7)            $    824,250.29             N/A                            N/A                    N/A
Class PT2-II-25A           (6)            $    756,944.40      Class PT2-II-IO-25                    N/A                    N/A
Class PT2-II-25B           (7)            $    756,944.40             N/A                            N/A                    N/A
Class PT2-II-26A           (6)            $    682,693.93      Class PT2-II-IO-26                    N/A                    N/A
Class PT2-II-26B           (7)            $    682,693.93             N/A                            N/A                    N/A
Class PT2-II-27A           (6)            $    621,598.05      Class PT2-II-IO-27                    N/A                    N/A
Class PT2-II-27B           (7)            $    621,598.05             N/A                            N/A                    N/A
Class PT2-II-28A           (6)            $    570,180.64      Class PT2-II-IO-28                    N/A                    N/A
Class PT2-II-28B           (7)            $    570,180.64             N/A                            N/A                    N/A
Class PT2-II-29A           (6)            $    526,097.36      Class PT2-II-IO-29                    N/A                    N/A
Class PT2-II-29B           (7)            $    526,097.36             N/A                            N/A                    N/A
Class PT2-II-30A           (6)            $    487,715.93      Class PT2-II-IO-30                    N/A                    N/A
Class PT2-II-30B           (7)            $    487,715.93             N/A                            N/A                    N/A
Class PT2-II-31A           (6)            $    453,872.06      Class PT2-II-IO-31                    N/A                    N/A
Class PT2-II-31B           (7)            $    453,872.06             N/A                            N/A                    N/A
Class PT2-II-32A           (6)            $    472,464.33      Class PT2-II-IO-32                    N/A                    N/A
Class PT2-II-32B           (7)            $    472,464.33             N/A                            N/A                    N/A
Class PT2-II-33A           (6)            $    851,975.85      Class PT2-II-IO-33                    N/A                    N/A
Class PT2-II-33B           (7)            $    851,975.85             N/A                            N/A                    N/A
Class PT2-II-34A           (6)            $    336,268.86      Class PT2-II-IO-34                    N/A                    N/A
Class PT2-II-34B           (7)            $    336,268.86             N/A                            N/A                    N/A
Class PT2-II-35A           (6)            $    319,976.50      Class PT2-II-IO-35                    N/A                    N/A
Class PT2-II-35B           (7)            $    319,976.50             N/A                            N/A                    N/A
Class PT2-II-36A           (6)            $    304,606.05      Class PT2-II-IO-36                    N/A                    N/A
Class PT2-II-36B           (7)            $    304,606.05             N/A                            N/A                    N/A
Class PT2-II-37A           (6)            $    290,077.79      Class PT2-II-IO-37                    N/A                    N/A
Class PT2-II-37B           (7)            $    290,077.79             N/A                            N/A                    N/A
Class PT2-II-38A           (6)            $    276,840.01      Class PT2-II-IO-38                    N/A                    N/A
Class PT2-II-38B           (7)            $    276,840.01             N/A                            N/A                    N/A
Class PT2-II-39A           (6)            $    264,206.68      Class PT2-II-IO-39                    N/A                    N/A
Class PT2-II-39B           (7)            $    264,206.68             N/A                            N/A                    N/A
Class PT2-II-40A           (6)            $    252,150.14      Class PT2-II-IO-40                    N/A                    N/A
Class PT2-II-40B           (7)            $    252,150.14             N/A                            N/A                    N/A
Class PT2-II-41A           (6)            $    240,643.98      Class PT2-II-IO-41                    N/A                    N/A
Class PT2-II-41B           (7)            $    240,643.98             N/A                            N/A                    N/A
Class PT2-II-42A           (6)            $    229,663.05      Class PT2-II-IO-42                    N/A                    N/A
Class PT2-II-42B           (7)            $    229,663.05             N/A                            N/A                    N/A
Class PT2-II-43A           (6)            $    219,183.31      Class PT2-II-IO-43                    N/A                    N/A
Class PT2-II-43B           (7)            $    219,183.31             N/A                            N/A                    N/A
Class PT2-II-44A           (6)            $    209,181.86      Class PT2-II-IO-44                    N/A                    N/A
Class PT2-II-44B           (7)            $    209,181.86             N/A                            N/A                    N/A
Class PT2-II-45A           (6)            $    199,636.81      Class PT2-II-IO-45                    N/A                    N/A
Class PT2-II-45B           (7)            $    199,636.81             N/A                            N/A                    N/A
Class PT2-II-46A           (6)            $    190,527.32      Class PT2-II-IO-46                    N/A                    N/A
Class PT2-II-46B           (7)            $    190,527.32             N/A                            N/A                    N/A
Class PT2-II-47A           (6)            $    181,833.48      Class PT2-II-IO-47                    N/A                    N/A
Class PT2-II-47B           (7)            $    181,833.48             N/A                            N/A                    N/A
Class PT2-II-48A           (6)            $    173,536.28      Class PT2-II-IO-48                    N/A                    N/A
Class PT2-II-48B           (7)            $    173,536.28             N/A                            N/A                    N/A
Class PT2-II-49A           (6)            $    165,617.61      Class PT2-II-IO-49                    N/A                    N/A
Class PT2-II-49B           (7)            $    165,617.61             N/A                            N/A                    N/A
Class PT2-II-50A           (6)            $    158,060.18      Class PT2-II-IO-50                    N/A                    N/A
Class PT2-II-50B           (7)            $    158,060.18             N/A                            N/A                    N/A
Class PT2-II-51A           (6)            $    150,847.48      Class PT2-II-IO-51                    N/A                    N/A
Class PT2-II-51B           (7)            $    150,847.48             N/A                            N/A                    N/A
Class PT2-II-52A           (6)            $    143,963.78      Class PT2-II-IO-52                    N/A                    N/A
Class PT2-II-52B           (7)            $    143,963.78             N/A                            N/A                    N/A
Class PT2-II-53A           (6)            $    137,394.05      Class PT2-II-IO-53                    N/A                    N/A
Class PT2-II-53B           (7)            $    137,394.05             N/A                            N/A                    N/A
Class PT2-II-54A           (6)            $    131,123.96      Class PT2-II-IO-54                    N/A                    N/A
Class PT2-II-54B           (7)            $    131,123.96             N/A                            N/A                    N/A
Class PT2-II-55A           (6)            $    125,139.82      Class PT2-II-IO-55                    N/A                    N/A
Class PT2-II-55B           (7)            $    125,139.82             N/A                            N/A                    N/A
Class PT2-II-56A           (6)            $    119,428.58      Class PT2-II-IO-56                    N/A                    N/A
Class PT2-II-56B           (7)            $    119,428.58             N/A                            N/A                    N/A
Class PT2-II-57A           (6)            $  2,491,267.18      Class PT2-II-IO-57                    N/A                    N/A
Class PT2-II-57B           (7)            $  2,491,267.18              N/A                           N/A                    N/A
Class PT2-II-IO-2          (4)                (4)                      N/A                    Class PT1-II-2A         November 2005
Class PT2-II-IO-3          (4)                (4)                      N/A                    Class PT1-II-3A         December 2005
Class PT2-II-IO-4          (4)                (4)                      N/A                    Class PT1-II-4A         January 2006
Class PT2-II-IO-5          (4)                (4)                      N/A                    Class PT1-II-5A         February 2006
Class PT2-II-IO-6          (4)                (4)                      N/A                    Class PT1-II-6A         March 2006
Class PT2-II-IO-7          (4)                (4)                      N/A                    Class PT1-II-7A         April 2006
Class PT2-II-IO-8          (4)                (4)                      N/A                    Class PT1-II-8A         May 2006
Class PT2-II-IO-9          (4)                (4)                      N/A                    Class PT1-II-9A         June 2006
Class PT2-II-IO-10         (4)                (4)                      N/A                    Class PT1-II-10A        July 2006
Class PT2-II-IO-11         (4)                (4)                      N/A                    Class PT1-II-11A        August 2006
Class PT2-II-IO-12         (4)                (4)                      N/A                    Class PT1-II-12A        September 2006
Class PT2-II-IO-13         (4)                (4)                      N/A                    Class PT1-II-13A        October 2006
Class PT2-II-IO-14         (4)                (4)                      N/A                    Class PT1-II-14A        November 2006
Class PT2-II-IO-15         (4)                (4)                      N/A                    Class PT1-II-15A        December 2006
Class PT2-II-IO-16         (4)                (4)                      N/A                    Class PT1-II-16A        January 2007
Class PT2-II-IO-17         (4)                (4)                      N/A                    Class PT1-II-17A        February 2007
Class PT2-II-IO-18         (4)                (4)                      N/A                    Class PT1-II-18A        March 2007
Class PT2-II-IO-19         (4)                (4)                      N/A                    Class PT1-II-19A        April 2007
Class PT2-II-IO-20         (4)                (4)                      N/A                    Class PT1-II-20A        May 2007
Class PT2-II-IO-21         (4)                (4)                      N/A                    Class PT1-II-21A        June 2007
Class PT2-II-IO-22         (4)                (4)                      N/A                    Class PT1-II-22A        July 2007
Class PT2-II-IO-23         (4)                (4)                      N/A                    Class PT1-II-23A        August 2007
Class PT2-II-IO-24         (4)                (4)                      N/A                    Class PT1-II-24A        September 2007
Class PT2-II-IO-25         (4)                (4)                      N/A                    Class PT1-II-25A        October 2007
Class PT2-II-IO-26         (4)                (4)                      N/A                    Class PT1-II-26A        November 2007
Class PT2-II-IO-27         (4)                (4)                      N/A                    Class PT1-II-27A        December 2007
Class PT2-II-IO-28         (4)                (4)                      N/A                    Class PT1-II-28A        January 2008
Class PT2-II-IO-29         (4)                (4)                      N/A                    Class PT1-II-29A        February 2008
Class PT2-II-IO-30         (4)                (4)                      N/A                    Class PT1-II-30A        March 2008
Class PT2-II-IO-31         (4)                (4)                      N/A                    Class PT1-II-31A        April 2008
Class PT2-II-IO-32         (4)                (4)                      N/A                    Class PT1-II-32A        May 2008
Class PT2-II-IO-33         (4)                (4)                      N/A                    Class PT1-II-33A        June 2008
Class PT2-II-IO-34         (4)                (4)                      N/A                    Class PT1-II-34A        July 2008
Class PT2-II-IO-35         (4)                (4)                      N/A                    Class PT1-II-35A        August 2008
Class PT2-II-IO-36         (4)                (4)                      N/A                    Class PT1-II-36A        September 2008
Class PT2-II-IO-37         (4)                (4)                      N/A                    Class PT1-II-37A        October 2008
Class PT2-II-IO-38         (4)                (4)                      N/A                    Class PT1-II-38A        November 2008
Class PT2-II-IO-39         (4)                (4)                      N/A                    Class PT1-II-39A        December 2008
Class PT2-II-IO-40         (4)                (4)                      N/A                    Class PT1-II-40A        January 2009
Class PT2-II-IO-41         (4)                (4)                      N/A                    Class PT1-II-41A        February 2009
Class PT2-II-IO-42         (4)                (4)                      N/A                    Class PT1-II-42A        March 2009
Class PT2-II-IO-43         (4)                (4)                      N/A                    Class PT1-II-43A        April 2009
Class PT2-II-IO-44         (4)                (4)                      N/A                    Class PT1-II-44A        May 2009
Class PT2-II-IO-45         (4)                (4)                      N/A                    Class PT1-II-45A        June 2009
Class PT2-II-IO-46         (4)                (4)                      N/A                    Class PT1-II-46A        July 2009
Class PT2-II-IO-47         (4)                (4)                      N/A                    Class PT1-II-47A        August 2009
Class PT2-II-IO-48         (4)                (4)                      N/A                    Class PT1-II-48A        September 2009
Class PT2-II-IO-49         (4)                (4)                      N/A                    Class PT1-II-49A        October 2009
Class PT2-II-IO-50         (4)                (4)                      N/A                    Class PT1-II-50A        November 2009
Class PT2-II-IO-51         (4)                (4)                      N/A                    Class PT1-II-51A        December 2009
Class PT2-II-IO-52         (4)                (4)                      N/A                    Class PT1-II-52A        January 2010
Class PT2-II-IO-53         (4)                (4)                      N/A                    Class PT1-II-53A        February 2010
Class PT2-II-IO-54         (4)                (4)                      N/A                    Class PT1-II-54A        March 2010
Class PT2-II-IO-55         (4)                (4)                      N/A                    Class PT1-II-55A        April 2010
Class PT2-II-IO-56         (4)                (4)                      N/A                    Class PT1-II-56A        May 2010
Class PT2-II-IO-57         (4)                (4)                      N/A                    Class PT1-II-57A        June 2010
Class PT2-R                (8)                (4)                      N/A                           N/A                   N/A

----------------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group I Mortgage Loans and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group I Mortgage Loans and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group I Mortgage Loans and having a "B" in their class designation.

(4) Each Pooling-Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-1 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Actual Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the related Corresponding Actual Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having an "A" in their class designation.

(7) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having a "B" in their class designation.

(8) The Class PT2-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the then outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to the Group I Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to the Group II Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to the Group II Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

                                Lower Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.


Lower Tier REMIC           Lower Tier REMIC                       Initial Lower Tier                      Corresponding Upper Tier
Class Designation           Interest Rate                       REMIC Principal Amount                     REMIC Regular Interest
-----------------          ----------------      ---------------------------------------------------      ------------------------
Class LT-A-1A                    (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              A-1A
                                                 initial Class Principal Balance
Class LT-A-1B                    (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              A-1B
                                                 initial Class Principal Balance
Class LT-A-2A                    (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              A-2A
                                                 initial Class Principal Balance
Class LT-A-2B                    (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              A-2B
                                                 initial Class Principal Balance
Class LT-M-1                     (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              M-1
                                                 initial Class Principal Balance
Class LT-M-2                     (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              M-2
                                                 initial Class Principal Balance
Class LT-M-3                     (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              M-3
                                                 initial Class Principal Balance
Class LT-B-1                     (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              B-1
                                                 initial Class Principal Balance
Class LT-B-2                     (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              B-2
                                                 initial Class Principal Balance
Class LT-B-3                     (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              B-3
                                                 initial Class Principal Balance
Class LT-B-4                     (1)             1/4 Corresponding Upper Tier REMIC Regular Interest              B-4
                                                 initial Class Principal Balance
Class LT-Accrual                 (1)             1/4 Pool Stated Principal Balance plus 1/4                       N/A
                                                 Subordinated Amount
Class LT-                        (1)             0.01% initial Group Subordinate Amount of the                    N/A
Group I(SUB)                                     Group I Mortgage Loans (6)
Class LT-                        (2)             0.01% initial aggregate Stated Principal Balance                 N/A
Group I                                          of the Group I Mortgage Loans (6)
Class LT-                        (1)             0.01% initial Group Subordinate Amount of the                    N/A
Group II(SUB)                                    Group II Mortgage Loans (6)
Class LT-                        (3)             0.01% initial aggregate Stated Principal Balance                 N/A
Group II                                         of the Group II Mortgage Loans
Class LT-XX                      (1)             1/2 initial aggregate Stated Principal Balance of                N/A
                                                 the Mortgage Loans, less aggregate Initial Lower
                                                 Tier REMIC Principal Amounts of
                                                 Class LT-Group I(SUB), Class LT-Group I,
                                                 Class LT-Group II(SUB) and Class LT-Group II
                                                 Interests
Class LT-IO                      (4)                                    (4)                                       N/A
Class LT-R                       (5)                                    (5)                                       N/A

----------------------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Lower Tier REMIC WAC Cap.

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to the Group II Mortgage Loans.

(4) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier REMIC Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(5) The Class LT-R Interest is the sole class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

(6) For all Distribution Dates, the Lower Tier Principal Amount of these Lower Tier REMIC Regular Interests shall be rounded to eight decimal places.

            Each Lower Tier REMIC Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1A, Class LT-A-1B, Class LT-A-2A, Class LT-A-2B, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-B-1, Class LT-B-2, Class LT-B-3 and Class LT-B-4 Interests are hereby designated the LT Accretion Directed Classes (the "LT Accretion Directed Classes").

            On each Distribution Date, 25% of the increase in the Subordinated Amount shall be payable as a reduction of the Lower Tier REMIC Principal Amount of the LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 25% of any increase in the Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated (i) 25% to the Class LT-Accrual Interest, (ii) 25% to the LT Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT Accretion Directed Classes in an amount equal to 25% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full and (iii) 50% to Class LT-Group I(SUB) Interest, Class LT-Group I Interest, Class LT-Group II(SUB) Interest, Class LT-Group II Interest and Class LT-XX Interest (and further allocated among these Lower Tier REMIC Regular Interests in the manner described in the next sentence). As among the Class LT-Group I(SUB) Interest, Class LT-Group I Interest, Class LT-Group II(SUB) Interest, Class LT-Group II Interest and Class LT-XX Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and Subsequent Recoveries referred to in clause (iii) of the previous sentence shall be allocated (i) first, to the Class LT-Group I(SUB) Interest, and Class LT-Group II(SUB) Interest, each from the related Loan Group, so that their respective Lower Tier REMIC Principal Amount (computed to at least eight decimal places) is equal to 0.01% of the related Group Subordinate Amount (except that if any such amount is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class LT-Group I(SUB) Interest and Class LT-Group II(SUB) Interest, as applicable, such that the Lower Tier REMIC Subordinated Balance Ratio is maintained); (ii) second, to the Class LT-Group I Interest and the Class LT-Group II Interest 0.01% of the principal collected in respect of the related Loan Group; and (iii) third, any remaining amounts of principal shall be distributed to the Class LT-XX Interest. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Subordinated Amount shall be allocated (i) 50% to the Class LT-Accrual Interest (until paid in full) and (ii) 50% to the Class LT-Group I(SUB) Interest, the Class LT-Group II(SUB) Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-XX Interest (and allocated among these Lower Tier REMIC Regular Interests in a manner similar to that described in the immediately preceding sentence).

            Reductions to Lower Tier REMIC Principal Amounts as a result of Realized Losses and increases in Lower Tier REMIC Principal Amounts as a result of Subsequent Recoveries shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower Tier REMIC Principal Amount of each LT Accretion Directed Class is equal to 25% of the Class Certificate Balance of its Corresponding Class, (ii) the Class LT-Accrual Interest is equal to 25% of the aggregate Stated Principal Balance of the Mortgage Loans plus 25% of the Subordinated Amount, (iii) the Class LT-Group I(SUB) Interest is equal to 0.01% of the Group Subordinate Amount of the Group I Mortgage Loans, (iv) the Class LT-Group II(SUB) Interest is equal to 0.01% of the Group Subordinate Amount of the Group II Mortgage Loans, (v) the Class LT-Group I Interest is equal to 0.01% of the aggregate Stated Principal Balance of the Group I Mortgage Loans, (vi) the Class LT-Group II Interest is equal to 0.01% of the aggregate Stated Principal Balance of the Group II Mortgage Loans and (vii) the remainder shall be applied to the Class LT-XX Interest.


                                Upper Tier REMIC

            The Upper Tier REMIC shall issue the following classes of Upper Tier REMIC Regular Interests and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper Tier REMIC and shall be represented by the Class R Certificates.


                                            Initial Upper     Corresponding
 Upper Tier REMIC     Upper Tier REMIC       Tier REMIC         Class of
Class Designation       Interest Rate     Principal Amount    Certificates
-----------------       -------------     ----------------    ------------
Class A-1A                   (1)            $470,210,000      Class A-1A
Class A-1B                   (1)            $117,553,000      Class A-1B
Class A-2A                   (2)            $198,202,000      Class A-2A
Class A-2B                   (2)            $157,976,000      Class A-2B
Class M-1                    (3)            $ 80,793,000       Class M-1
Class M-2                    (3)            $ 52,312,000       Class M-2
Class M-3                    (3)            $ 10,463,000       Class M-3
Class B-1                    (3)            $  9,881,000       Class B-1
Class B-2                    (3)            $  9,881,000       Class B-2
Class B-3                    (3)            $  9,300,000       Class B-3
Class B-4                    (3)            $ 11,625,000       Class B-4
Class IO                     (4)                 (4)
Class X                      (5)            $ 34,293,625      Class X(5)
Class UT-R                   (6)                 $0              Class R
------------

(1) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Group I Loan Cap) for the Corresponding Class of Certificates and (ii) the Lower-Tier Interest Rate for the Class LT-Group I Interest (the "Upper Tier REMIC Loan Group I Rate").

(2) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Group II Loan Cap) for the Corresponding Class of Certificates and (ii) the Lower-Tier Interest Rate for the Class LT-Group II Interest (the "Upper Tier REMIC Loan Group II Rate").

(3) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the applicable WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper Tier REMIC Pool Cap Rate.

(4) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest. This interest shall be beneficially owned by the holders of the Class X Certificates and shall be held as an asset of the Swap Account.

(5) The Class X Interest has an initial principal balance of $34,293,625 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the Lower Tier Principal Amounts of the Lower Tier REMIC Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the Lower Tier REMIC WAC Cap over the product of (i) 2 and (ii) the weighted average Lower Tier REMIC Interest Rate of the Lower Tier REMIC Regular Interests (other than Class LT-Group I(SUB), Class LT-Group I, Class LT-Group II(SUB), Class LT-Group II, Class LT-XX and Class LT-IO Interests), where the Lower Tier REMIC Interest Rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper Tier Interest Rate on its Corresponding Class of Upper Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(6) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper Tier REMIC at the rates shown above, provided that the Class IO Interest shall be entitled to receive interest before any other interest in the Upper Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Certificates

                      Class Pass-Through   Class Certificate
Class Designation            Rate               Balance
-----------------     ------------------   -----------------
Class A-1A(8)                (1)            $470,210,000
Class A-1B(8)                (2)            $117,553,000
Class A-2A(8)                (3)            $198,202,000
Class A-2B(8)                (4)            $157,976,000
Class M-1(8)                 (5)            $ 80,793,000
Class M-2(8)                 (5)            $ 52,312,000
Class M-3(8)                 (5)            $ 10,463,000
Class B-1(8)                 (5)            $  9,881,000
Class B-2(8)                 (5)            $  9,881,000
Class B-3(8)                 (5)            $  9,300,000
Class B-4(8)                 (5)            $ 11,625,000
Class X                      (6)            $ 34,293,625
Class R                      (7)                 $0
------------

(1) The Class A-1A Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus 0.290% and (ii) the Group I Loan Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus 0.580% and (ii) the Group I Loan Cap.

(2) The Class A-1B Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus 0.280% and (ii) the Group I Loan Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus 0.560% and (ii) the Group I Loan Cap.

(3) The Class A-2A Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus 0.090% and (ii) the Group II Loan Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus 0.180% and (ii) the Group II Loan Cap.

(4) The Class A-2B Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus 0.300% and (ii) the Group II Loan Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus 0.600% and (ii) the Group II Loan Cap.

(5) The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus 0.440%, 0.630%, 0.680%, 1.180%, 1.350%, 1.800% and 2.250%, respectively, and (ii) the Pool Cap or
      (b) after the Optional Termination Date, the lesser of (i) LIBOR plus 0.660%, 0.945%, 1.020%, 1.770%, 2.025%, 2.700% and 3.375%, respectively, and (ii) the Pool Cap.

(6) The Class X Certificates will represent beneficial ownership of the Class X Interest, the Class IO Interest, the right to receive Class IO Shortfalls, the Cap Agreements, amounts in the Swap Account, subject to the obligation to pay Net Swap Payments and Upper Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments of Upper Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts to the LIBOR Certificates from the Excess Reserve Fund Account and the Swap Account to the LIBOR Certificateholders as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(7) The Class R Certificates do not have a principal balance or an interest rate.

(8) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier REMIC Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and Swap Account in respect of any Basis Risk Carry Forward Amounts. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Swap Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Swap Account, all pursuant to, and as further provided in Section 8.13. For federal income tax purposes, the Trustee will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account and Swap Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

            The minimum denomination for each Class of Certificates, other than the Class P, Class R and the Class X Certificates, will be $25,000 with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for each of the Class P and Class X Certificates will be a 1% Percentage Interest in such Class, and the minimum denomination for the Class R Certificates shall be 100% Percentage Interest in such Class.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1A, Class A-1B, Class A-2A and Class A-2B
                              Certificates.

Class B Certificates......... Class B-1, Class B-2, Class B-3 and Class B-4
                              Certificates.

Class M Certificates......... Class M-1, Class M-2 and Class M-3 Certificates.

Delay Certificates........... None.

ERISA-Restricted
  Certificates............... Class B-4, Class R, Class P and Class X
                              Certificates; any certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

LIBOR Certificates........... Class A and Subordinated Certificates.

Non-Delay Certificates....... Class A, Class X and Subordinated Certificates.

Offered Certificates......... All Classes of Certificates other than  the
                              Private Certificates.

Physical Certificates........ Class P, Class X and Class R Certificates.

Private Certificates......... Class A-1A, Class A-1B, Class B-4, Class P,
                              Class X and Class R Certificates.

Rating Agencies.............. Moody's, Fitch, Standard & Poor's and DBRS.

Regular Certificates......... All Classes of Certificates other than the
                              Class P and Class R Certificates.

Residual Certificates........ Class R Certificates.

Subordinated Certificates.... Class M-1, Class M-2, Class M-3, Class B-1,
                              Class B-2, Class B-3 and Class B-4 Certificates.


                                    ARTICLE I

                                   DEFINITIONS

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, any Escrow Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

            Adjustable Rate Mortgage Loan:  An adjustable rate Mortgage Loan.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

            Adjustment Date: As to any Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 10.11.

            Advancing Person: The Person to whom the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.11.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased by the Responsible Party, the Purchaser or the Depositor on or prior to the related Determination Date; (vi) the Closing Date Deposit Amount; and (vii) the proceeds with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

            Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled Payments of principal (not including the payment due on its stated maturity date) that are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon a Group Loan Cap or the Pool Cap, as applicable, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates at, with respect to the Class A-1A and Class A-1B Certificates, the Group I Loan Cap, with respect to the Class A-2A and Class A-2B Certificates, the Group II Loan Cap, and with respect to each other Class of LIBOR Certificates, the Pool Cap, as applicable, for such Distribution Date and
(B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments from the Excess Reserve Fund Account or any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the State of New York, California, New Jersey or Delaware, (b) the State in which the Servicer's servicing operations are located, or (c) any State in which the Trustee's Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

            Cap Agreements: The Class M Cap Agreement and the Class B Cap Agreement.

            Cap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

            Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Certificates, other than the Class X, Class P or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made (including without limitation principal amounts paid under the Class A-1B Certificate Insurance Policy with respect to the Class A-1B Certificates) with respect thereto and in the case of any Subordinated Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class P, Class X and Class R Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee and the Class A-1B Certificate Insurer are entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

            Certification:  As defined in Section 8.12(b).

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificate Group: The Group I Class A Certificates or the Group II Class A Certificates, as applicable.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Group I Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and (B) with respect to the Group II Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 62.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,812,448.

            Class A-1A Certificates: All Certificates bearing the class designation of "Class A-1A".

            Class A-1B Available Funds: With respect to any Distribution Date,
(a) for any portion of the Class A-1B Required Distributions for such Distribution Date attributable to interest, funds available for payment of such interest pursuant to Sections 4.02(a)(i)(B)(1), 4.02(a)(iv) and 4.02(a)(v) and 4.08(ii), and (b) for any portion of the Class A-1B Required Distributions for such Distribution Date attributable to principal, funds available for payment of such principal pursuant to Section 4.02(a)(ii)(A)(a) or 4.02(a)(ii)(B)(a), as applicable, subject in either such case to Sections 4.02(c) and 4.08(v).

            Class A-1B Certificate Insurance Policy: The Certificate Guaranty Insurance Policy No. 47155, and all endorsements thereto, dated the Closing Date, issued by the Class A-1B Certificate Insurer for the benefit of the Class A-1B Certificates.

            Class A-1B Certificate Insurer: MBIA Insurance Corporation, a New York corporation, and its successors in interest.

            Class A-1B Certificate Insured Payment: (i) As of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

            Class A-1B Certificate Insurer Default: The existence and continuance of any of the following:

            (a) the Class A-1B Certificate Insurer shall have failed to make a required payment when due under the Class A-1B Certificate Insurance Policy in accordance with its terms;

            (b) the Class A-1B Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Class A-1B Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Class A-1B Certificate Insurer (or the taking of possession of all or any material portion of property of the Class A-1B Certificate Insurer).

            Class A-1B Certificate Required Distributions: Shall mean, (a) with respect to any Distribution Date, the sum, without duplication, of (i) the amount of interest that has accrued on the Class A-1B Certificates at the then-applicable Pass-Through Rate during the applicable Interest Accrual Period with respect to the Class A-1B Certificates, net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to the Class A-1B Certificates and (ii) at the election of the Class A-1B Certificate Insurer in its sole discretion, the amount equal to the product of (x) a fraction, the numerator of which is equal to the Class Certificate Balance of the Class A-1B Certificates (after giving effect to all distributions to be made on such Distribution Date from sources other than the Class A-1B Certificate Insurance Policy), and the denominator of which is equal to the aggregate Class Certificate Balance of the Group I Class A Certificates (after giving effect to all distributions to be made on such Distribution Date from sources other than the Class A-1B Certificate Insurance Policy), and (y) the amount, if any, by which the aggregate Class Certificate Balance of the Group I Class A Certificates (after giving effect to all distributions to be made on such Distribution Date from sources other than the Class A-1B Certificate Insurance Policy) exceeds the aggregate Stated Principal Balance of the Group I Mortgage Loans and (b) on the Final Scheduled Distribution Date, the Class Certificate Balance of the Class A-1B Certificates (after giving effect to all distributions to be made on such Distribution Date from sources other than the Class A-1B Certificate Insurance Policy).

            Class A-1B Certificates: All Certificates bearing the class designation of "Class A-1B".

            Class A-2A Certificates: All Certificates bearing the class designation of "Class A-2A".

            Class A-2B Certificates: All Certificates bearing the class designation of "Class A-2B".

            Class B Cap Agreement: The interest rate cap agreement, dated November 3, 2005, between the Cap Provider and the Trustee, relating to the Class B Certificates.

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1".

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date) and (E) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 88.80% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,812,448.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2".

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), and (F) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 90.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,812,448.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3".

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (G) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 92.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,812,448.

            Class B-4 Certificates: All Certificates bearing the class designation of "Class B-4".

            Class B-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for such Distribution Date) and (H) the Class Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 94.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,812,448.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfalls: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to reduction for any Basis Risk Payment or Swap Termination Payments) on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The sole class of "residual interest" in the Lower Tier REMIC evidenced by the Class R Certificates.

            Class M Cap Agreement: The interest rate cap agreement, dated November 3, 2005, between the Cap Provider and the Trustee, relating to the Class M Certificates.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1".

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 76.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,812,448.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2".

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 85.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,812,448.

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3".

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,812,448.

            Class P Certificates: All Certificates bearing the class designation of "Class P".

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R".

            Class UT-R Interest: The sole class of "residual interest" in the Upper Tier REMIC evidenced by the Class R Certificate.

            Class X Certificates: All Certificates bearing the class designation of "Class X".

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest (as set forth in the Preliminary Statement) and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication) (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as a Subordination Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment from the Excess Reserve Fund Account or any Swap Termination Payment.

            Class X Interest: The Upper Tier REMIC Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Closing Date: November 3, 2005.

            Closing Date Deposit Amount: $1,822,184.47 (all of which is allocable to principal) deposited by the Depositor into the Distribution Account on the Closing Date. $1,134,908.27 of the Closing Date Deposit Amount shall be attributable to the Group I Mortgage Loans and $687,276.20 of the Closing Date Deposit Amount shall be attributable to the Group II Mortgage Loans.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: As defined in Section 3.10(a).

            Combined Loan-to-Value Ratio or CLTV: As of any date and as to any Second-Lien Mortgage Loan, the ratio (expressed as a percentage) of the (a) sum of (i) the outstanding principal balance of the Second-Lien Mortgage Loan and
(ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second-Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) (i) in the case of a purchase, the lesser of (A) the sale price of the Mortgaged Property and
(B) its appraised value at the time of sale, or (ii) in the case of a refinancing or modification, the appraised value of the Mortgaged property at the time of the refinancing or modification.

            Compensating Interest: For any Distribution Date, the lesser of (a) the amount, if any, by which the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of any Mortgage Loan) exceeds all Prepayment Interest Excesses for such Distribution Date, and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located (i) for purposes of Certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services - SABR 2005-FR5 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Client Manager-SABR 2005-FR5, facsimile no. (410) 715-2380, and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Actual Crossover Distribution Date: For each Pooling-Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling-Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount of the Interest Rate Swap Agreement.

            Corresponding Class: The class of interests in the Lower-Tier REMIC or Upper Tier REMIC created under this Agreement that corresponds to the Class of interests in the other such REMIC, as applicable, or to a Class of Certificates in the manner set out below:

  Corresponding          Corresponding
Lower Tier REMIC       Upper Tier REMIC        Corresponding Class of
Class Designation      Regular Interest             Certificates
-------------------    ----------------        ----------------------
  Class LT-A-1A           Class A-1A                Class A-1A
  Class LT-A-1B           Class A-1B                Class A-1B
  Class LT-A-2A           Class A-2A                Class A-2A
  Class LT-A-2B           Class A-2B                Class A-2B
  Class LT-M-1             Class M-1                 Class M-1
  Class LT-M-2             Class M-2                 Class M-2
  Class LT-M-3             Class M-3                 Class M-3
  Class LT-B-1             Class B-1                 Class B-1
  Class LT-B-2             Class B-2                 Class B-2
  Class LT-B-3             Class B-3                 Class B-3
  Class LT-B-4             Class B-4                 Class B-4
       N/A                  Class X                   Class X

            Corresponding Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Corresponding Upper Tier REMIC Regular Interest: As defined in the Preliminary Statement.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

            Cumulative Loss Trigger Event: If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period, divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable Cumulative Loss Percentages set forth below with respect to such Distribution Date:

  Distribution Date Occurring In                                      Cumulative Loss Percentage
-----------------------------------       ------------------------------------------------------------------------------
November 2007 through October 2008        1.150% for the first month, plus an additional 1/12th of 1.400% for each month thereafter (e.g., 1.850% in May 2008)

November 2008 through October 2009        2.550% for the first month, plus an additional 1/12th of 0.950% for each month thereafter (e.g., 3.025% in May 2009)

November 2009 through October 2010        3.500% for the first month, plus an additional 1/12th of 0.650% for each month thereafter (e.g., 3.825% in May 2010)

November 2010 through October 2011        4.150% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., 4.275% in May 2011)

November 2011 and thereafter              4.400%

            Custodial File: With respect to each Mortgage Loan, the file retained by the Trustee consisting of items (a) - (h) as listed on Exhibit K hereto.

            Cut-off Date: October 1, 2005.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date plus the portion of the Closing Date Deposit Amount allocable to principal.

            Data Tape Information: With respect to each Mortgage Loan, the following information as of the Cut-off Date provided (except with respect to items (44) and (45)) by the Responsible Party to the Purchaser pursuant to the Purchase Agreement and the Interim Servicing Agreement: (1) the Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code;
(4) a code indicating whether the Mortgagor is self-employed; (5) as to each Mortgage Loan, the Stated Principal Balance as of the Cut-off Date; (6) the Index; (7) a code indicating whether the Mortgaged Property is owner-occupied;
(8) the number and type of residential units constituting the Mortgaged Property; (9) the original stated months to maturity; (10) the original amortization months to maturity; (11) the stated maturity date; (12) the amount of the Scheduled Payment as of the Cut-off Date; (13) the first date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (14) the "paid through date" based on payments received from the related Mortgagor; (15) the original principal amount of the Mortgage Loan; (16) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate; (17) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate; (18) with respect to each Adjustable Rate Mortgage Loan, the initial Periodic Mortgage Rate Cap;
(19) with respect to each Adjustable Rate Mortgage Loan, the subsequent Periodic Mortgage Rate Cap; (20) with respect to each Adjustable Rate Mortgage Loan, the first payment Adjustment Date immediately following the Cut-off Date; (21) with respect to each Adjustable Rate Mortgage Loan, the first Interest Rate Adjustment Date immediately following the Cut-off Date; (22) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (23) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Rate adjustment period; (24) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan); (25) lien position (i.e., First-Lien or Second-Lien Mortgage Loan); (26) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (27) the credit risk score (FICO score); (28) the loan credit grade classification (as described in the underwriting guidelines);
(29) the Mortgage Rate at origination; (30) the Mortgage Rate as of the Cut-off Date; (31) the value of the Mortgaged Property; (32) a code indicating the term and amount of Prepayment Charges applicable to such Mortgage Loan (including any prepayment penalty term), if any; (33) with respect to each First-Lien Mortgage Loan, the Loan-to-Value Ratio at origination, and with respect to each Second-Lien Mortgage Loan, the Combined Loan-to-Value Ratio at origination; (34) the documentation level; (35) the date of origination; (36) a code indicating whether the Mortgage Loan is a Balloon Loan; (37) the Due Date for the first Scheduled Payment; (38) the original Scheduled Payment due; (39) the debt-to-income ratio with respect to the Mortgage Loan; (40) the Mortgage Rate calculation method (i.e., 30/360, simple interest, other); (41) a code indicating whether the Mortgage Loan is Home Loan; (42) appraisal verification (Y/N); (43) type of appraisal verification, if any; (44) a code indicating whether such Mortgage Loan is a PMI Mortgage Loan; (45) for each PMI Mortgage Loan, the coverage percentage under the PMI Policy; and (46) with respect to Second-Lien Mortgage Loans, the outstanding principal balance of the superior lien at origination. With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            DBRS: Dominion Bond Rating Service. If DBRS is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to DBRS shall be Dominion Bond Rating Service, 55 Broadway, 15th Floor, New York, New York 10006, Attention: Quincy Tang, or such other address as DBRS may hereafter furnish to the Depositor and the Servicer.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficiency Amount: With respect to any Distribution Date, the excess, if any, of Class A-1B Certificate Required Distributions for such Distribution Date over the aggregate applicable Class A-1B Available Funds.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates: As specified in the Preliminary Statement.

            Deleted Mortgage Loan: As defined in Section 2.03.

            Delinquency Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the Stated Principal Balances of 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 41.00% of the prior period's Senior Enhancement Percentage.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: Securitized Asset Backed Receivables LLC, a Delaware limited liability company, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's, F1+ by Fitch, A-1 by Standard & Poor's and R-1 by DBRS.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Remittance Date, the 18th day (or if such day is not a Business Day, the immediately preceding Business
Day) in the calendar month in which such Remittance Date occurs.

            Disqualified Non-U.S. Person: With respect to a Class R Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of Securitized Asset Backed Receivables LLC Trust 2005-FR5 Mortgage Pass-Through Certificates, Series 2005-FR5". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, 12:00 noon New York City time on the third Business Day immediately preceding such Distribution Date.

            Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in November 2005.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b).

            Event of Default: As defined in Section 7.01.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.07(b) and 3.07(c) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of Securitized Asset Backed Receivables LLC Trust 2005-FR5, Mortgage Pass-Through Certificates, Series 2005-FR5". Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over (b) the Specified Subordinated Amount for such Distribution Date.

            Exchange Act: As defined in Section 8.12(a).

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Trustee Fee Rate, the Loan Performance Advisor Fee Rate and the PMI Insurer Fee Rate, if applicable.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee, the Trustee Fee, the Loan Performance Advisor Fee and the PMI Insurer Fee, if applicable.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Subordination Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Responsible Party as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in August 2035.

            First-Lien Mortgage Loan: A Mortgage Loan secured by a first-lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - Securitized Asset Backed Receivables LLC Trust 2005-FR5, or such other address as Fitch may hereafter furnish to the Depositor and the Servicer.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

            Group I Class A Certificates: The Class A-1A Certificates and the Class A-1B Certificates, collectively.

            Group I Loan Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates (minus the Premium Amount) then in effect on the beginning of the related Due Period on the Group I Mortgage Loans minus the product of (A) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment made to the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of such Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group I Sequential Trigger Event: With respect to any Distribution Date exists if (i) for any Distribution Date prior to November 2007, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 1.15%, or (ii) for any Distribution Date in or after November 2007, a Trigger Event exists.

            Group II Class A Certificates: The Class A-2A Certificates and the Class A-2B Certificates, collectively.

            Group II Loan Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans minus the product of (A) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment made to the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of such Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            Group Loan Cap: The Group I Loan Cap or the Group II Loan Cap, as applicable.

            Group Subordinate Amount: For any Distribution Date and (i) for the Group I Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class A-1A and Class A-1B Certificates immediately prior to the current Distribution Date and (ii) for the Group II Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class A-2A and Class A-2B Certificates immediately prior to such Distribution Date.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            Indenture Trustee:  The trustee for the NIM Securities.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

            Initial Certification: As defined in Section 2.02.

            Insurance Agreement: The Insurance Agreement, dated as of November 1, 2005, between the Class A-1B Certificate Insurer, the Trustee, the Servicer and the Depositor.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies, including, without limitation, in the case of the PMI Mortgage Loans, the PMI Policy.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of Non-Delay Certificates and the Corresponding Class of Lower Tier REMIC Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of November 3, 2005 between the Swap Provider and the Trustee.

            Interest Rate Cap Payment: (a) With respect to the Class M Certificates, for the first 39 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of (A) the one-month LIBOR rate as of the related reset date under the Class M Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule A to such Cap Agreement for such Distribution Date, over the applicable cap strike rate set forth on Schedule A to such Cap Agreement for such Distribution Date, calculated on an "actual/360" basis, (ii) the applicable Class M cap notional amount set forth on Schedule A to such Cap Agreement for such Distribution Date, and (iii) the multiplier set forth on Schedule A to such Cap Agreement; and (b) with respect to the Class B Certificates, for the first 39 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of (A) the one-month LIBOR rate as of the related reset date under the Class B Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule A to such Cap Agreement for such Distribution Date, over the applicable cap strike rate set forth on Schedule A to such Cap Agreement for such Distribution Date, calculated on an "actual/360" basis, (ii) the applicable Class B cap notional amount set forth on Schedule A to such Cap Agreement for such Distribution Date, and (iii) the multiplier set forth on Schedule A to such Cap Agreement.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to Mortgage Loans in that Loan Group.

            Interim Servicing Agreement: The Interim Servicing Agreement, dated as of November 1, 2004, by and between the Responsible Party and the Purchaser.

            Investment Account: As defined in Section 3.12(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            IRS: The Internal Revenue Service.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified to the Trustee that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise.

            Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

            Loan Performance Advisor: MortgageRamp, Inc., a Delaware corporation, and its successors in interest, and if a successor loan performance advisor is appointed hereunder, such successor.

            Loan Performance Advisor Agreement: The Loan Performance Advisor Agreement, dated as of February 1, 2005, by and between the Purchaser and the Loan Performance Advisor.

            Loan Performance Advisor Fee: As to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Loan Performance Advisor Fee Rate and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date or, in the case of the first Distribution Date, the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however that the Loan Performance Advisor Fee for any Distribution Date shall not be lower than $1,500.

            Loan Performance Advisor Fee Rate: With respect to each Mortgage Loan, either (a) 0.015% per annum or (b) if the Loan Performance Advisor Fee is the amount calculated pursuant to the proviso in the definition of "Loan Performance Advisor Fee", a per annum rate determined by dividing such fee by the average of the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date.

            Loan-to-Value Ratio or LTV: As of any date and as to any First-Lien Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal balance of the First-Lien Mortgage Loan to (a) in the case of a purchase, the lesser of (i) the sale price of the Mortgaged Property and (ii) its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower Tier REMIC Interest Rate: As described in the Preliminary Statement.

            Lower Tier REMIC Regular Interest: Each of the Class LT-A-1A, Class LT-A-1B, Class LT-A-2A, Class LT-A-2B, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-Group I (SUB), Class LT-Group I, Class LT-Group II (SUB), Class LT-Group II, Class LT-XX, Class LT-IO and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower Tier REMIC: As described in the Preliminary Statement.

            Lower Tier REMIC Principal Amount: The principal balance of each Lower Tier REMIC Regular Interest, determined as set forth in the Preliminary Statement. The Lower Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

            Lower Tier REMIC Subordinated Balance Ratio: The ratio between the Lower Tier REMIC Principal Amounts of the Class LT-Group I(SUB) Interest and Class LT-Group II(SUB) Interest, equal to the ratio between the Group Subordinate Amount of the Group I Mortgage Loans and the Group Subordinate Amount of the Group II Mortgage Loans, respectively.

            Lower Tier REMIC WAC Cap: A per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

            Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

            MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Responsible Party, in accordance with the MERS Procedure Manual and (b) the Responsible Party has designated or will designate the Purchaser as the Investor on the MERS System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

            Monthly Statement: The statement made available to Certificateholders and the Class A-1B Certificate Insurer pursuant to Section 3.

            Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicer.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Loan: An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and referred to as Schedule I, such schedule setting forth, for each Loan Group, the Data Tape Information with respect to each Mortgage Loan. In addition, the Mortgage Loan Schedule shall include a list of those Mortgage Loans covered by the PMI Policy.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time in the case of an Adjustable Rate Mortgage Loan.

            Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

            Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

            Mortgagor:  The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date, the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of (i) all Prepayment Interest Excesses for such Distribution Date and (ii) Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by any Rating Agency.

            NIM Trustee: The trustee for the NIM Securities.

            Non-Delay Certificates: As specified in the Preliminary Statement.

            Non-Permitted Transferee: A Person other than a Permitted
Transferee.

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections.

            Non-U.S. Person: A person that is not a U.S. Person.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates:  As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans and listed on a list delivered to the Trustee and the Class A-1B Certificate Insurer, if applicable, pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or any Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of the Servicer and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

            Original Sale Date: July 28, 2005, August 4, 2005 or August 17, 2005, as applicable.

            Originator: Fremont Investment & Loan, a California state-chartered industrial bank, and its successors in interest.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

            Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages: Class A-1A Certificates, 0.290%; Class A-1B Certificates, 0.280%; Class A-2A Certificates, 0.090%; Class A-2B Certificates, 0.300%; Class M-1 Certificates, 0.440%; Class M-2 Certificates, 0.630%; Class M-3 Certificates, 0.680%; Class B-1 Certificates, 1.180%; Class B-2 Certificates, 1.350%; Class B-3 Certificates, 1.800%; and Class B-4 Certificates, 2.250%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1A Certificates, 0.580%; Class A-1B Certificates, 0.560%; Class A-2A Certificates, 0.180%; Class A-2B Certificates, 0.600%; Class M-1 Certificates, 0.660%; Class M-2 Certificates, 0.945%; Class M-3 Certificates, 1.020%; Class B-1 Certificates, 1.770%; Class B-2 Certificates, 2.025%; Class B-3 Certificates, 2.700%; and Class B-4 Certificates, 3.375%.

            Pass-Through Rate: For each Class of Certificates, each Class of Upper Tier REMIC Regular Interest and each Class of Lower Tier REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated F1+ by Fitch, A-1+ by S&P and P-1 by Moody's;

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by S&P and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities, in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Agency that rates such securities, in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds managed or advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" by Standard & Poor's and, if rated by Fitch, at least "AAA" by Fitch; and

            (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            PMI Insurer: Radian Guaranty Inc., a Pennsylvania corporation, and its successors in interest.

            PMI Insurer Fee: The amount payable to the PMI Insurer on each Distribution Date, which amount shall be calculated for each Distribution Date by (i) calculating, for each PMI Mortgage Loan, one twelfth of the product of
(A) the PMI Insurer Fee Rate, and (B) the Stated Principal Balance of the applicable PMI Mortgage Loan or the related REO Property as of the first day of the related Due Period, (ii) summing the results of the calculation in clause
(i), and (iii) adding the amount of any West Virginia and Kentucky state taxes associated with such PMI Insurer Fees.

            PMI Insurer's Fee Rate: With respect to each PMI Mortgage Loan, the per annum fee rate set forth in the pricing letter of the PMI Insurer. The Servicer hereby acknowledges receipt of the pricing letter specified in the foregoing sentence.

            PMI Mortgage Loans: The list of Mortgage Loans insured by the PMI Insurer included as a part of the Mortgage Loan Schedule.

            PMI Policy: (i) The Primary Mortgage Insurer Policy No. 98578, dated the Closing Date, with respect to the PMI Mortgage Loans, issued by the PMI Insurer, a copy of which is attached hereto as Exhibit P and all endorsements thereto.

            Policy Payment Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.06(c) in the name of the Trustee for the benefit of the Class A-1B Certificateholders and the Class A-1B Certificate Insurer and designated "Wells Fargo Bank, National Association, in trust for MBIA Insurance Corporation and the registered holders of Securitized Asset Receivables LLC Trust 2005-FR5, Mortgage Pass Through Certificates, Series 2005 FR5, Class A-1B".

            Pool Cap: With respect to the Mortgage Loans as of any Distribution Date, the product of a per annum rate equal to (i) the weighted average of (x) the Adjusted Net Mortgage Rates (minus the Premium Amount) for the Group I Mortgage Loans and (y) the Adjusted Net Mortgage Rates for the Group II Mortgage Loans then in effect on the beginning of the related Due Period, in each case weighted on the basis of the related Group Subordinate Amount, minus the product of (A) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment made to the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of such Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of the Pool Cap shall be expressed as the weighted average of the Lower Tier REMIC Interest Rate on (a) the Class LT-Group I(SUB), subject to a cap and floor equal to the Lower Tier REMIC Interest Rate of the Class LT-Group I Interest and (b) the Class LT-Group II(SUB), subject to a cap and floor equal to the Lower Tier REMIC Interest Rate of the Class LT-Group II Interest, weighted on the basis of the respective Lower Tier REMIC Principal Amounts of the Class LT-Group I(SUB) and Class LT-Group II(SUB), respectively.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier Interest Rate: As specified in the Preliminary
Statement.

            Pooling-Tier REMIC-1: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Loan Group I WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Loan Group II WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-2: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Preference Amount: Any amount previously distributed to a Class A-1B Certificateholder on the Class A-1B Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            Preference Claim:  As defined in Section 4.06(f).

            Premium Amount: For any Distribution Date, the product of the Premium Rate and the Class Certificate Balance of the Class A-1B Certificates immediately prior to such Distribution Date.

            Premium Rate: The rate set forth in paragraph 1(a) of the Commitment referred to in Section 3.03 of the Insurance Agreement.

            Prepayment Charge: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Prepayment Interest Excess: With respect to any Distribution Date, any interest collected by the Servicer with respect to any Mortgage Loan serviced by the Servicer as to which a Principal Prepayment in Full occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in Full.

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period from the first day of such Prepayment Period through the last day of the month preceding the month in which such Distribution Date occurs, the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date that occurs during such Prepayment Period and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan,
(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

            Prepayment Period: With respect to any Distribution Date and any Principal Prepayments (including all unscheduled receipts of principal on the Mortgage Loans), the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal, and all Subsequent Recoveries, actually collected by the Servicer during the related Prepayment Period; (iv) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan repurchased by the Responsible Party, the Depositor or the Purchaser that was repurchased on or prior to the related Determination Date; (v) all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (vi) with respect to the Distribution Date in November 2005 only, the portion of the Closing Date Deposit Amount allocable to principal; and (vii) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of
Section 9.01 (to the extent such proceeds relate to principal).

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated November 1, 2005, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of November 1, 2004, by and between the Responsible Party and the Purchaser.

            Purchaser: Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167, and its successors in interest.

            Purchaser Representation Letter: The Side Letter, dated as of November 3, 2005, by and between the Purchaser and the Depositor.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Class A-1B Certificate Insurer. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Mortgage Loan: A Mortgage Loan where title to the related Mortgaged Property has been obtained by the Servicer in the name of the Trustee on behalf of the Certificateholders.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Trustee arising out of the Trustee's enforcement of the Responsible Party's repurchase obligation hereunder.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit J.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Responsible Party: Fremont Investment & Loan, a California state-chartered industrial bank, and its successors in interest.

            Rule 144A Letter: As defined in Section 5.02(b).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second-Lien Mortgage Loan: A Mortgage Loan secured by a second-lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 37.60%.

            Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors in interest, and if a successor servicer is appointed hereunder, such successor.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09,
3.13 and 3.15. The Servicing Advances shall also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

            Servicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the first day of such calendar month. Such fee shall be payable monthly, and shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties) of such Scheduled Payment collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Transfer Date: With respect to each Mortgage Loan, October 25, 2005.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, each Mortgage Loan related to REO Property and each Mortgage Loan where the related Mortgagor has filed for bankruptcy.

            Specified Subordinated Amount: Prior to the Stepdown Date, an amount equal to 2.95% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 5.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - Securitized Asset Backed Receivables LLC Trust 2005-FR5, or such other address as Standard & Poor's may hereafter furnish to the Depositor and the Servicer.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Startup Day: The Closing Date.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period shall be zero.

            Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in November 2008 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balance of the Mortgage Loans for the applicable Distribution Date but prior to any applications of Principal Distribution Amount to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            Subordinated Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

            Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and
(b) the Net Monthly Excess Cash Flow.

            Subsequent Recovery: With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Subordinated Certificates. Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

            Subservicer:  As defined in Section 3.02(a).

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements:  As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan substituted by the Responsible Party for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03.

            Substitution Adjustment Amount: As defined in Section 2.03.

            Swap Account: The trust account created pursuant to Section 4.08 of this Agreement.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the Class R Certificates designated as "tax matters person" of each Trust REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Termination Price: As defined in Section 9.01.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess, if any, of (i) the interest on the Mortgage Loans (other than Prepayment Interest Excesses) received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of (A) the amounts payable to the Certificates and the Class A-1B Certificate Insurer pursuant to
Section 4.02(a)(i) on such Distribution Date and (B) any Net Swap Payments to the Swap Provider.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate:  As defined in Section 5.02(b).

            Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

            Trust:  The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or prior to the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Cap Agreements;
(v) the Interest Rate Swap Agreement; (vi) the Swap Account; (vii) the Insurance Policy; (viii) the Purchaser Representation Letter; (ix) the Closing Date Deposit Amount; and (x) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC or the Upper Tier REMIC, as applicable.

            Trustee: Wells Fargo Bank, National Association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

             Trustee Fee: As to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Trustee Fee Rate and (b)(i) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date and (ii) with respect to the Distribution Date in November 2005 only, the portion of the Closing Date Deposit Amount allocable to principal.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.002% per annum.

            Underwriters' Exemption: Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the Purchase Agreement.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Unpaid Realized Loss Amount: With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of
(a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recovery on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

            Upper Tier Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper Tier Interest Rate for the Class of Corresponding Upper Tier REMIC Regular Interest is based upon the Upper Tier REMIC Loan Group I Rate or Upper Tier REMIC Loan Group II Rate or the Upper Tier REMIC Pool Cap Rate, as and if applicable, the excess, if any, of (i) the amount of interest such Class of Upper Tier Regular Interest would otherwise be entitled to receive on such Distribution Date had such Upper Tier REMIC Regular Interest not been subject to the Upper Tier REMIC Loan Group I Rate or Upper Tier REMIC Loan Group II Rate or the Upper Tier REMIC Pool Cap Rate, as and if applicable, over (ii) the amount of interest payable on such Class of Certificates on such Distribution Date taking into account the Upper Tier REMIC Loan Group I Rate or Upper Tier REMIC Loan Group II Rate or the Upper Tier REMIC Pool Cap Rate, as and if applicable, and (B) the Upper Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper Tier Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper Tier REMIC Loan Group I Rate or Upper Tier REMIC Loan Group II Rate or the Upper Tier REMIC Pool Cap Rate, as and if applicable.

            Upper Tier REMIC: As described in the Preliminary Statement.

            Upper Tier REMIC Loan Group I Rate: As described in the Preliminary Statement.

            Upper Tier REMIC Loan Group II Rate: As described in the Preliminary Statement.

            Upper Tier REMIC Pool Cap Rate: For any Distribution Date, the weighted average of the Lower Tier REMIC Interest Rate on (a) the Class LT-Group I(SUB), subject to a cap and floor equal to the Lower Tier REMIC Interest Rate of the Class LT-Group I Interest and (b) the Class LT-Group II(SUB), subject to a cap and floor equal to the Lower Tier REMIC Interest Rate of the Class LT-Group II Interest, weighted on the basis of the respective Lower Tier REMIC Principal Amounts of the Class LT-Group I(SUB) and Class LT-Group II(SUB), respectively.

            Upper Tier REMIC Regular Interest: As described in the Preliminary Statement.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) subject to Section 5.07, the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Class A-1B Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund. On the Closing Date, the Depositor shall pay, without any right of reimbursement from the Trust, to the Cap Provider the "Fixed Amount" (as defined in the related Cap Agreement) due and payable to the Cap Provider pursuant to the terms of each Cap Agreement.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders and the Class A-1B Certificate Insurer the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised in writing by the Responsible Party that state law so allows;

            (ii) the original of any guaranty executed in connection with the Mortgage Note;

            (iii) the original Mortgage with evidence of recording thereon. If, in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording thereon;

            (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank (except with respect to MERS Designated Loans);

            (vi) the originals of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee (or, in the case of a MERS Designated Loan, MERS) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the Responsible Party shall deliver or cause to be delivered a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party or a certificate from an escrow company, a title company or a closing attorney stating that such intervening assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of Mortgage or a copy of such intervening assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original mortgagee title insurance policy or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

            (viii) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided); and

            (ix) if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Responsible Party to be a true and correct copy of the original.

            To the extent not previously delivered to the Purchaser pursuant to the Purchase Agreement, the Responsible Party shall promptly upon receipt from the respective recording office cause to be delivered to the Trustee the original recorded document described in (iii), (iv) and (vi) above.

            From time to time, the Responsible Party, the Depositor or the Servicer, as applicable, shall forward to the Trustee, additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of this Agreement upon receipt of such documents. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File".

            To the extent not previously delivered to the Purchaser pursuant to this Agreement, on or prior to the Closing Date, the Responsible Party shall deliver to the Trustee, Assignments of Mortgages, in blank, for each Mortgage Loan that is not a MERS Designated Loan. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the complete recording information for a Mortgage, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Responsible Party and at no expense to the Trust Fund, the Trustee, the Servicer, the Class A-1B Certificate Insurer or the Depositor, in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee, the Class A-1B Certificate Insurer and each Rating Agency have received an Opinion of Counsel, satisfactory in form and substance to the Trustee, the Class A-1B Certificate Insurer and each Rating Agency to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned by the Responsible Party, at the expense of the Responsible Party, to "Wells Fargo Bank, National Association, as trustee under the Pooling and Servicing Agreement dated as of October 1, 2005, Securitized Asset Backed Receivables LLC Trust 2005-FR5". In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded at no expense to the Trust Fund.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 180 days (or such other time period as may be required by any Rating Agency) following the Closing Date, and in the event that the Responsible Party does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Responsible Party at the price and in the manner specified in Section 2.03. The foregoing repurchase obligation shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Responsible Party, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Responsible Party shall be deemed to have been satisfied upon delivery by the Responsible Party to the Trustee, prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "Securitized Asset Backed Receivables LLC Trust 2005-FR5" and Wells Fargo Bank, National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the representation and warranty set forth in paragraph (aaa) of Schedule III.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the Interest Rate Swap Agreement) pursuant to Section 2.01(a). The Trustee on behalf of the Trust is hereby authorized to enter into the Cap Agreements and the Interest Rate Swap Agreement. The Trustee shall promptly forward to the Class A-1B Certificate Insurer any amendment to the Interest Rate Swap Agreement or the Cap Agreements.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee shall acknowledge, on the Closing Date, receipt by the Trustee, of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E ("Initial Certification"), and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Class A-1B Certificate Insurer. The Trustee shall maintain possession of the related Mortgage Notes in the States of Texas, Minnesota, California or Utah, unless otherwise permitted by the Rating Agencies.

            In connection with the Closing Date, the Trustee shall be required to deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or, as the Depositor agrees on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            Within 90 days after the Closing Date, the Trustee shall ascertain that all documents identified in the Document Certification and Exception Report in the form attached hereto as Exhibit F are in its possession, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents identified in the Document Certification and Exception Report and required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3), (15), (22) and (30) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Responsible Party shall deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The documents shall be delivered by the Responsible Party at the Responsible Party's expense to the Servicer.

            Section 2.03 Representations, Warranties and Covenants of the Responsible Party and the Servicer; Remedies for Breaches of Representations and Warranties with Respect to the Mortgage Loans. (a) The Servicer hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor, the Class A-1B Certificate Insurer and the Trustee, as of the Closing Date.

            (b) The Responsible Party hereby makes the representations and warranties, set forth in Schedule III and Schedule IV hereto, to the Depositor and the Trustee, as of the Closing Date. The Depositor hereby makes the representations and warranties set forth in Schedule V hereto to the Trustee and the Class A-1B Certificate Insurer as of the dates set forth in such Schedule.

            (c) It is understood and agreed by the Servicer and the Responsible Party that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee on the Closing Date, and shall inure to the benefit of the Depositor and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Responsible Party, the Depositor, the Trustee, the Servicer or the Class A-1B Certificate Insurer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others. The Trustee shall enforce the rights of the Trust under the Purchaser Representation Letter.

            (d) Within 30 days of the earlier of either discovery by or notice to the Responsible Party that any Mortgage Loan does not conform to the requirements as determined in the Trustee's review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the Responsible Party of any breach of a representation or warranty set forth in
Section 2.03(b) that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee, the Class A-1B Certificate Insurer or the Certificateholders therein, the Responsible Party shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Responsible Party shall, at the Depositor's option as specified in writing and provided to the Responsible Party and the Trustee, (i) if such 30- or 60-day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or (ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee of a Request for Release substantially in the form of Exhibit J, and the delivery of the Mortgage File to the Trustee for any such Substitute Mortgage Loan. Notwithstanding the foregoing, a breach (i) which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or (ii) by the Responsible Party of any of the representations and warranties set forth in clause (zz), (aaa), (bbb), (ccc), (kkk), (ooo), (ppp),
(rrr) or (sss) of Schedule III, in each case, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee, the Class A-1B Certificate Insurer and Certificateholders in such Mortgage Loan. In the event that the Trustee receives notice of a breach by the Responsible Party of any of the representations and warranties set forth in clause (zz), (aaa), (bbb), (ccc), (kkk), (ooo), (ppp),
(rrr) or (sss) of Schedule III, the Trustee shall give notice of such breach to the Responsible Party and request the Responsible Party to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of the Responsible Party receipt of such notice. The Responsible Party shall repurchase each such Mortgage Loan within 60 days of the earlier of discovery or receipt of notice with respect to each such Mortgage Loan. Within 90 days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty set forth in clause (a) of Schedule V hereto with respect to any Mortgage Loan that is also a breach of the representation and warranty set forth in clause (aaa) of Schedule III and the Responsible Party has not repurchased such Mortgage Loan within the applicable time period for repurchase set forth above, the Depositor shall repurchase such Mortgage Loan at the Repurchase Price or substitute a Substitute Mortgage Loan for such Mortgage Loan.

            (e) With respect to any Substitute Mortgage Loan or Loans, the Responsible Party shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution is permitted to be made with respect to any Distribution Date after the end of the related Prepayment Period. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Responsible Party on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Responsible Party shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            (f) The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Responsible Party shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Responsible Party and shall execute and deliver at the Responsible Party's direction such instruments of transfer or assignment prepared by the Responsible Party, in each case without recourse, as shall be necessary to vest title in the Responsible Party, of the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (g) For any month in which the Responsible Party substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans. The amount of such shortage plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans (collectively, the "Substitution Adjustment Amount") shall be remitted by the Responsible Party to the Servicer for deposit into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            (h) In addition to such repurchase or substitution obligation referred to in Section 2.03(d), the Responsible Party shall indemnify the Depositor, any of its Affiliates, the Servicer, the Trustee and the Trust and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (including, without limitation, any taxes payable by the Trust) resulting from any third party claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Responsible Party of any of its representations and warranties or obligations contained in this Agreement.

            (i) The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee.

            (j) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement, the proceeds from such repurchase shall be deposited by the Servicer in the Collection Account pursuant to Section 3.10 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Responsible Party became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. In accordance with
Section 10.05(b), the Trustee shall promptly notify each Rating Agency of a purchase of a Mortgage Loan pursuant to this Section 2.03.

            It is understood and agreed that the obligation of the Responsible Party under this Agreement to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, together with any related indemnification obligations of the Responsible Party set forth in Section 2.03(h), shall constitute the sole remedies against such Person respecting such breach available to Certificateholders, the Depositor and any of its Affiliates, or the Trustee on their behalf.

            The provisions of this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 [Reserved].

            Section 2.05 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and for the benefit of the Class A-1B Certificate Insurer (and all references in this Agreement for the benefit of or actions on behalf of the Class A-1B Certificateholders shall be deemed to be for the benefit of or on behalf of the Class A-1B Certificate Insurer). The Trustee shall cooperate with all reasonable requests by the Class A-1B Certificate Insurer regarding action to preserve or enforce the Class A-1B Certificate Insurer's rights or interests under this Agreement and the Class A-1B Certificates.

            Section 2.06 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is the Distribution Date occurring in August 2035, which is the Distribution Date in the month following the month in which the latest Mortgage Loan maturity date occurs.

            Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper Tier REMIC in respect of the Class X Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the LIBOR Certificates or Swap Termination Payment to the Swap Provider.

            For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Swap Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Swap Account, all pursuant to and as further provided in Section 8.13.

            Section 2.07 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, the Class A-1B Certificate Insurer and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of formation or limited liability company agreement of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and for the benefit of the Class A-1B Certificate Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and for the benefit of the Class A-1B Certificate Insurer, the security interest referred to in Section 10.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders and for the benefit of the Class A-1B Certificate Insurer, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. The Servicer shall be responsible for preparing and recording all lien releases and mortgage satisfactions in accordance with state and local regulations, and shall be responsible for all expenses in connection therewith if not paid by the Mortgagor if permitted by applicable law and the related Mortgage Loan Documents (except if such expense would constitute a Servicing Advance) and all other consequences resulting from its failure to fully discharge such obligation. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents provided to the Trustee as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute a separate power of attorney, furnished to it by the Servicer, in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Charges.

            (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing Agreements between the Servicer and Subservicers. (a) The Servicer may enter into subservicing agreements with subservicers (each, a "Subservicer"), for the servicing and administration of the Mortgage Loans ("Subservicing Agreements").

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee or the Class A-1B Certificate Insurer, without the consent of the Trustee or the Class A-1B Certificate Insurer, respectively. Any variation without the consent of the Trustee and the Class A-1B Certificate Insurer from the provisions set forth in
Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee, the Class A-1B Certificate Insurer and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            Section 3.03 Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee or the successor Servicer if the successor is not the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee or the successor Servicer if the successor is not the Trustee, prior to the Trustee or the successor Servicer if the successor is not the Trustee, assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

            The Servicer at its expense shall, upon request of the Trustee, its designee or the successor Servicer deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the PMI Policy, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, the Servicer may waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) such Prepayment Charge is not permitted to be collected by applicable law. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account from its own funds, without any right of reimbursement therefor, together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan
Schedule in effect at such time.

            (b) (i) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and any Interest Rate Cap Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk Carry Forward Amounts (prior to using any Net Swap Receipts).

            (ii) On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment and any Interest Rate Cap Payment for such date into the Excess Reserve Fund Account.

            (c) (i) On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(P), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in the definition thereof with respect to the Basis Risk Payment or Defaulted Swap Termination Payments (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(R)) and (y) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(Q)-(R).

            (ii) The Trustee shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class X Certificateholders.

            (iii) Any Basis Risk Carry Forward Amounts paid by the Trustee to the LIBOR Certificateholders from the Excess Reserve Fund Account or the Swap Account shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest or the Class IO Interest, respectively) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the LIBOR Certificateholders' rights to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts from the Swap Account) as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the LIBOR Certificateholders.

            (iv) Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.07(c) and Sections 4.02(a)(iii)(Q)-(T).

            (d) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

            (e) The Trustee may invest the funds in the Distribution Account in one or more Permitted Investments in accordance with Section 3.12. The Trustee may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein for its own benefit.

            (f) The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account not later than 30 days and not more than 45 days prior to any change thereof.

            (g) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall comply with the Wells Fargo anti-money laundering compliance program, including, without limitation, any customer identification procedures.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Servicer shall enforce the obligations under each paid-in-full, life-of-the-loan tax service contract in effect with respect to each Mortgage Loan (each, a "Tax Service Contract"). Each Tax Service Contract shall be assigned to a successor Servicer, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions. To the extent the related Mortgage provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; or
(vi) recover amounts deposited in error. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Account. (a) On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit into the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, Liquidation Proceeds and Subsequent Recoveries;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement;

            (vii) all Prepayment Charges collected by the Servicer; and

            (viii) without duplication, all payments of claims under the PMI Policy.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Account. (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to each Remittance Date, to remit to the Trustee (A) the Trustee Fee with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Charges (payable to the Class P Certificateholders) from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made by the Servicer in accordance with the provisions of Section 4.01;

            (iii) to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on each Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay to the Responsible Party, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse the Servicer for any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01;

            (vii) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

            (viii) to reimburse the Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to the Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or
      Section 8.05;

            (ix) to reimburse the Servicer, the Class A-1B Certificate Insurer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation of the Responsible Party under this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to pay the PMI Insurer the PMI Insurer Fee;

            (xi) to withdraw any amounts deposited in the Collection Account in error;

            (xii) to clear and terminate the Collection Account upon termination of this Agreement; and

            (xiii) on or prior to each Remittance Date, to remit to the Loan Performance Advisor the Loan Performance Advisor Fee with respect to such Distribution Date.

            (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii), (ix) and
(x) above. The Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Account, Escrow Accounts and the Distribution Account. (a) The Servicer may invest the funds in the Collection Account and the Escrow Accounts (to the extent permitted by law and the related Mortgage Loan documents) and the Trustee may invest funds in the Distribution Account and shall invest such funds in the Distribution Account (for purposes of this Section 3.12, each such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that any such Permitted Investment managed by or advised by the Trustee or any of its Affiliates may mature, unless payable on demand, no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. If no investment instruction is given in a timely manner, the Trustee shall hold the funds in the Distribution Account uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Servicer or the Trustee, as applicable. The Servicer or the Trustee, as applicable, shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Servicer or the Trustee or its agent, as applicable, together with any document of transfer necessary to transfer title to such investment to the Servicer or the Trustee or its agent, as applicable. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Trustee, as applicable, may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account or Escrow Account, as applicable, held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. The Servicer shall deposit in the Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Trustee, and shall be subject to the Trustee's withdrawal in the manner set forth in Section 3.07(e). The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment of funds held in the Escrow Account or the Collection Account, or if a default occurs in any other performance required under any Permitted Investment of funds held in the Escrow Account or the Collection Account, the Servicer shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts required to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a general policy rating of A:VI or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into either (i) an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon or (ii) a substitution agreement as provided in the succeeding sentence. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that the Servicer shall not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless it shall determine in its sole discretion (i) that such foreclosure, correction or restoration will increase the net Liquidation Proceeds of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries from the related Mortgaged Property, as contemplated in Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

            The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to paragraph
(g) of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee and the Depositor with a written report of the environmental inspection.

            In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by submitting a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Trustee, to the Trustee. Upon receipt of such certification and Request for Release, the Trustee shall promptly release the related Custodial File to the Servicer within two (2) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Trustee, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or its designee.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to Wells Fargo Bank, National Association (or, if applicable, the name of the successor Trustee) as Trustee for Securitized Asset Backed Receivables LLC 2005-FR5 Mortgage Pass-Through Certificates, Series 2005-FR5, or to its nominee, for the benefit of the Certificateholders.

            (b) The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders. The Servicer shall notify the Trustee from time to time as to the status of each REO Property.

            (c) The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Trustee as to the progress being made in selling such REO Property.

            (d) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

            (e) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited in the Collection Account, in no event later than two Business Days after the deposit of such funds into the clearing account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

            (h) The Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by PoolingTier REMIC-1 unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee, the Class A-1B Certificate Insurer and the Servicer, to the effect that the holding by Pooling Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling Tier REMIC-1 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Trustee that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. In the event the Servicer reasonably believes that compliance with this Section will make the Mortgage Loans legal for investment by federally insured savings and loan associations, the Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer or, if applicable, any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.20 Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee. Not later than thirty days after each Distribution Date, the Servicer shall forward to the Trustee a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement shall be provided substantially in the form of Exhibit O hereto. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Subsequent Recoveries and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted under
Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, net Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein. The Servicer shall also be entitled as additional servicing compensation, to interest or other income earned on deposits in the Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12.

            (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. The Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies, the Class A-1B Certificate Insurer and the Trustee on or before March 15th of each calendar year, commencing in 2006, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

            Section 3.23 Annual Independent Public Accountants' Servicing Statement; Financial Statements. Not later than March 15th of each calendar year commencing in 2006, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Rating Agencies, the Class A-1B Certificate Insurer and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers.

            Section 3.24 Trustee to Act as Servicer. (a) Subject to Section 7.02, in the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter, except that the Trustee shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iii) responsible for expenses of the predecessor Servicer pursuant to Section 2.03 or
(iv) deemed to have made any representations and warranties of the Servicer hereunder. Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to the Compensating Interest payable by the Servicer for the related Distribution Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the primary borrower of such Mortgage Loan to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis.

            (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

            Section 3.27 PMI Policy; Claims Under the PMI Policy. Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in a limitation, qualification or denial of coverage under the PMI Policy with respect to any PMI Mortgage Loan. The Servicer shall not agree to any modification of a PMI Mortgage Loan without the PMI Insurer's prior written consent. The Servicer covenants and agrees to exercise its best reasonable efforts to maintain and keep the PMI Policy in full force and effect throughout the term of this Agreement. In the performance of its duties hereunder, the Servicer shall comply with the terms of the PMI Policy. The Servicer shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the "Insured", as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee, all claims which may be made under the PMI Policy with respect to the related PMI Mortgage Loans. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Servicer, no later than two Business Days following receipt thereof, into the Collection Account. On each Distribution Date, prior to distributions being made on the Certificates in accordance with the priorities set forth in Section 4.02, the Servicer shall withdraw from the Collection Account and remit to the PMI Insurer (i) on or prior to 12:00 PM (EST), the PMI Insurer Fee due on such Distribution Date and
(ii) promptly when due, any other amount owed to the PMI Insurer under the PMI Policy or this Agreement.

            With respect to any PMI Mortgage Loan insured by the PMI Insurer, coverage with respect thereto shall be terminated in accordance with the PMI Policy on the first date upon which termination is permitted pursuant to the terms of the PMI Policy.

            Section 3.28 Mortgage Loan Information. Subject to the execution of a confidentiality agreement in form and substance satisfactory to the Servicer, the Responsible Party and the Depositor, which agreement shall not preclude publication of information required to be published pursuant to Regulation AB, the Servicer shall provide to the Responsible Party and the Depositor the Servicer Remittance Reports if any information contained in the Servicer Remittance Reports is required by the Responsible Party or the Depositor to comply with its obligations under Regulation AB to the extent such information is not provided on the Trustee's internet website. Nothing in this Section 3.28 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide information as provided in this Section as a result of such obligation shall not constitute a breach of this Section.


                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

            (b) On each Remittance Date, the Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

            (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and the Class A-1B Certificate Insurer.

            (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries) with respect to the related Mortgage Loan.

            Section 4.02 Priorities of Distribution. i) On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

            (i) to the holders of each Class of LIBOR Certificates, to the Class A-1B Certificate Insurer and to the Swap Account in the following order of priority:

                  (A) to the Swap Account, the sum of (x) all Net Swap Payments
            and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment;

                  (B) concurrently,

                        (1) from the Interest Remittance Amount for the Group I Mortgage Loans in the following order of priority:

                              (x) to the Class A-1B Certificate Insurer, any accrued and unpaid Premium Amount payable to the Class A-1B Certificate Insurer for such Distribution Date;

                              (y) pro rata (based on the accrued and unpaid interest distributable under this clause
                              (i)(B)(1)(y) to the Class A-1A and Class A-1B Certificates) to the Class A-1A and Class A-1B Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-1A and Class A-1B Certificates; and

                              (z) to the Class A-1B Certificate Insurer, reimbursements for unreimbursed draws under the Class A-1B Certificate Insurance Policy for interest payments on the Class A-1B Certificates, as well as all other amounts (other than reimbursements for unreimbursed draws under the Class A-1B Certificate Insurance Policy for principal payments on the Class A-1B Certificates) owed to the Class A-1B Certificate Insurer under this Agreement and the Insurance Agreement;

                        (2) from the Interest Remittance Amount for the Group II Mortgage Loans, pro rata (based on the accrued and unpaid interest distributable under this clause
                        (i)(B)(2) to the Class A-2A and Class A-2B Certificates) to the Class A-2A and Class A-2B Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-2A and Class A-2B Certificates;

            provided, that, if the Interest Remittance Amount for the Group I Mortgage Loans or the Group II Mortgage Loans is insufficient to make the related payments set forth in Section 4.02(a)(i)(B)(1) or
            Section 4.02(a)(i)(B)(2) above, any remaining Interest Remittance Amount shall be allocated according to Sections 4.02(a)(iv) and 4.02(a)(v);

                  (C) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (D) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (H) from any remaining Interest Remittance Amounts, to the
            Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (I) from any remaining Interest Remittance Amounts, to the
            Class B-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (ii) (A) on each Distribution Date (1) before the Stepdown Date or
      (2) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distributions of principal and to the Class A-1B Certificate Insurer as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) to the Class A-1A, Class A-1B, Class A-2A and Class A-2B
            Certificates, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) to the Class A-1B Certificate Insurer, reimbursements for unreimbursed draws under the Class A-1B Certificate Insurance Policy for principal payments on the Class A-1B Certificates; and

                  (c) sequentially to the Class M-1, Class M-2, Class M-3, Class
            B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

                  (B) on each Distribution Date (1) on and after the Stepdown Date and (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal and to the Class A-1B Certificate Insurer, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

                  (a) to the Class A Certificates, the lesser of (x) the
            Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) to the Class A-1B Certificate Insurer, the lesser of (x)
            the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) reimbursements for unreimbursed draws under the Class A-1B Certificate Insurance Policy for principal payments on the Class A-1B Certificates;

                  (c) to the Class M-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above to the Class A-1B Certificate Insurer in clause (ii)(B)(b) above and (y) the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (d) to the Class M-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class A-1B Certificate Insurer in clause (ii)(B)(b) above and to the Class M-1 Certificates in clause (ii)(B)(c) above and (y) the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (e) to the Class M-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class A-1B Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above and to the Class M-2 Certificates in clause (ii)(B)(d) above and (y) the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (f) to the Class B-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class A-1B Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above and to the Class M-3 Certificates in clause (ii)(B)(e) above and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (g) to the Class B-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class A-1B Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above and to the Class B-1 Certificates in clause (ii)(B)(f) above and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (h) to the Class B-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class A-1B Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above, to the Class B-1 Certificates in clause (ii)(B)(f) above and to the Class B-2 Certificates in clause (ii)(B)(g) above and (y) the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                  (i) to the Class B-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class A-1B Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above, to the Class B-1 Certificates in clause (ii)(B)(f) above, to the Class B-2 Certificates in clause (ii)(B)(g) above and to the Class B-3 Certificates in clause (ii)(B)(h) above and (y) the Class B-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

                  (A) to the Class A-1B Certificate Insurer, reimbursements for unreimbursed draws under the Class A-1B Certificate Insurance Policy for interest or principal payments on the Class A-1B Certificates as well as all other amounts owed to the Class A-1B Certificate Insurer under this Agreement and the Insurance Agreement;

                  (B) to the holders of the Class M-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (C) to the holders of the Class M-1 Certificates, any Unpaid
            Realized Loss Amount for such Class;

                  (D) to the holders of the Class M-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (E) to the holders of the Class M-2 Certificates, any Unpaid
            Realized Loss Amount for such Class;

                  (F) to the holders of the Class M-3 Certificates, any Unpaid
            Interest Amount for such Class;

                  (G) to the holders of the Class M-3 Certificates, any Unpaid
            Realized Loss Amount for such Class;

                  (H) to the holders of the Class B-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (I) to the holders of the Class B-1 Certificates, any Unpaid
            Realized Loss Amount for such Class;

                  (J) to the holders of the Class B-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (K) to the holders of the Class B-2 Certificates, any Unpaid
            Realized Loss Amount for such Class;

                  (L) to the holders of the Class B-3 Certificates, any Unpaid
            Interest Amount for such Class;

                  (M) to the holders of the Class B-3 Certificates, any Unpaid
            Realized Loss Amount for such Class;

                  (N) to the holders of the Class B-4 Certificates, any Unpaid
            Interest Amount for such Class;

                  (O) to the holders of the Class B-4 Certificates, any Unpaid
            Realized Loss Amount for such Class;

                  (P) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (Q) concurrently, (i) from any Interest Rate Cap Payments with respect to the Class M Cap Agreement on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class M Certificates for such Distribution Date to the Class M Certificates, allocated (a) first, among the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class M Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid, to reimburse such Basis Risk Carry Forward Amounts remaining unpaid, and (ii) from any Interest Rate Cap Payments with respect to the Class B Cap Agreement on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class B Certificates for such Distribution Date to the Class B Certificates, allocated (a) first, among the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class B Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid, to reimburse such Basis Risk Carry Forward Amounts remaining unpaid;

                  (R) from funds on deposit in the Excess Reserve Fund Account
            (not including any Interest Rate Cap Payments included in such account) with respect to such Distribution Date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to any LIBOR Certificate for such Distribution Date to the LIBOR Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, except that the Class A Certificates shall be paid (a) first, among the Class A-1A Certificates, Class A-1B Certificates, Class A-2A Certificates and Class A-2B Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class A-1A Certificates, Class A-1B Certificates, Class A-2A Certificates and Class A-2B Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid;

                  (S) to the Swap Account, the amount of any Defaulted Swap
            Termination Payment owed to the Swap Provider;

                  (T) to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(R) and any remaining Interest Rate Cap Payments in the Excess Reserve Fund Account; and

                  (U) to the holders of the Class R Certificates, any remaining amount;

            (iv) solely for purposes of interest allocation calculations, the Interest Remittance Amounts attributable to Group I Mortgage Loans will be allocated:

                  (a) first, in the following order of priority:

                        (x) to the Class A-1B Certificate Insurer pursuant to
                        Section 4.02(a)(i)(B)(1)(x);

                        (y) concurrently to the Class A-1A and Class A-1B Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B)(1) to the Class A-1A and Class A-1B Certificates), the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-1A and Class A-1B Certificates, respectively; and

                        (z) to the Class A-1B Certificate Insurer pursuant to
                        Section 4.02(a)(i)(B)(1)(z); and

                  (b) second, concurrently, to the Class A-2A and Class A-2B
            Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B)(2) to the Class A-2A and Class A-2B Certificates), the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-2A and Class A-2B Certificates, respectively; and

            (v) solely for purposes of interest allocation calculations, the Interest Remittance Amounts attributable to Group II Mortgage Loans will be allocated:

                  (a) first, concurrently, to the Class A-2A and Class A-2B
            Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B)(1) to the Class A-2A and Class A-2B Certificates), the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-2A and Class A-2B Certificates, respectively; and

                  (b) second, in the following order of priority:

                        (x) to the Class A-1B Certificate Insurer pursuant to
                        Section 4.02(a)(i)(B)(1)(x);

                        (y) concurrently, to the Class A-1A and Class A-1B Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B)(2) to the Class A-1A and Class A-1B Certificates), the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-1A and Class A-1B Certificates, respectively; and

                        (z) to the Class A-1B Certificate Insurer pursuant to
                        Section 4.02(a)(i)(B)(1)(z); and

            If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amounts, if any, then that unpaid amount will be recoverable by the holders of that class, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above.

            (b) On each Distribution Date, prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the holders of the Class P Certificates.

            (c) All principal distributions to the holders of the Class A Certificates on any Distribution Date shall be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for such Distribution Date; provided, however, that, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of such principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this Section 4.02(c), until their Class Certificate Balances have been reduced to zero; provided, further however, that principal relating to the Group I Mortgage Loans will be distributed to the Class A-1B Certificate Insurer for reimbursements for unreimbursed draws under the Class A-1B Certificate Insurance Policy for principal payments on the Class A-1B Certificates prior to distributing such principal to the Group II Class A Certificates. Any distributions of principal to the Group I Class A Certificates shall be made first from Available Funds relating to the Group I Mortgage Loans, and any distributions of principal to the Group II Class A Certificates shall be made first from Available Funds relating to the Group II Mortgage Loans.

            Any principal allocated to the Group I Class A Certificates shall be distributed pro rata (based on their respective Class Certificate Balances); provided, however, that if a Group I Sequential Trigger Event is in effect, any principal distributions allocated to the Group I Class A Certificates shall be distributed first to the Class A-1A Certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A-1B Certificates, until their Class Certificate Balance has been reduced to zero.

            Any principal allocated to the Group II Class A Certificates shall be distributed first to the Class A-2A Certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2B Certificates, until their Class Certificate Balance has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates shall be allocated pro rata among the Classes of Group II Class A Certificates, based on their respective Class Certificate Balances, and distributed concurrently to the Class A-2A and Class A-2B Certificates.

            (d) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee as a reduction in the following order:

            (1) First, to the amount of interest payable to the Class X Certificates; and

            (2) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor, the Class A-1B Certificate Insurer and each Rating Agency a statement, based on information provided by the Servicer, setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Liquidation Proceeds and Subsequent Recoveries;

            (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account or the Swap Agreement;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the amount of the Expense Fees (in the aggregate and separately stated) paid to or retained by the Servicer or Subservicer or the Trustee (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

            (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (viii) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (ix) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (x) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xi) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and aggregate principal balance of any REO Properties (and market value, upon request) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) whether a Trigger Event has occurred and is continuing (including the calculation thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

            (xiv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xv) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xvi) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

            (xvii) the Subordinated Amount and Specified Subordinated Amount;

            (xviii) Prepayment Charges collected by the Servicer;

            (xix) the Interest Rate Cap Payments (stated separately), if any, for such Distribution Date;

            (xx) the Cumulative Loss Percentage;

            (xxi) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

            (xxii) the calculations of LIBOR and Swap LIBOR; and

            (xxiii) the amount of any payment of principal of or interest on the Class A-1B Certificates.

            (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer, the Class A-1B Certificate Insurer and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the manner in which the above statement is distributed in order to make such distribution more convenient and/or more accessible, and the Trustee shall provide timely and adequate notification to the Certificateholders, the Class A-1B Certificate Insurer and the parties hereto regarding any such changes. A paper copy of the statement will also be made available upon request.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vi) of this Section
4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have previously been provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than the third Business Day after the end of the Prepayment Period, the Servicer shall furnish to the Trustee a monthly remittance advice statement (in a format mutually agreed upon by the Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to enable the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the "Servicer Remittance Report").

            The Servicer shall furnish to the Trustee an individual loan accounting report, as of the related Determination Date, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the third Business Day after the end of the related Prepayment Period, which report shall contain (without limitation) the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by the Servicer during the current distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to the Servicer during the current distribution period pursuant to Section 3.11; and

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            (i) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated by the Trustee to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof.

            Section 4.06 The Class A-1B Certificate Insurance Policy. (a) Not later than two (2) Business Days prior to each Distribution Date, the Trustee shall determine with respect to such Distribution Date, the amount to be on deposit in the Distribution Account on such Distribution Date to the extent of Available Funds, excluding the amount of any Class A-1B Certificate Insured Payment.

            (b) If on any Distribution Date there is a Class A-1B Deficiency Amount, the Trustee shall complete a notice in the form of Exhibit A to the Class A-1B Certificate Insurance Policy and submit such notice to the Class A-1B Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Distribution Date as a claim for such Class A-1B Certificate Insured Payment.

            (c) The Trustee shall establish a separate Eligible Account for the benefit of Holders of the Class A-1B Certificates and the Class A-1B Certificate Insurer referred to herein as the "Policy Payment Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Class A-1B Certificate Insurance Policy in the Policy Payment Account and distribute such amount only for purposes of payment to the Class A-1B Certificateholders of a Class A-1B Certificate Insured Payment for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Responsible Party, the Trustee or the Trust Fund or to pay any other Class of Certificates. Amounts paid under the Class A-1B Certificate Insurance Policy, to the extent needed to pay any Class A-1B Certificate Insured Payment, shall be transferred to the Distribution Account on the related Distribution Date and disbursed by the Trustee to the Class A-1B Certificateholders in accordance with
Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Class A-1B Certificateholders with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Class A-1B Certificates to be paid from funds transferred from the Policy Payment Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of the Class A-1B Certificates pursuant to Section 4.03(a). Funds held in the Policy Payment Account shall not be invested. Any funds remaining in the Policy Payment Account on the first Business Day following a Distribution Date shall be returned to the Class A-1B Certificate Insurer pursuant to the written instructions of the Class A-1B Certificate Insurer by the end of such Business Day.

            (d) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A-1B Certificate from moneys received under the Class A-1B Certificate Insurance Policy. The Class A-1B Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

            (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any distribution on the Class A-1B Certificates has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Class A-1B Certificate Insurer, shall comply with the provisions of the Class A-1B Certificate Insurance Policy to obtain payment by the Class A-1B Certificate Insurer of the amount of such voided distribution constituting a Preference Amount, and shall, at the time it provides notice to the Class A-1B Certificate Insurer, notify, by mail to the Class A-1B Certificateholders of the affected Certificates that, in the event any Class A-1B Certificateholder's distribution is so recovered as a preference payment, such Class A-1B Certificateholder will be entitled to payment of an amount constituting a Preference Amount pursuant to the Class A-1B Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Class A-1B Certificate Insurer or the Class A-1B Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Class A-1B Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the Class A-1B Certificateholders, and dates on which such payments were made.

            (f) The Trustee shall promptly notify the Class A-1B Certificate Insurer and its fiscal agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-1B Certificates. Each Class A-1B Certificateholder, by its purchase of Class A-1B Certificates, the Servicer and the Trustee agree that, the Class A-1B Certificate Insurer (so long as no Class A-1B Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal.

            (g) The Trustee shall, upon retirement of the Class A-1B Certificates, furnish to the Class A-1B Certificate Insurer a notice of such retirement, and, upon retirement of the Class A-1B Certificates and the expiration of the term of the Class A-1B Certificate Insurance Policy, surrender the Class A-1B Certificate Insurance Policy to the Class A-1B Certificate Insurer for cancellation.

            (h) The Trustee will hold the Class A-1B Certificate Insurance Policy in trust as agent for the Holders of the Class A-1B Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Class A-1B Certificate Insurance Policy nor the amounts paid on the Class A-1B Certificate Insurance Policy will constitute part of the Trust Fund created by this Agreement. Each Holder of Class A-1B Certificates, by accepting its Class A-1B Certificates, appoints the Trustee as attorney in fact for the purpose of making claims on the Class A-1B Certificate Insurance Policy.

            (i) The Trustee acknowledges that, to the extent the Class A-1B Certificate Insurer makes payments on account of principal or interest on any Class A-1B Certificate, the Class A-1B Certificate Insurer will be fully subrogated to the rights of the Holder of such Class A-1B Certificate to receive such principal and interest from the Trust Fund.

            (j) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Class A-1B Certificate Insurance Policy.

            (k) All references in this Agreement for the benefit of or on behalf of the Certificateholders or the Class A-1B Certificateholders shall be deemed to be for the benefit of or on behalf of the Class A-1B Certificate Insurer.

            (l) Upon its becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify the Class A-1B Certificate Insurer of such Event of Default.

            Section 4.07 Effect of Payments by the Class A-1B Certificate Insurer. Anything herein to the contrary notwithstanding, solely for purposes of determining the Class A-1B Certificate Insurer's subrogation rights and voting rights, any payment with respect to principal of or interest on the Class A-1B Certificates which is made with moneys received pursuant to the terms of the Class A-1B Certificate Insurance Policy shall not be considered payment of the Class A-1B Certificates from the Trust Fund.

            Section 4.08 Swap Account. On the Closing Date, the Trustee shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the LIBOR Certificates (the "Swap Account") as a part of the Trust Fund. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

            On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Swap Account. Funds in the Swap Account will be distributed in the following order of priority:

            (i) to the Swap Provider, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

            (ii) to the Class A Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from Available Funds;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i) and (iii), to the extent unpaid from Available Funds;

            (iv) to the LIBOR Certificates, to pay Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii)(R), to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (v) sequentially, to the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay principal as described in Section 4.02(a)(ii)(A) or Section 4.02(a)(ii)(B), as applicable, but only to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount, after giving effect to payments and distributions from Available Funds;

            (vi) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay any Unpaid Interest Amounts as described in Section 4.02(a)(iii), to the extent unpaid from Available Funds;

            (vii) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (viii) to the holders of the Class X Certificates, any remaining amounts.

            Upon termination of the Trust, any amounts remaining in the Swap Account shall be distributed pursuant to the priorities set forth in this
Section 4.08.

            The Trustee shall account for the Swap Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Swap Account are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider shall be deemed to be paid to the Swap Account from the Upper Tier REMIC, first, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, Class X Interest) and second, other than any Defaulted Swap Termination Payment, by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

            Any Basis Risk Carry Forward Amounts distributed by the Trustee to the LIBOR Certificateholders from the Excess Reserve Fund Account or the Swap Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest or the Class IO Interest, respectively) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts from the Swap Account (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            The Swap Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Swap Account for all federal income tax purposes, and shall be taxable on all income earned thereon, and any amounts reimbursed from the Upper Tier REMIC to the Swap Account shall be treated as having been distributed to the Holders of the Class X Certificates.


                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Trustee to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Trustee shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee or to such other Person or Persons as the Depositor shall request.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Payments to the Class A-1B Certificate Insurer shall be made by wire transfer in immediately available funds to the following account, or such other account as the Class A-1B Certificate Insurer may hereafter furnish to the Trustee in writing:
Account Name: MBIA Insurance Corporation, Account Number: 910-2-721728, Bank:
JPMorgan Chase Bank, ABA Number 021-000-021, Re: SABR 2005-FR5 Policy 47155 Class A-1B Certificates.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Trustee shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. As directed by the Depositor, the Trustee shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Depositor and the Servicer shall cooperate with the Trustee in providing the Rule 144A information referenced in the preceding sentence, including providing to the Trustee such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably determine to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of the Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit
I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            None of the Class R or Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of (i) Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), (ii) PTE 91-38 (for transactions by bank collective investment funds), (iii) PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or
(iv) PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer, the Trustee and, with respect to any Class A-1B Certificate, the Class A-1B Certificate Insurer such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicer, the Trustee, the Depositor, the Class A-1B Certificate Insurer and any agent of the Servicer, the Depositor, the Class A-1B Certificate Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Trustee, the Depositor, the Class A-1B Certificate Insurer or any agent of the Servicer, the Depositor, the Class A-1B Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Trustee shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

            Section 5.07 Rights of the Class A-1B Certificate Insurer to Exercise Rights of Class A-1B Certificateholders. (a) By accepting its Class A-1B Certificate, each Class A-1B Certificateholder agrees that, unless a Class A-1B Certificate Insurer Default exists, the Class A-1B Certificate Insurer shall be deemed to be the Class A-1B Certificateholders for all purposes (other than with respect to the receipt of payment on the Class A-1B Certificates) and shall have the right to exercise all rights of the Class A-1B Certificateholders under this Agreement and under the Class A-1B Certificates without any further consent of the Class A-1B Certificateholders. The Class A-1B Certificateholders may not exercise such rights without the prior written consent of the Class
A-1B Certificate Insurer.

            (b) All notices, statement reports, certificates or opinions required by this Agreement to be sent to any Class A-1B Certificateholder shall also be sent at such time to the Class A-1B Certificate Insurer.

            Section 5.08 Class A-1B Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Class A-1B Certificate Insurer Default exists, or if and to the extent the Class A-1B Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, all provisions of this Agreement which (a) permit the Class A-1B Certificate Insurer to exercise rights of the Class A-1B Certificateholders, (b) restrict the ability of the Certificateholders, the Servicer or the Trustee to act without the consent or approval of the Class A-1B Certificate Insurer (other than with respect to the Class A-1B Certificate Insurer's rights under Section 10.01 of this Agreement), (c) provide that a particular act or thing must be acceptable to the Class A-1B Certificate Insurer, (d) permit the Class A-1B Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders,
(e) provide that any action or omission taken with the consent, approval or authorization of the Class A-1B Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates; provided, however, if a Class A-1B Certificate Insurer Default no longer exists, the foregoing shall have no force or effect and all of the Class A-1B Certificate Insurer's rights under this Agreement shall be reinstated. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Class A-1B Certificate Insurer from any obligation or liability it may have to any party or to the Class A-1B Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Class A-1B Certificate Insurance Policy) or under applicable law. At such time as the Class A-1B Certificates are no longer outstanding hereunder, and no amounts owed to the Class A-1B Certificate Insurer hereunder remain unpaid, the Class A-1B Certificate Insurer's rights hereunder shall terminate.


                                   ARTICLE VI

          THE DEPOSITOR, THE SERVICER AND THE LOAN PERFORMANCE ADVISOR

            Section 6.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or the Servicer. (a) The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Servicer is and shall continue to be an institution which is a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, shall maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles) and shall maintain its license to do business or service residential mortgage loans in any jurisdictions in which the Mortgaged Properties are located.

            (c) Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall make the covenant set forth in Section 6.02(b).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, any of its Affiliates, the Servicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, any of its Affiliates, the Servicer and any of their respective directors, officers, employees or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement, the Certificates or the Loan Performance Advisor Agreement other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04 Limitation on Resignation of the Servicer. Subject to Sections 7.01 and 10.11, the Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor, the Class A-1B Certificate Insurer and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Class A-1B Certificate Insurer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

            Section 6.05 Additional Indemnification by the Servicer; Third Party Claims. The Servicer shall indemnify the Depositor, the Class A-1B Certificate Insurer, the Responsible Party, the Trustee and any Affiliate, director, officer, employee or agent of the Depositor and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer, of (i) any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Servicer immediately shall notify the Depositor, the Class A-1B Certificate Insurer, the Responsible Party and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Class A-1B Certificate Insurer, the Responsible Party and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Class A-1B Certificate Insurer, the Responsible Party or the Trustee in respect of such claim. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

            Section 6.06 Duties of the Loan Performance Advisor. The Loan Performance Advisor shall perform its obligations under the Loan Performance Advisor Agreement.


                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

            (a) any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (b) the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22, 3.23 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty consecutive days; or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (e) the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

            (g) a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders or the Class A-1B Certificate Insurer and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee or by the Depositor, or to the Servicer, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (h) Fitch reduces its primary subprime servicer rating of the Servicer to "RPS2-" or lower, Moody's reduces its primary subprime servicer rating of the Servicer to "SQ3" or lower, or S&P reduces its primary subprime servicer rating of the Servicer to "Average" or lower, and any such downgrade continues unremedied for a period of ninety days.

            If an Event of Default described in clauses (a) through (h) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of a majority of the Voting Rights the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency and the Class A-1B Certificate Insurer), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses (b) through (h) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event; provided further, that the Depositor shall give written notice to the Servicer of the occurrence of an Event of Default described in clause (h) of this Section 7.01 upon obtaining actual knowledge of the occurrence of such an event. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event of default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. Subject to Section 7.02, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to
Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding P&I Advances and Servicing Advances.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 3.24 or Section 7.01, the Trustee shall, subject to and to the extent provided in
Section 3.05, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances and Servicing Advances, pursuant to Section 3.24 or Section 7.01. It is understood and acknowledged by the parties hereto that there will be a period of transition before the transfer of servicing obligations is fully effective. Notwithstanding the foregoing, the Trustee will have a period (not to exceed 90 days) to complete the transfer of all servicing data and correct or manipulate such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee to service the Mortgage Loans in accordance with Accepted Servicing Practices. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account which the Servicer would be entitled to receive. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01, if it is otherwise unable to so act or at the written request of Certificateholders entitled to at least a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall make the covenant set forth in Section 6.02(b). Any successor to the Servicer shall be an institution which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor to the Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense. In addition, in the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall pay all reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Trustee is the terminated Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the terminated Servicer defaults in its obligation to pay such costs and expenses, the same shall be paid by the successor Servicer or the Trustee, in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the Trust Fund.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Class A-1B Certificate Insurer and each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders, the Class A-1B Certificate Insurer and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such event shall have been cured or waived.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

            Unless an Event of Default known to the Trustee has occurred and is continuing:

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than in its corporate capacity as obligor of the investment security and with respect to the investment of funds in the Distribution Account);

            (h) except as otherwise provided in Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with:

            (a) this Agreement,

            (b) the Insurance Policy,

            (c) the Certificates, or

            (d) the performance of any of the Trustee's duties under this Agreement, other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to
Section 6.05, (ii) resulting from any breach of the Responsible Party's obligations in connection with this Agreement for which the Responsible Party has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h) or (iii) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other routine expenses incurred by the Trustee; provided, however, no expense shall be reimbursed hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, the Class A-1B Certificate Insurer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency and the Class A-1B Certificate Insurer of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

            (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for each Trust REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Charges, the rights of the Class X Certificateholders to receive Interest Rate Cap Payments and amounts in the Excess Reserve Fund Account and the Swap Account (subject, other than in the case of the Class X Certificates, to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P Certificateholders, the Class X Certificateholders and the LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts or, without duplication, Upper Tier Carry Forward Amounts from the Swap Account. Unless otherwise advised by the Depositor, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Trustee pursuant to this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Trustee on a timely basis.

            Neither the Servicer nor Trustee shall (i) permit the creation of any interests in either REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of any Trust REMIC as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee and the Class A-1B Certificate Insurer receive an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund or any Trust REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax).

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on either REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or (iii) in all other cases, or if the Trustee or the Servicer fails to honor its obligations under the preceding clause (i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            Section 8.12 Periodic Filings. (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification (as defined below), or otherwise on behalf of the Trust. In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Trustee shall prepare such Form to be signed by the Depositor and the Depositor shall sign such Form, unless the Securities and Exchange Commission has indicated that it will accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor.

            (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year commencing in 2006 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.22 and the accountant's report described under Section 3.23, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit L (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if it is determined by the Depositor that the Certification may be executed by multiple persons, the Trustee shall sign the Certification in respect of items 1 through 3 thereof and the Servicer shall cause the senior officer in charge of servicing at the Servicer to sign the Certification in respect of items 3 through 5 thereof and the Trustee may rely on the Certification signed by the Servicer to the same extent as provided in subsection (c) below.

            (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit M) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 thereof of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Servicer shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor, the Trustee and their respective officers, directors and Affiliates in respect of items 3 through 5 of the Certification. Each such certification shall be delivered to the Depositor no later than March 10th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to be filed to the Trustee no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day). In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Servicer has actual knowledge of information material to the Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this Section 8.12(c) or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor, on the one hand, and the Trustee, on the other, and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other hand, in connection with a breach of the Servicer's obligations under this Section 8.12(c) or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith.

            (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 8.13 Tax Classification of the Excess Reserve Fund Account, the Swap Account, the Interest Rate Swap Agreement and the Cap Agreements. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account, the Swap Account the Cap Agreements and the Interest Rate Swap Agreement as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, to the extent not paid from the Excess Reserve Fund Account from the Swap Account (including, without duplication, Upper Tier Carry Forward Amounts), as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, each Class of Certificates (excluding the Class X, Class P and Class R Certificates) will be comprised of two components - an Upper Tier REMIC Regular Interest and an interest in an interest rate cap contract, and the Class X Certificates will be comprised of four components -two Upper Tier REMIC Regular Interests (the Class X Interest and the Class IO Interest), the Cap Agreements, an interest in the Excess Reserve Fund Account, subject to obligation to pay Basis Risk Carry Forward Amounts and ownership of the Swap Account and the Interest Rate Swap Agreement, subject to the obligation to pay Basis Risk Carry Forward Amounts (including, without duplication, Upper Tier Carry Forward Amounts). The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of each Upper Tier REMIC Regular Interest component based on information received from the Depositor.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Swap Account.


                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by the Servicer of all Mortgage Loans (and REO Properties) at the price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed P&I Advances, Servicing Advances and indemnification payments payable to the Servicer, (iv) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider pursuant to the Interest Rate Swap Agreement, and (v) any unreimbursed indemnification payments payable to the Trustee under this Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Notwithstanding anything to the contrary contained herein, no such purchase by the Servicer shall be permitted unless (i) after distribution of the proceeds thereof to the Certificateholders (other than the Holders of the Class X, Class P and Residual Certificates) pursuant to Section 9.02, the distribution of the remaining proceeds to the Class X and Class P Certificates is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding, or
(ii) prior to such purchase, the Servicer remits to the Trustee an amount that, together with such remaining proceeds, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, to the extent the NIM Securities are then outstanding.

            No such purchase will be permitted without the consent of the Class A-1B Certificate Insurer, if the resulting amount available for payment on the Class A-1B Certificates would result in a draw under the Class A-1B Certificate Insurance Policy or if a previous draw or any other amounts owing to the Class A-1B Certificate Insurer under the Class A-1B Certificate Insurance Policy, this Agreement or the Insurance Agreement would remain unpaid.

            Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder, the Class A-1B Certificate Insurer and the Swap Provider. If the Servicer elects to exercise its option to purchase the Mortgage Loans pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor and the Trustee of (a) the date on which the Servicer intends to exercise such purchase option and (b) the Termination Price.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders and the Class A-1B Certificate Insurer.

            In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates and the Class A-1B Certificate Insurer. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement and payment of all amounts due to the Servicer, the Depositor, the Class A-1B Certificate Insurer and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the Notice of Final Distribution, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after such second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-1B Certificate Insurer shall be paid any remaining amounts due to it and then the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03 Additional Termination Requirements. In the event the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Class A-1B Certificate Insurer have been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the Servicer, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Servicer.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Responsible Party, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action pursuant to clause (iv) or (v) above shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Responsible Party and the Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee and the Class A-1B Certificate Insurer have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable,
(i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Servicer, the Responsible Party and the Trustee, with the consent of the PMI Insurer to the extent the amendment would materially and adversely affect the PMI Insurer, but with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section
10.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency. In addition, promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance or a copy of such amendment to the Class A-1B Certificate Insurer.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with and (ii) either
(A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Notwithstanding the foregoing, no amendment to this Agreement shall be made without the prior written consent of the Class A-1B Certificate Insurer until the later of (a) the date on which the Class Certificate Balance of the Class A-1B Certificates is reduced to zero and (b) the date on which all amounts owing to the Class A-1B Certificate Insurer under the Class A-1B Certificate Insurance Policy, this Agreement and the Insurance Agreement have been paid in full, if such amendment could materially and adversely affect the interests of the holders of the Class A-1B Certificates or of the Class A-1B Certificate Insurer.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider.

            Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the direction and expense of the Depositor, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Class A-1B Certificate Insurer with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to
Section 2.03; and

            5. The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly make available on its internet website to each Rating Agency and the Class A-1B Certificate Insurer copies of the following:

            1. Each report to Certificateholders described in Section 4.03; and

            2. Any notice of a purchase of a Mortgage Loan pursuant to Section
2.01 or 2.03.

            (c) All directions, demands, consents and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as the Depositor may hereafter furnish to the Servicer and the Trustee; (b) in the case of the Servicer, Countrywide Home Loans Servicing LP, 7105 Corporate Drive, Plano, Texas 75024, Attention: Mark Wong, Facsimile: (805) 520-5623, or such other address as may be hereafter furnished to the Depositor and the Trustee; (c) in the case of the Loan Performance Advisor, MortgageRamp, Inc., 7000 Central Parkway, Suite 800, Atlanta, Georgia 30328, Attention: Ken Beyer, Facsimile: (770) 394-6068, or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee; (d) in the case of the Responsible Party, Fremont Investment & Loan, 2727 East Imperial Highway, Brea, California 92821, Attention: Jeff Crusinberry, Facsimile: (714) 961-5250, or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee; (e) in the case of the Trustee, Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045 Attention: Client Manager SABR 2005-FR5,
Facsimile: (410) 715-2380, with a copy to P.O. Box 98, Columbia, Maryland 21046,
Attention: Client Manager SABR 2005-FR5, and a separate copy to Sixth Street and Marquette Ave., Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services SABR 2005-FR5, or in each case such other address as the Trustee may hereafter furnish to the Depositor, the Responsible Party or Servicer; (f) in the case of the Class A-1B Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management - Structured Finance (SABR 2005-FR5), and (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.08 Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Class A-1B Certificate Insurer or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Class A-1B Certificate Insurer or the Trustee of any right under this Section 10.08 shall be borne by the Servicer.

            Section 10.09 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.10 Third Party Beneficiary. The parties agree that the Class A-1B Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

            Section 10.11 Assignment; Sales; Advance Facilities. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Class A-1B Certificate Insurer and Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (1) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances ("Advance Reimbursement Amounts") and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            Advance Reimbursement Amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s). The Trustee shall not have any duty or liability with respect to the calculation of any Advance Reimbursement Amount. The Trustee shall also not have any responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the related Advancing Person.

            The Servicer shall maintain and provide to any successor Servicer and (upon request) the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            Advance Reimbursement Amounts allocated to reimburse P&I Advances or Servicing Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to such Mortgage Loan on a "first-in, first out" ("FIFO") basis, such that the Advance Reimbursement Amounts shall be applied to reimburse the P&I Advance or Servicing Advance (as the case may be) for such Mortgage Loan that was disbursed earliest in time first, and to reimburse the P&I Advance or Servicing Advance (as the case may be) for such Mortgage Loan that was disbursed latest in time last. Liquidation Proceeds and Subsequent Recoveries with respect to a Mortgage Loan shall be applied to reimburse Servicing Advances outstanding with respect to such Mortgage Loan before being applied to reimburse P&I Advances outstanding with respect to such Mortgage Loan. The Servicer shall provide to the related Advancing Person, the Advance Facility trustee (or to any designee of either) loan-by-loan information with respect to each Advance Reimbursement Amount remitted to such Advancing Person, Advance Facility trustee or designee, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person. The Servicer shall indemnify the Trustee and the Trust Fund for any loss, liability or damage resulting from any claim by the related Advancing Person.

            Any amendment to this Section 10.11 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.11, including amendments to add provisions relating to a successor Servicer, with the consent of the Class A-1B Certificate Insurer, may be entered into by the Trustee and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement upon receipt by the Trustee and the Class A-1B Certificate Insurer of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. All reasonable costs and expenses (including attorney's fees) of each party hereto of any such amendment shall be borne by the Servicer.

            Prior to entering into an Advance Facility, the Servicer shall notify the Advancing Person in writing that (1) the Trustee and the Trust are not obligated or liable to repay any Advances financed by the Advancing Person and (2) the Trustee shall not have any responsibility to track or monitor the administration of the Advance Facility between the Servicer and the Advancing Person.

            Section 10.12 Rule of Construction. Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Pooling and Servicing Agreement or the intent of the parties hereto.

            Section 10.13 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 10.14 Rights of the Swap Provider. The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Responsible Party, the Servicer and the Loan Performance Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       SECURITIZED ASSET BACKED RECEIVABLES
                                          LLC


                                       By: /s/  Paul Menefee
                                          --------------------------------------
                                          Name:   Paul Menefee
                                          Title:  Director


                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          solely as Trustee and not in its
                                          individual capacity


                                       By: /s/  Amy Doyle
                                          --------------------------------------
                                          Name:  Amy Doyle
                                          Title: Vice President


                                       FREMONT INVESTMENT & LOAN


                                       By:  /s/  Murray L. Zoota
                                          --------------------------------------
                                          Name:  Murray L. Zoota
                                          Title: President and Chief Executive
                                                 Officer


                                       COUNTRYWIDE HOME LOANS SERVICING LP

                                       By: Countrywide GP, Inc.,
                                           its general partner


                                       By:  /s/  Jordan Cohen
                                          --------------------------------------
                                          Name:   Jordan Cohen
                                          Title:  Vice President


                                       MORTGAGERAMP, INC.


                                       By:  /s/  D. Keith Gettman
                                          --------------------------------------
                                          Name:   D. Keith Gettman
                                          Title:  Executive Managing Director

                                   SCHEDULE I

                             Mortgage Loan Schedule

                   (Available from the Trustee upon request}

                                   SCHEDULE II

                       Mortgage Pass-Through Certificates,

                                 Series 2005-FR5

                 Representations and Warranties of the Servicer
                 ----------------------------------------------

      The Servicer hereby makes the representations and warranties set forth in this Schedule II to the Depositor, the Class A-1B Certificate Insurer and the Trustee, as of the Closing Date.

            (1) The Servicer is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Texas and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (2) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any law, statute, rule, order, regulation, judgment or decree applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any law, statute, rule, order, regulation, judgment or decree of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

            (4) The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac and is a HUD-approved mortgagee pursuant to Section 203 and
      Section 211 of the National Housing Act;

            (5) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (7) The Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

            (8) With respect to each Mortgage Loan, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                  SCHEDULE III

                       Mortgage Pass-Through Certificates,
                                 Series 2005-FR5

             Representations and Warranties of the Responsible Party
                            as to the Mortgage Loans
             -------------------------------------------------------


            The Responsible Party hereby makes the representations and warranties set forth in this Schedule III as to the Mortgage Loans only, to the Depositor and the Trustee, as of the Closing Date or such other date as may be specified below.

            (a) Mortgage Loans as Described. As of the Servicing Transfer Date and except with respect to information regarding the Mortgage Loans covered by the PMI Policy (items (44) and (45) of the Data Tape Information), the information set forth in the Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. As of the Servicing Transfer Date, except with respect to the Mortgage Loans identified on Schedule III-A, (i) all payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited, and (ii) no payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. As of the Servicing Transfer Date, except as described in paragraph (b) above with respect to the Mortgage Loans identified on Schedule III-A, except for payments due but not yet 30 days delinquent, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Responsible Party has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Trustee, as custodian (in such capacity, the "Custodian"), under the Custodial Agreement, dated as of November 1, 2004, among the Purchaser, the Responsible Party and the Custodian (the "Custodial Agreement"), and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for generally in the secondary market. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect. All individual insurance policies contain a standard mortgagee clause naming the Responsible Party and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Responsible Party has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Responsible Party;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Charges and the Illinois Interest Act, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Responsible Party shall maintain in its possession, available for the Purchaser's or the Trustee's inspection, and shall deliver to the Purchaser or the Trustee upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Responsible Party has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Responsible Party waived any default resulting from any action or inaction by the Mortgagor;

            (i) Type of Mortgaged Property. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office or other business shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are manufactured homes, log homes, mobile homes, geodesic domes or other unique property types;

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (i) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

            (ii) the lien of current real property taxes and assessments not yet due and payable;

            (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Responsible Party has full right to sell and assign the same to the Purchaser.

            (k) Valid First or Second Priority Security Interest. With respect to any Co-op Loan, the related Mortgage is a valid, subsisting, enforceable and perfected, first priority security interest (with respect to a First Lien Loan) or second priority security interest (with respect to a Second Lien Loan) on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

            (l) Request for Notice; No Consent Required. With respect to any Second Lien Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Responsible Party has notified the senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

            (m) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Responsible Party in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. No fraud, error, omission, misrepresentation, negligence or similar occurrence in connection with the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved with such actions. The Responsible Party has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (n) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (o) Ownership. As of the applicable Original Sale Date, the Responsible Party was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Responsible Party retained the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. As of the applicable Original Sale Date, the Mortgage Loan was not assigned or pledged, and the Responsible Party had good, indefeasible and marketable title thereto, and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Purchase Agreement and following the sale of each Mortgage Loan, the Purchaser owned such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Responsible Party has relinquished all rights to possess, control and monitor the Mortgage Loan;

            (p) Doing Business. All parties which have had any interest in the Mortgage Loan prior to the applicable Original Sale Date, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (q) LTV. No Mortgage Loan has an LTV greater than 100%;

            (r) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer acceptable to the Purchaser and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Responsible Party, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien
      Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses
      (i), (ii), (iii) and (iv) of paragraph (j) of this Schedule III, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Responsible Party, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Responsible Party, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Responsible Party;

            (s) No Defaults. As of the Servicing Transfer Date, except as described in paragraphs (b) and (c) above with respect to the Mortgage Loans identified on Schedule III-A, other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Responsible Party nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (t) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (u) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (v) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. The Mortgage Loan does not require a balloon payment on its stated maturity date;

            (w) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (x) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to each related Assignment and Conveyance Agreement). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Responsible Party has not made any representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

            (y) Occupancy of the Mortgaged Property. To the best of the Responsible Party's knowledge, as of the Servicing Transfer Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (z) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (bb) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that to the best of the Responsible Party's knowledge, can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Responsible Party generally;

            (cc) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Responsible Party is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (dd) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Originator's Underwriting Guidelines;

            (ee) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (ff) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Responsible Party's knowledge, such provision is enforceable;

            (gg) Assumability. With respect to each Adjustable Rate Mortgage Loan, if the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date the related Mortgage Loan is assumable, such Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (hh) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Responsible Party, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ii) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien
      Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the Purchaser. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (jj) Mortgaged Property Undamaged; No Condemnation Proceedings. As of the Servicing Transfer Date, (i) there was no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, (ii) to the best of the Responsible Party's knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is inhabitable under applicable state and local laws, and (iii) there have not been any condemnation proceedings with respect to the Mortgaged Property;

            (kk) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Responsible Party with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Responsible Party and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Responsible Party have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Responsible Party executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (ll) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (mm) Other Insurance Policies; No Defense to Coverage. To the best of the Responsible Party's knowledge, no action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Servicing Transfer Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Responsible Party or by any officer, director, or employee of the Responsible Party or any designee of the Responsible Party or any corporation in which the Responsible Party or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (nn) No Violation of Environmental Laws. To the best of the Responsible Party's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (oo) Servicemembers Civil Relief Act. The Mortgagor has not notified the Responsible Party, and the Responsible Party has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state statute;

            (pp) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser.

            (qq) Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Responsible Party has complied with, all applicable law with respect to the making of the Mortgage Loans;

            (rr) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (ss) Escrow Analysis. If applicable, with respect to each Mortgage that provides for an escrow account, the Responsible Party has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (tt) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in compliance with the Interim Servicing Agreement;

            (uu) No Default Under First Lien. As of the Servicing Transfer Date, to the best of the Responsible Party's knowledge and except with respect to the Mortgage Loans identified on Schedule III-B, with respect to each Second Lien Loan, the related First Lien Loan related thereto is in full force and effect, and there is no default, breach, violation or event which would permit acceleration existing under such first Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder;

            (vv) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage;

            (ww) No Failure to Cure Default. As of the Servicing Transfer Date and except with respect to the Mortgage Loans identified on Schedule III-B, with respect to each Second Lien Mortgage Loan, the Responsible Party has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (xx) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Responsible Party to the Purchaser, that Responsible Party has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

            (yy) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (zz) Prepayment Charge. Each Mortgage Loan that is subject to a prepayment penalty as provided in the related Mortgage Note is identified on the Mortgage Loan Schedule. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Charge may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Charge may be imposed for a term in excess of three (3) years following origination;

            (aaa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

            (bbb) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

            (ccc) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage under Section 860G(a)(3) of the Code;

            (ddd) Tax Service Contract. Each First Lien Loan is covered by a paid in full, life of loan, tax service contract issued by Lereta Corp., and such contract is transferable;

            (eee) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (fff) Recordation. Except with respect to MERS Designated Mortgage Loans, each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Responsible Party, or is in the process of being recorded;

            (ggg) Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, (i) a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable generally in the secondary market and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan, (ii) the stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" and the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation," each within the meaning of Section 216 of the Code and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

            (hhh) Mortgagor Bankruptcy. The Mortgagor has not filed a bankruptcy petition, has not become the subject of involuntary bankruptcy proceedings or has not consented to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

            (iii) No Prior Offer. The Mortgage Loan has not previously been offered for sale by the Responsible Party;

            (jjj) [reserved];

            (kkk) Credit Reporting. The Responsible Party has, in its capacity as servicer for each Mortgage Loan, caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

            (lll) [reserved];

            (mmm) [reserved];

            (nnn) [reserved];

            (ooo) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) a mortgage loan without such a premium was available to the Mortgagor at an interest rate and/or fee structure higher than that of the Mortgage Loan, (ii) prior to the Mortgage Loan's funding, the related Mortgagor had the option of obtaining the Mortgage Loan without a requirement for payment of such a premium, and
      (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law;

            (ppp) Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (qqq) [reserved];

            (rrr) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

            (sss) No Arbitration. No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

                                 SCHEDULE III-A

                       Mortgage Loan Identification Number

                                   1000248765
                                   1000255621
                                   6000162199
                                   6000162295

                                 SCHEDULE III-B



              Mortgage Loan                               Mortgage Loan
          Identification Number                       Identification Number
               5000152897                                  5000160579
               5000157538                                  1000253089
               1000255921                                  6000159101
               5000152839                                  6000159201
               5000159103                                  5000161649
               1000252106                                  1000253386
               6000162295                                  8000050280
               6000162761                                  6000165045
               6000161396                                  1000254858
               6000160882                                  6000163337
               1000253216                                  6000160046
               7000153004                                  1000258917
               6000162067                                  5000155977
               6000160876                                  8000046954
               5000157823                                  8000050402
               6000159022                                  5000156825
               1000252014                                  1000254902
               1000253003                                  6000160734
               6000158296                                  6000161844
               6000159624                                  7000150296
               1000254330                                  1000256754
               7000148966                                  6000158782
               7000152200                                  6000160000
               5000156352                                  5000155808
               8000049372                                  5000156744
               1000256703                                  5000152634
               5000160624

                                   SCHEDULE IV

                       Mortgage Pass-Through Certificates,
                                 Series 2005-FR5

           Representations and Warranties as to the Responsible Party
           ----------------------------------------------------------

            The Responsible Party hereby makes the representations and warranties set forth in this Schedule IV to the Depositor and the Trustee, as of the Closing Date:

            (a) Due Organization and Authority. The Responsible Party is a California state-chartered industrial bank, validly existing, and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Responsible Party. The Responsible Party has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Responsible Party and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of the Responsible Party, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Responsible Party to make this Agreement valid and binding upon the Responsible Party in accordance with its terms;

            (b) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Responsible Party is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Responsible Party, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Responsible Party pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (d) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Responsible Party, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Responsible Party's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Responsible Party is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Responsible Party or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Responsible Party, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Responsible Party, or in any material impairment of the right or ability of the Responsible Party to carry on its business substantially as now conducted, or in any material liability on the part of the Responsible Party, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Responsible Party contemplated herein, or which would be likely to impair materially the ability of the Responsible Party to perform under the terms of this Agreement;

            (f) Ability to Perform; Solvency. The Responsible Party does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Responsible Party is solvent and the sale of the Mortgage Loans will not cause the Responsible Party to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Responsible Party's creditors;

            (g) Responsible Party's Origination. The Responsible Party's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (h) Anti-Money Laundering Laws. The Responsible Party has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Responsible Party has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (i) Financial Statements. The Responsible Party has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of the Purchase Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Responsible Party and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Responsible Party has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Responsible Party since the date of the Responsible Party's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

            (j) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Responsible Party's portfolio at the Closing Date as to which the representations and warranties set forth in Schedule III could be made and such selection was not made in a manner so as intentionally to affect adversely the interests of the Purchaser;

            (k) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Responsible Party or its designee will be in possession of a complete Mortgage File, except for such documents as will be delivered to the Trustee; and

            (l) Sale Treatment. With respect to each Original Sale Date, the Responsible Party reflected the transfer of the Mortgage Loans as a sale on its books and records.

                                   SCHEDULE V

                       Mortgage Pass-Through Certificates,
                                 Series 2005-FR5

   Representations and Warranties of the Depositor as to the Mortgage Loans
   ------------------------------------------------------------------------

            The Depositor hereby makes the following representation and warranty to the Trustee and the Class A-1B Certificate Insurer as of the Closing Date:

            (a) No Mortgage Loan is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of Standard & Poor's Glossary.

                                    EXHIBIT A


To be added to the Class A-1A Certificates, Class A-1B Certificates and the Class B-4 Certificates while such Certificates remain Private Certificates. [IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER (THE "TRANSFEROR LETTER") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, in each case as if such Certificate were evidenced by a Physical Certificate.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No:                          A-1A-[  ]
                                         A-1B-[  ]
                                         A-2A-[  ]
                                         A-2B-[  ]
                                         M-1-[  ]
                                         M-2-[  ]
                                         M-3-[  ]
                                         B-1-[  ]
                                         B-2-[  ]
                                         B-3-[  ]
                                         B-4-[  ]

Cut-off Date:                            October 1, 2005

First Distribution Date:                 November 25, 2005

Initial Certificate Balance
of this Certificate
("Denomination"):                        $[             ]

Initial Certificate
Balances of all
Certificates of this Class:              [A-1A] [$470,210,000]
                                         [A-1B] [$117,553,000]
                                         [A-2A] [$198,202,000]
                                         [A-2B] [$157,976,000]
                                         [M-1] [$80,793,000]
                                         [M-2] [$52,312,000]
                                         [M-3] [$10,463,000]
                                         [B-1] [$9,881,000]
                                         [B-2] [$9,881,000]
                                         [B-3] [$9,300,000]
                                         [B-4] [$11,625,000]

CUSIP:                                   [A-1A] [81375W [____]]
                                         [A-1B] [81375W [____]]
                                         [A-2A] [81375W [____]]
                                         [A-2B] [81375W [____]]
                                         [M-1] [81375W [____]]
                                         [M-2] [81375W [____]]
                                         [M-3] [81375W [____]]
                                         [B-1] [81375W [____]]
                                         [B-2] [81375W [____]]
                                         [B-3] [81375W [____]]
                                         [B-4] [81375W [____]]

ISIN:                                    [A-1A] [US81375W[____]]
                                         [A-1B] [US81375W[____]]
                                         [A-2A] [US81375W[____]]
                                         [A-2B] [US81375W[____]]
                                         [M-1] [US81375W[____]]
                                         [M-2] [US81375W[____]]
                                         [M-3] [US81375W[____]]
                                         [B-1] [US81375W[____]]
                                         [B-2] [US81375W[____]]
                                         [B-3] [US81375W[____]]
                                         [B-4] [US81375W[____]]

                    SECURITIZED ASSET BACKED RECEIVABLES LLC


                               SABR Trust 2005-FR5
               Mortgage Pass-Through Certificates, Series 2005-FR5
                         [Class A-][Class M-][Class B-]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.


            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), MortgageRamp, Inc., as loan performance advisor, Fremont Investment & Loan, as responsible party (the "Responsible Party"), and Wells Fargo Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *  *  *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Trustee


                                       By_____________________________________

Authenticated:

By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2005-FR5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2005-FR5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Responsible Party, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                       _________________________________________
                                       Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           P-1

Cut-off Date              :           October 1, 2005

First Distribution Date   :           November 25, 2005

Percentage Interest of
this Certificate
("Denomination")          :           [___]%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                               SABR Trust 2005-FR5
               Mortgage Pass-Through Certificates, Series 2005-FR5


                                     Class P

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), MortgageRamp, Inc., as loan performance advisor, Fremont Investment & Loan, as responsible party (the "Responsible Party"), and Wells Fargo Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose, or the office or agency maintained by the Trustee.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *  *  *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By_____________________________________


Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2005-FR5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2005-FR5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                       _________________________________________
                                       Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.             :         R-1

Cut-off Date                :         October 1, 2005

First Distribution Date     :         November 25, 2005

Percentage Interest of
this Certificate
("Denomination")            :         100%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2005-FR5
               Mortgage Pass-Through Certificates, Series 2005-FR5

                                     Class R

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ________________________ is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), MortgageRamp, Inc., as loan performance advisor, Fremont Investment & Loan, as responsible party (the "Responsible Party"), and Wells Fargo Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *  *  *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By_____________________________________


Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2005-FR5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2005-FR5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                       _________________________________________
                                       Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        X-1

Cut-off Date                 :        October 1, 2005

First Distribution Date      :        November 25, 2005

Percentage Interest of this
Certificate ("Denomination") :        [___]%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2005-FR5
               Mortgage Pass-Through Certificates, Series 2005-FR5

                                     Class X

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), MortgageRamp, Inc., as loan performance advisor, Fremont Investment & Loan, as responsible party (the "Responsible Party"), and Wells Fargo Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *  *  *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By_____________________________________


Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2005-FR5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2005-FR5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                       _________________________________________
                                       Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]


Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York  10166

Countrywide Home Loans Servicing LP
7105 Corporate Drive
Plano, TX 75024

      Re: Pooling and Servicing Agreement, dated as of October 1, 2005, among Securitized Asset Backed Receivables LLC, as Depositor, Fremont Investment & Loan, as Responsible Party, Countrywide Home Loans Servicing LP, as Servicer, MortgageRamp, Inc., as Loan Performance Advisor, and Wells Fargo Bank, National Association, as Trustee, Securitized Asset Backed Receivables LLC Trust, Series 2005-FR5
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York  10166

Countrywide Home Loans Servicing LP
7105 Corporate Drive
Plano, TX 75024

      Re: Pooling and Servicing Agreement, dated as of October 1, 2005, among Securitized Asset Backed Receivables LLC, as Depositor, Countrywide Home Loans Servicing LP, as Servicer, MortgageRamp, Inc., as Loan Performance Advisor, Fremont Investment & Loan, as Responsible Party, and Wells Fargo Bank, National Association, as Trustee, Securitized Asset Backed Receivables LLC Trust 2005-FR5 Mortgage Pass-Through Certificates, Series 2005-FR5
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii) The original recorded Mortgage.

            (iii) A duly executed assignment of the Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the Responsible Party has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (15),
(22) and (30) of the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

            Securitized Asset Backed Receivables LLC Trust 2005-FR5,
               Mortgage Pass-Through Certificates, Series 2005-FR5


STATE OF                )
                        )  ss.:
COUNTY OF               )


            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Series, by and among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as Servicer, MortgageRamp, Inc., as Loan Performance Advisor, Fremont Investment & Loan, as Responsible Party, and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Certificate as they become due.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is not a Disqualified Non-U.S. Person as defined in the Agreement.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check the applicable paragraph:

            |_| The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                    *  *  *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _______, 20__.


                                       _________________________________________
                                       Print Name of Transferee



                                       By:____________________________________
                                          Name:
                                          Title:


[Corporate Seal]

ATTEST:




__________________________________
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this day of ___, 20__.




                                       ________________________________________
                                                    NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York  10166
Attention:  [_________]

Wells Fargo Bank, National Association,
  as Trustee
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn:  SABR 2005-FR5

      Re: Securitized Asset Backed Receivables LLC Trust 2005-FR5 Mortgage Pass-Through Certificates, Series 2005-FR5, Class [__ ]
            ----------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (i) we have no knowledge the Transferee is a Non-Permitted Transferee and (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,


                                       _______________________________________
                                       Print Name of Transferor


                                       By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER



                                                              ____________, 20__



Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York 10166
Attention:  [_________]

Wells Fargo Bank, National Association,
  as Trustee
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn:  SABR 2005-FR5

      Re: Securitized Asset Backed Receivables LLC Trust 2005-FR5 Mortgage Pass-Through Certificates, Series 2005-FR5 [__ ]
            ----------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 or Class B-4 Certificate or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                          ANNEX 1 TO EXHIBIT I
                                                          --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $______________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

---------------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                       _______________________________________
                                       Print Name of Transferee




                                       By:____________________________________
                                          Name:
                                          Title:


                                       Date: _________________________________

                                                          ANNEX 2 TO EXHIBIT I
                                                          --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                       ________________________________________
                                       Print Name of Transferee



                                       By:_____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:



                                       ________________________________________
                                       Print Name of Buyer




                                       Date:___________________________________

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

To:   Wells Fargo Bank, National Association
      1015 10th Avenue S.E.
      Minneapolis, MN 55415-0031
      Attn:  Inventory Control - SABR 2005-FR5

      Re: Pooling and Servicing Agreement dated October 1, 2005 Securitized Asset Backed Receivables LLC, as Depositor, Countrywide Home Loans Servicing LP, as Servicer, MortgageRamp, Inc., as Loan Performance Advisor, Fremont Investment & Loan, as Responsible Party, and Wells Fargo Bank, National Association, as Trustee
            -------------------------------------------------------------------

            In connection with the administration of the Mortgage Loans held by you as the [Trustee] on behalf of the Certificateholders, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:
------------------------------------

Mortgage Loan Number:
--------------------

Send Custodial File to:
----------------------

Delivery Method (check one)
---------------------------

____1.      Regular mail

____2.      Overnight courier (Tracking information:          )

            If neither box 1 nor 2 is checked, regular mail shall be assumed.

Reason for Requesting Documents (check one)
-------------------------------

____1. Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.

____5.      Other (explain).

            If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

            If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested by us.


                                       COUNTRYWIDE HOME LOANS SERVICING LP


                                       By: Countrywide GP, Inc.,
                                           its general partner


                                       By: ____________________________________
                                           Name:
                                           Title:
                                           Date:


[ACKNOWLEDGED AND AGREED:


WELLS FARGO BANK, NATIONAL ASSOCIATION



By:___________________________________
   Name:
   Title:
   Date:                     ]

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

            (a) The documents or instruments set forth as items (i) to (ix) in
      Section 2.01(b) of the Agreement.

            (b) Residential loan application.

            (c) Mortgage Loan closing statement.

            (d) Verification of employment and income, if applicable.

            (e) Verification of acceptable evidence of source and amount of down payment.

            (f) Credit report on Mortgagor.

            (g) Residential appraisal report.

            (h) Photograph of the Mortgaged Property.

            (i) Survey of the Mortgaged Property.

            (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (k) All required disclosure statements.

            (l) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

            (m) Sales contract, if applicable.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K
                             -----------------------

      Re: Securitized Asset Backed Receivables LLC Trust 2005-FR5 (the "Trust"), Mortgage Pass-Through Certificates, Series 2005-FR5, issued pursuant to the Pooling and Servicing Agreement, dated as October 1, 2005 (the "Pooling and Servicing Agreement"), by and among Securitized Asset Backed Receivables LLC, as depositor, Wells Fargo Bank, National Association, as trustee (the "Trustee"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), MortgageRamp, Inc., as loan performance advisor, and Fremont Investment & Loan, as responsible party
            -------------------------------------------------------------------

            I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K (the "Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

            2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, for inclusion in the Reports is included in the Reports;

            4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in such report.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.

Date:  ________________________________


_______________________________________
[Signature]
[Title]

                                    EXHIBIT M

                         FORM OF TRUSTEE'S CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR
                           ---------------------------


      Re: Securitized Asset Backed Receivables LLC Trust 2005-FR5 (the "Trust"), Mortgage Pass-Through Certificates, Series 2005-FR5, issued pursuant to the Pooling and Servicing Agreement, dated as October 1, 2005 (the "Pooling and Servicing Agreement"), by and among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Wells Fargo Bank, National Association, as trustee (the "Trustee"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), MortgageRamp, Inc., as loan performance advisor, and Fremont Investment & Loan, as responsible party
            ------------------------------------------------------------------

            I, [identify the certifying individual], certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

            3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date:


_________________________________________
Name:____________________________________
Title:___________________________________

                                    EXHIBIT N

                        FORM OF SERVICER'S CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

      Re: Securitized Asset Backed Receivables LLC Trust 2005-FR5 (the "Trust"), Mortgage Pass-Through Certificates, Series 2005-FR5, issued pursuant to the Pooling and Servicing Agreement, dated as October 1, 2005 (the "Pooling and Servicing Agreement"), by and among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Wells Fargo Bank, National Association, as trustee (the "Trustee"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), MortgageRamp, Inc., as loan performance advisor, and Fremont Investment & Loan, as responsible party
            ------------------------------------------------------------------

            I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. The servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for the period covered in the annual report on Form 10-K for the fiscal year [___] of the Trust, has been so provided;

            2. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review for the fiscal year [___] required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement for the fiscal year [___] required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            3. All significant deficiencies relating to the Servicer's compliance with the minimum servicing standards for purposes of the report for the fiscal year [___] provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such report.

Date:



[Signature]
[Title]

                                    EXHIBIT O

                            FORM OF SERVICER'S REPORT




EOM CUT OFF                 INVESTOR ______________   PREPARED:_________________
REPORTING STYLE:__________  INVESTOR NAME
REMITTANCE METHOD:________  P&I                       APPROVED:_________________
                            BANK ACCOUNT #:
                                                      DATE:_____________________
                            MONTH/YEAR





                                                     BEGINNING                                                        ENDING
       DESCRIPTION                                    BALANCE          DEPOSITS                DISBURSEMENTS          BALANCE
-------------------------                           -----------        --------                -------------          -------
BANK BALANCE                 LOAN #        CUR                                                                         0.00


DEPOSIT IN TRANSIT                      MONTH/YEAR                                                                     0.00
INTEREST ON CURTAILMENT                 MONTH/YEAR                                                                     0.00(1)
INTEREST DIFF ON PAYOFF                 MONTH/YEAR                                                                     0.00(1)
CASH ADJUSTMENT                         MONTH/YEAR                                                                     0.00(1)
CORP P&I ADVANCE                        MONTH/YEAR                                                                     0.00
ADJUSTED BALANCE                                        0.00              0.00                0.00                     0.00
COMPOSITION OF FUNDS                                                                                                   0.00
                                                        0.00              0.00                0.00                     0.00
                                                                                           TEST OF EXPECTED - P&I      0.00
                                                                                           CASH TO TEST DIFFERENCE:    0.00

------------

(1) Auto T-29.

                                    EXHIBIT P

                                   PMI POLICY

                                 (See Attached)

                              Radian Guaranty Inc.          RADIAN






                                                            Master Policy

Radian                  Table of Contents

Master

Policy




--------------------------------------------------------------------------------

Condition One - Definitions ...............................................    3
A. Advances ...............................................................    3
B. Appropriate Proceedings ................................................    3
C. Approved Sale ..........................................................    4
D. Application for Insurance ..............................................    4
E. Borrower ...............................................................    4
F. Borrower's Own Funds ...................................................    4
G. Borrower'sTitle ........................................................    4
H. Certificate of Insurance ...............................................    4
I. Claim ..................................................................    4
J. Claim Settlement Period ................................................    4
K. Commitmentof Insurance .................................................    5
L. Default ................................................................    5
M. Deficiency .............................................................    5
N. Early Default ..........................................................    5
O. Effective Date .........................................................    5
P. Fair Market Value ......................................................    5
Q. Insured ................................................................    5
R. Loan ...................................................................    5
S. Loss ...................................................................    5
T. Merchantable Title .....................................................    6
U. Perfected Claim ........................................................    6
V. Physical Damage ........................................................    6
W. Property ...............................................................    6
X. Servicer ...............................................................    6
Y. Settlement Due Date ....................................................    6
Z. Third-Party Misrepresentation
   or Fraud ...............................................................    6

Condition Two - Application for Insurance,
Commitment of Insurance, Initial Premium,
Representations of the Insured ............................................    7
A. Application for Insurance and Commitment
   of Insurance ...........................................................    7
B. Initial Premium, Compliance with
   Conditions .............................................................    7
C. Representations of the Insured .........................................    7

Condition Three -

Term of Coverage, Renewal .................................................    8
A. Term of Coverage .......................................................    8
B. Renewal ................................................................    8

Condition Four -

Cancellation, Termination .................................................    8
A. Cancellation by the Insured ............................................    8
   (1) Certificate of Insurance ...........................................    8
   (2) Master Policy ......................................................    9
B. Cancellation by the Company ............................................    9
   (1) Certificate of Insurance ...........................................    9
   (2) Master Policy ......................................................    9
C. Termination of Coverage,
   Conditions Subsequent ..................................................    9

Condition Five -

Exclusions From Coverage ..................................................   10
A.  Balloon Payment .......................................................   10
B.  Prior Delinquencies ...................................................   10
C.  Incomplete Construction ...............................................   10
D.  Misrepresentation and Fraud ...........................................   10
E.  Negligence of Insured or Servicer .....................................   10
F.  Physical Damage .......................................................   11


2           Master Policy| Table of Contents

Condition Six - Conditions
Precedent to Payment of Claim .............................................   11
A. Conditions Precedent ...................................................   11
   (1) Notice of Default or
       Early Default ......................................................   11
   (2) MonthlyDefault Reports;
       Report of Proceedings ..............................................   11
   (3) Appropriate Proceedings ............................................   11
B. Failure to Comply ......................................................   12

Condition Seven - Loan Servicing ..........................................   12

Condition Eight - Approved Sale ...........................................   13
A. Settlement on Basis of
   Approved Sale ..........................................................   13
B. Settlement if Approved
   Sale Does Not Close ....................................................   13

Condition Nine -
Mitigation of Damages .....................................................   14
A. Mitigation of Damages ..................................................   14
B. Sale of the Property
   by the Insured .........................................................   14
C. Failure to Mitigate ....................................................   14

Condition Ten -
Option to Acquire Loan ....................................................   15

Condition Eleven -
Loss Payment Procedure ....................................................   15
A. Submission of Claim ....................................................   15
B. Calculation of Loss ....................................................   16
C. Deficiency Judgments ...................................................   17
D. Claim Requirements .....................................................   18

Condition Twelve -
Claim Settlement Option ...................................................   19

Condition Thirteen -
Claim Payment Procedure ...................................................   19
 A. Additional Documentation ..............................................   20
 B. Access ................................................................   20
 C. Acquisition ...........................................................   20
 D. Late Payment ..........................................................   20
 E. Rescission / Denial ...................................................   20
Condition Fourteen -
Duty of Cooperation .......................................................   20

Condition Fifteen -
Company's Right of Subrogation ............................................   21
A. Subrogation ............................................................   21
B. Impairment of Subrogation ..............................................   21

Condition Sixteen -
Limitation of Actions .....................................................   21

Condition Seventeen - Notices .............................................   22

Condition Eighteen - Entire Agreement,
Endorsement, Severability .................................................   22
 A. Entire Agreement ......................................................   22
 B. Endorsement ...........................................................   22

Condition Nineteen -
Beneficiaries Under Policy ................................................   22

Condition Twenty - Arbitration ............................................   23

Condition Twenty-One -
Conformity to Statute .....................................................   23

Signatures ................................................................   25

Short Rate Cancellation Schedule
Annual Premium Plans ......................................................   26

Short RateCancellation Schedule
Single Premium Plans ......................................................   27


3           Master Policy| Table of Contents

Radian      Master Policy

Master

Policy

            --------------------------------------------------------------------

            In consideration of the premium paid, and in reliance upon the representations in the Application for Insurance, Radian Guaranty Inc., a Pennsylvania corporation (a stock mortgage insurance company hereinafter referred to as the "Company") agrees to pay to the Insured the Loss resulting from the Default of the Borrower, subject to all of the terms and conditions contained in this Policy.

            Conditions
            --------------------------------------------------------------------
            Condition One - Definitions

            The following words and phrases shall have the specific meanings as set forth in this Condition One when used in this Policy:

            A.    Advances means only the following expenses advanced by the
                  Insured:

                  (1)   Reasonable and customary hazard insurance premiums.

                  (2) Taxes, assessments and other public charges imposed upon the Property.

                  (3) Customary expenses necessary for preservation of the Property.

                  (4) Condominium fees, homeowner association dues and other shared property fees.

                  (5) All other reasonable and necessary expenses incurred in the Appropriate Proceedings, including attorney's fees not in excess of three percent (3%) of the delinquent principal and interest at the time a Claim is filed, and customary court costs; provided, however, that reasonable attorney's fees incurred pursuant to Condition Eleven (C) shall not be so limited.

                  (6) Necessary and customary costs for eviction proceedings, including related attorney's fees.

            B. Appropriate Proceedings means any action or proceeding which vests in the Insured all of the Borrower's rights and title in and to the Property including, but not limited to, foreclosure by public or private sale or voluntary conveyance from the Borrower; provided, however, that such action or proceeding shall not be inconsistent with the requirements of Conditions Six, Nine and Fifteen of this Policy and is permitted by applicable law.

4           Master Policy | Condition One

Radian      C.    Approved Sale means the sale of the Property by the Borrower with the consent of the Insured, or by the Insured after the
Master            acquisition of the Property, the terms of which in
                  either case have been approved by the Company pursuant to
Policy            Condition Nine of this Policy; redemption of the Property from the Insured after it acquires Borrower's Title; or the sale of the Property at a foreclosure sale to a third-party bidder pursuant to Condition Six (A)(3)(c) of this Policy.

            D. Application for Insurance means all documents, materials, statements and exhibits, whether or not prepared by the Insured, submitted to the Company by or on behalf of the Insured for the purpose of obtaining a Commitment of Insurance or a Certificate of Insurance.

            E. Borrower means the person or persons designated as such on the face of the Application for Insurance and/or the Certificate of Insurance, and includes any co-borrower, co-signer, co-obligor, guarantor, or other maker of the note, mortgage, or other instrument of indenture, whether or not specifically listed on the Application for Insurance and/or the Certificate of Insurance.

            F. Borrower's Own Funds means any funds owned by the Borrower, and not borrowed from other sources, or subject to any rebate, refund or repayment.

            G. Borrower's Title means the Insured's possession and control of the Property, as evidenced by: (i) an executed Trustee's or Sheriff's deed (which need not reflect recordation) or other evidence satisfactory to the Company that the foreclosure sale has been completed, or (ii) a deed from the Borrower in the case of a voluntary conveyance to the Insured, conveying title to the Insured, and (iii) the expiration of any applicable redemption period, unless the Insured elects to file the Claim prior to expiration, subject to Condition Eleven of this Policy.

            H. Certificate of Insurance means a certificate issued by the Company to the Insured, in accordance with the terms of this Policy, to extend insurance coverage to the Loan therein described. A Certificate may take the form, without limitation, of a facsimile, electronic computer tape or other agreed-upon data interchange.

            I. Claim means a written request for payment of a Loss, made on a form or in a manner acceptable to the Company.

            J. Claim Settlement Period means the period starting when the Claim is initially filed and ending at the close of business on the Settlement Due Date.

5           Master Policy | Condition One

Radian      K.    Commitment of Insurance means any commitment issued by the
                  Company to the Insured, setting forth the terms and conditions
Master            under which the Company will extend insurance coverage to a
                  Loan in accordance with this Policy.
Policy
            L.    Default means the failure of the Borrower to pay when due an amount equal to or greater than one (1) monthly regular periodic payment in accordance with the terms of a Loan.

            M. Deficiency means all amounts due and owing under a Loan on which a Default has occurred, and remaining after the conclusion of Appropriate Proceedings, pursuant to applicable state law.

            N. Early Default means the failure of the Borrower to make any of the initial twelve (12) monthly payments in accordance with the terms of a Loan so that sums equal to the aggregate of two
                  (2) such monthly payments have not been paid when due.

            O. Effective Date means, with respect to an insured Loan, the closing date of such Loan, or, such later date as may be requested by the Insured and approved in writing by the Company.

            P. Fair Market Value means, with regard to the amount bid for any Property at a foreclosure sale, the Property's value at the approximate time of the foreclosure sale as determined by appraisal, if available, or in accordance with customary servicing practices (which may include reliance on information provided by a local real estate broker), subject to applicable law governing foreclosure.

            Q. Insured means the named Insured or any party (i) to whom coverage has been granted by the Company, or (ii) that is a subsequent assignee or transferee owner of a Loan that has requested to become the insured. If however, the Company has not been notified in writing of such assignment or transfer, the Company's sole obligation hereunder shall be to the named Insured.

            R. Loan means the indebtedness of the Borrower to the Insured in the amount and for the term specified on the face of the Certificate of Insurance, which is evidenced by a written obligation and secured by a mortgage, deed of trust or other instrument, which is a first lien or charge on the Property, and which is insured under this Policy or intended to be insured in accordance with the terms of a Commitment of Insurance.

            S. Loss means the amount of loss suffered or incurred by the Insured determined pursuant to the provisions of Condition Eleven of this Policy.

6           Master Policy | Condition One

Radian      T.    Merchantable Title means title to the Property which is
                  readily salable and freely transferable, and which is free and
Master            clear of all liens, defects and encumbrances
                  including, without limitation, rights of parties in possession
Policy            and rights of redemption (unless, in either or both cases, the
                  Company waives in writing its right to take the Property free of such rights), excepting only:

                  (1) the lien of current general real estate taxes and other public charges and assessments not yet due and payable;

                  (2) easements for public utilities, building restrictions and the effect of building laws or regulations with which the improvements on the Property comply, which do not impair the use of the Property and the improvements thereon for their intended purposes;

                  (3)   tenants under leases approved in writing by the Company;
                        and

                  (4) such minor imperfections of title as would not impair the use and enjoyment of the Property as a residence.

                  Merchantable Title does not exist if there is a lien on the Property pursuant to federal or state law providing for liens in connection with the cleanup of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien.

            U. Perfected Claim means a Claim containing all of the information and proof reasonably required by the Company to evaluate its liability with respect thereto.

            V. Physical Damage means any tangible injury to the Property, whether caused by accident, natural occurrence or otherwise, excluding normal wear and tear.

            W. Property means the residential real property, designed for occupancy by not more than four (4) families, identified on the face of a Certificate of Insurance, and shall include all appurtenances, rights of access and improvements thereon which secure the Loan.

            X. Servicer means the entity servicing a Loan on behalf of the Insured. The Servicer is deemed to be the representative of the Insured for purposes of the Policy.

            Y. Settlement Due Date means the date sixty (60) days after receipt of a Claim by the Company, subject to the extensions of time set forth in Condition Thirteen of this Policy.

            Z. Third-Party Misrepresentation or Fraud means a misrepresentation or fraud by anyone other than the Insured, its employees or agents. For purposes of this definition, the Insured's agents shall include any mortgage broker and/or intermediary originating the Loan, or anyone under contract with such persons in connection with the origination of the Loan, such as an appraiser or escrow agent.

7           Master Policy | Condition One

Radian      --------------------------------------------------------------------

Master Condition Two - Application for Insurance, Commitment of Insurance, Initial Premium, Representations of the Insured
Policy

            A.    Application for Insurance and Commitment of Insurance

                  The Insured shall submit an Application for Insurance to the Company in connection with each Loan for which coverage under this Policy is desired. The Company shall provide forms of Application for Insurance to the Insured and the Insured shall comply with the requirements contained therein. Approval of any Application for Insurance shall be at the discretion of the Company and shall be communicated to the Insured in the form of a Commitment of Insurance. Each Application for Insurance shall be deemed to be part of this Policy and incorporated herein by this reference. If the Borrower's application for a Loan is denied, the Company shall bear no responsibility for notifying the Borrower of the decision pursuant to applicable state or federal law.

            B.    Initial Premium, Compliance with Conditions

                  (1) Within ten (10) days after the Effective Date, the Insured shall forward to the Company the initial premium as shown on the face of the Commitment of Insurance.

                  (2) The obligation of the Company to extend insurance coverage to a Loan for which a Commitment of Insurance has been issued, or pay any Loss in respect thereof, is expressly conditioned upon the Insured's compliance with the provisions of this Policy and any conditions shown on the Commitment of Insurance and the timely receipt by the Company of the initial premium; provided, however, that any special conditions shall expire upon the Company's acceptance of renewal premium or a period of one (1) year from the Certificate effective date, whichever is longer.

                  (3) Upon compliance by the Insured with the Commitment of Insurance and upon receipt by the Company of the initial premium, the Company shall issue a Certificate of Insurance to the Insured, or a Certificate of Insurance previously issued to the Insured shall become effective and bind the Company under this Policy as of the Effective Date.

            C.    Representations of the Insured

                  An Application for Insurance shall be deemed a representation by the Insured to the Company, and the Commitment of Insurance and Certificate of Insurance shall be deemed to have been issued in reliance thereon.

8           Master Policy | Condition Two

Radian      --------------------------------------------------------------------
            Condition Three - Term of Coverage, Renewal
Master

Policy

            A.    Term of Coverage

                  A Certificate of Insurance shall be in force and provide coverage for the period of time shown on the face thereof, unless renewed in accordance with Condition Three (B), below. Upon renewal, the Certificate of Insurance shall continue in force for the applicable renewal period.

            B.    Renewal

                  A Certificate of Insurance may be renewed at the option of the Insured upon payment of the applicable renewal premium and delivery of instructions identifying the Loan or Loans for which the premium is being paid, provided that such instructions and payment are received by the Company within thirty (30) days after the expiration of any coverage or renewal period. If the Certificate of Insurance is not renewed as set forth herein, coverage under the Certificate of Insurance shall terminate for Defaults not then existing as of 12:01 A.M. on the day following the expiration date thereof, or of the then-current renewal period. The Company shall provide notice of renewal dates to the Servicer (or, if the Company has not been informed of a Servicer, to the Insured).

                  A lapse of coverage for failure to pay premiums when due which affects a group of Loans may be cured upon written notification to the Company by the Insured, a transferee Servicer or the owner of the Loans, that the failure to pay the renewal premiums was the result of a servicing transfer, seizure or forfeiture, provided that such notification occurs within three (3) months of the servicing transfer.

            --------------------------------------------------------------------

            Condition Four - Cancellation, Termination

            A.    Cancellation by the Insured

                  (1)   Certificate of Insurance

                        The Insured or its Servicer may, at any time, by written notice to the Company, cancel a Certificate of Insurance. Such cancellation shall relieve the Company of liability for any Default unless a Claim has been submitted prior to such cancellation. Upon receipt by the Company of the original copy of the Certificate of Insurance or a notice of cancellation acceptable to the Company, the appropriate portion of the premium will be refunded to the Insured pursuant to the Cancellation Schedule appended hereto and made a part hereof. However, no refund shall be remitted if a Claim has been submitted, or if the premium plan selected by the Insured does not provide for a return of premium.

9           Master Policy | Conditions Three  - Four

Radian            (2)   Master Policy

Master The Insured may, at any time, by written notice to the Company, cancel this Policy, and such cancellation shall
Policy be effective as of the date of such notice, provided that the conditions of this Policy shall remain applicable to any Loans insured here-under prior to such cancellation.

            B.    Cancellation by the Company

                  (1)   Certificate of Insurance

                        Subject to applicable law, the Company may cancel a Certificate of Insurance only upon the failure of the Insured to pay any premium or comply with any condition as required by this Policy.

                  (2)   Master Policy

                        Subject to applicable law, the Company may, at any time, by written notice to the Insured, cancel this Policy, and such cancellation shall be effective as of the date of such notice, provided that the conditions of this Policy shall remain applicable to any Loans insured hereunder prior to such cancellation.

            C.    Termination of Coverage, Conditions Subsequent

                  Notwithstanding any other provision of this Policy, the coverage extended to any Loan by a Certificate of Insurance may be terminated at the Company's sole discretion, immediately and without notice, if, with respect to such Loan, the Insured shall permit or agree to any of the following without prior written consent of the Company:

                  (1) Any material change or modification of the terms of the Loan including, but not limited to, the borrowed amount, interest rate, term or amortization schedule, excepting such modifications as may be specifically provided for in the Loan documents, and permitted without further approval or consent of the Insured.

                  (2)   Any release of the Borrower from liability for the Loan.

                  (3) Any assumption of liability for the Loan, with or without release of the original Borrower from liability therefor.

                  (4)   Any change in the Property.

                  (5) Any sale or transfer of the servicing of a Loan to an entity not approved in writing by the Company as a servicer, subject to the provisions of Condition Seven of this Policy.

                  In the event that the Company elects to terminate the coverage pursuant to the above Conditions, it will make a refund of any applicable premium and/or renewal premium, prorated to the date of the event giving rise to termination.

10          Master Policy | Condition Four

Radian      --------------------------------------------------------------------

Master      Condition Five - Exclusions From Coverage

Policy It is understood and agreed that the Company shall not be liable for and the Policy shall not apply, extend to or cover the following:

            A.    Balloon Payment

                  Any Loss arising out of or in connection with failure of the Borrower to make any payment of principal and/or interest due under a Loan which payment arises because the Insured exercises its right to call or accelerate such Loan (except as a result of a Default) or because the term of such Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest (including any additional amounts escrowed for taxes or insurance) that are set forth in such Loan (commonly referred to as a "Balloon Payment"). This exclusion shall not apply to Loss resulting from the refusal of the Borrower to accept an extension or renewal from the Insured or its Servicer of the Loan at market rates.

            B.    Prior Delinquencies

                  Any Loss arising from a Default if, as of the Effective Date of the Certificate of Insurance, a delinquency exists with respect to any payment under the Loan.

            C.    Incomplete Construction

                  Any Loss, if, as of the date of the related Claim, construction of the Property has not been completed in accordance with the construction plans and specifications.

            D.    Misrepresentation and Fraud

                  Any Loss for which a Claim is made in connection with a Certificate of Insurance issued in reliance upon an Application for Insurance containing any material misstatement, misrepresentation or omission, whether intentional or otherwise or as a result of any act of fraud; provided, however, that unless the Insured had knowledge of or participated in a Third-Party Misrepresentation or Fraud at the time it was made, the Company shall not rescind or deny coverage, or adjust any Claim based on such Third-Party Misrepresentation or Fraud if the Borrower has made twelve consecutive monthly payments from the Borrower's Own Funds.

            E.    Negligence of Insured or Servicer

                  Any Loss arising out of any negligence of the Insured or Servicer in the origination or servicing of a Loan which negligence is either the proximate cause of such Loss or materially increases the risk insured, provided that if the Company can reasonably determine the amount by which such negligence increased the Loss as calculated in Condition Eleven (B), its remedy shall be to adjust the Loss accordingly.


11          Master Policy | Condition Five

Radian      F.    Physical Damage

Master Any cost or expense related to the repair or remedy of any Physical Damage to the Property, including but not limited to
Policy Physical Damage arising from the following causes; (i) contamination by toxic or hazardous waste, chemical, or other substances, (ii) earthquake, flood, or any act of God, (iii) civil war or riot, or (iv) any defects in the construction of the Property not identified in the Application.

            --------------------------------------------------------------------

            Condition Six - Conditions Precedent to Payment of Claim

            A.    Conditions Precedent

                  The Insured must comply with each of the following requirements as a condition precedent to any obligation of the Company under this Policy:

                  (1)   Notice of Default or Early Default

                        The Insured shall, within fifteen (15) days, and notwithstanding any subsequent cure, give the Company written notice, on forms acceptable to the Company, of
                        (i) any Loan that is three (3) months in Default, or
                        (ii) any Loan for which there is an Early Default.

                  (2)   Monthly Default Reports; Report of Proceedings

                        The Insured shall give the Company monthly reports, on forms acceptable to the Company, detailing servicing efforts with respect to each Loan for which notice to the Company is required under Condition Six of this Policy. Monthly reports shall contain all of the information and documentation reasonably requested by the Company, including, but not limited to, the condition of the Property, status of Borrower contact efforts and status of Appropriate Proceedings.

                        Monthly reports shall continue with respect to each such Loan until such Default or Early Default has been cured or until title to the Property has been acquired by the Insured. The Insured shall provide the Company with written notice within fifteen (15) days after the Insured has knowledge of the commencement of any proceeding, including Appropriate Proceedings, which affects the Loan, the Property, or the Insured's or Borrower's interest therein.

                  (3)   Appropriate Proceedings

                        Subject only to the provisions of Conditions Nine and Fifteen below:

                        (a) The Insured shall commence and diligently pursue Appropriate Proceedings, but in no event later than six (6) months after it is permitted to do so pursuant to the terms of the Loan and applicable law. If directed by the Company, the Insured shall commence Appropriate Proceedings as soon as it is permitted to do so pursuant to the terms of the Loan and applicable law.

12          Master Policy | Conditions Five  - Six

Radian                  (b)   The Insured shall furnish the Company with copies
                              of all notices and pleadings filed or required in connection Master with Appropriate Proceedings.

Policy                  (c)   Bidding instructions.

                              (i) The Company may give specific foreclosure sale bidding instructions to the Insured that do not require a minimum bid of less than Fair Market Value, and in accordance with applicable law, provided that the Company will not specify a maximum bid of less than the uninsured Loan amount, and, if the Property will be subject to redemption for less than the outstanding amount owed by the Borrower, the Company will not specify an opening bid of less than the uninsured Loan amount. For this purpose, the uninsured Loan amount shall be the estimated Loss calculated pursuant to Condition Eleven (B), less the percentage thereof payable pursuant to Condition Twelve (A)(2).

                              (ii)  In the absence of specific bidding
                                    instructions, the Insured may control the bidding process.

                              (iii) In the event of either (i) or (ii), above,
                                    unless the Company elects in writing prior to the foreclosure sale to purchase the Property, any third-party purchase at foreclosure will be treated as an Approved Sale pursuant to Condition Eight (A) of this Policy.

            B.    Failure to Comply

                  The failure of the Insured to comply with any of the foregoing conditions precedent will give the Company, at its sole discretion, the right to declare any liability or obligation under this Policy null and void with respect to the applicable Certificate of Insurance, provided that violations of timing requirements shall result only in a reduction of the Loss to the estimated extent of the prejudice suffered by the Company for the violation, and shall not result in cancellation of coverage unless the timing violation exceeds one year from the required date of submission.

            --------------------------------------------------------------------

            Condition Seven - Loan Servicing

            Every Loan insured under this Policy shall be serviced in a reasonable and prudent manner and consistent with the highest standards of servicing in use in the residential mortgage industry. Such servicing shall include, but not be limited to, diligent efforts to cure a Default, including Borrower contact, and prompt reporting of any Default to the appropriate credit reporting bureau(s). If the servicing of a Loan is sold, assigned or transferred by the Insured or by the Servicer, coverage shall continue hereunder; provided that notice thereof is given to the Company and the Loan continues to be serviced by an entity approved by the Company.


13          Master Policy | Conditions Six  - Seven

Radian If the Company disapproves a Servicer, or if the Loan is transferred to a previously disapproved or unapproved Servicer, the Insured, (or
Master the owner of the Loan, if the Company has been notified of an owner other than the Insured), shall have ninety (90)
Policy days in which to replace the Servicer with one approved by the Company.

            --------------------------------------------------------------------
            Condition Eight - Approved Sale

            A.    Settlement on Basis of Approved Sale

                  If an Approved Sale is consummated in accordance with the terms set forth hereinabove, with respect to such Approved
                  Sale:

                  (1) The Company hereby waives its right to exercise its option to acquire the Property pursuant to Condition Twelve (A)(1) of this Policy, and releases the Insured from the obligation to tender Merchantable Title pursuant to Condition Twelve or Borrower's Title to the Property pursuant to Condition Eleven (A)(1) of this Policy;

                  (2) The Insured shall have the sole right to receive the net proceeds of such Approved Sale and acceptance of such net proceeds in satisfaction of the Loan shall not prejudice the Insured hereunder; and

                  (3) In calculating the net proceeds of such Approved Sale, all the Insured's reasonable costs of obtaining and closing the sale shall be deducted from the gross proceeds of the sale.

                  (4) Company shall pay to the Insured, in full settlement of its obligation to the Insured with respect to the Loss to which such Approved Sale is related, the lesser of:

                        (a) the entire amount of such Loss determined pursuant to Condition Eleven of this Policy; or

                        (b) the percentage of such Loss, computed without deduction of the net proceeds of the Approved Sale, specified in the applicable Certificate of Insurance and in accordance with the premium plan under which the Loan is insured.

            B.    Settlement if Approved Sale Does Not Close

                  If an Approved Sale does not close, the Company may settle under either of the settlement options set forth in Condition Twelve (A), provided that if the Settlement Due Date has passed, (i) interest as provided for in Condition Thirteen (D) shall be payable, and (ii) if the Company wishes to settle under Condition Twelve (A)(1), the Insured's obligations in connection with the transfer of the Property to the Company shall be as required by this Policy subject to the limitation that they shall not be more burdensome to the Insured than its obligations (including, but not limited to, its obligations as to the condition of the Property) as seller in the Approved Sale that failed to close.

14          Master Policy | Conditions Seven - Eight

Radian      --------------------------------------------------------------------
            Condition Nine - Mitigation of Damages
Master

Policy      A.    Mitigation of Damages

                  The Insured shall actively cooperate with the Company to prevent and mitigate Loss including, without limitation, the collection of rents, the assertion of its rights in and to any collateral or security in its custody or control, assertion of rights against the Borrower, and prompt reporting to the Company of any preforeclosure sale offers. If a preforeclosure sale is approved by the Company and the Insured, but for any reason the sale does not close, then the Company shall continue to administer the Policy as if no sale had been attempted. The Company may assist the Insured in efforts to mitigate any Loss.

                  The Company shall actively cooperate with the Insured to administer the Policy in such a way as to not increase the Insured's uninsured loss, pursuant to the reciprocity and mutuality of the parties' obligations.

            B.    Sale of the Property by the Insured

                  The mitigation efforts of the Insured shall also include diligent efforts to market any Property for which it has obtained Borrower's Title. After obtaining Borrower's Title, the Insured shall submit to the Company any offer for sale of the Property that would be acceptable to the Insured and would result in a lower Claim settlement under Condition Eight (A) than under the percentage payment option of Condition Twelve
                  (A)(2), so long as the Company has not notified the Insured that it will acquire the Property, and its right to acquire the Property has not been waived, or expired pursuant to Condition Twelve (B). Any such sale offer shall be approved or rejected by the Company in its entirety.

                  For purposes of this Condition, a sale offer submitted to the Company shall consist of an offer to purchase the Property received by the Insured, together with a schedule of (i) expense items proposed by the Insured to be included in the settlement amount if the Property sale closes, and (ii) the insured's then-estimated amounts thereof.

                  The Insured, if requested by the Company, shall authorize its broker to release to the Company such marketing information concerning the Property as the Company may request, unless or until the Insured shall have notified the broker that the Company's right to acquire the Property has expired or been waived.

            C.    Failure to Mitigate

                  If the Insured breaches its duty to prevent and mitigate Loss, then the Company's remedy shall be to reduce the Insured's Loss by the reasonably estimated extent of the resulting prejudice to the Company, rather than to deny the Claim.

15          Master Policy | Condition Nine

Radian      --------------------------------------------------------------------
            Condition Ten - Option to Acquire Loan
Master

Policy At any time after a Default, and prior to the conclusion of Appropriate Proceedings, the Company shall have the option to acquire the related Loan. The Company shall exercise such option in writing and within thirty (30) days after the date thereof, the Insured shall furnish to the Company a written statement of the acquisition cost of such Loan. The acquisition cost shall be computed in the same manner as the computation of Loss set forth in Condition Eleven of this Policy, except that interest shall be calculated only through the date of acquisition. Payment of the acquisition cost so computed shall be made by the Company to the Insured within thirty (30) days after the receipt of such statement from the Insured together with all supporting documentation reasonably required by the Company. Contemporaneously therewith, Insured shall execute and deliver to the Company, or its nominee, such instruments or documents which the Company may reasonably require to effect or confirm the assignment or transfer of the Loan and any right, title or interest of the Insured in and to the Property, Appropriate Proceedings and any other collateral or security. In addition, Insured shall assign and deliver to the Company existing fire, hazard and title insurance policies relating to the Loan. The assignment or transfer of the Loan, any other collateral or security, and all related documents by the Insured to the Company shall constitute a warranty by the Insured that it has good title to such Loan, collateral, security and related documents, free and clear of all liens and encumbrances, and that there are no setoffs or counterclaims which may be asserted by the Borrower, and that the Insured has done nothing to impair the validity and enforceability of its rights with respect to such Loan, such collateral or security and such related documents.

            --------------------------------------------------------------------
            Condition Eleven - Loss Payment Procedure

            A.    Submission of Claim

                  (1) A Claim may not be submitted to the Company prior to the Insured's acquisition of Borrower's Title to the Property, except in the case of Approved Sales, as set forth in Condition Eight.

                  (2) The Insured may submit a Claim prior to the expiration of any applicable redemption period, provided however, that in the event a Borrower exercises his redemption rights, the Insured shall reimburse the Company for the amount (if any) by which the sum of the Claim payment paid plus the amount realized by the Insured from the redemption of the Property exceeds the Loss as calculated pursuant to Condition Eleven (B).

16          Master Policy | Conditions Ten - Eleven

Radian            (3)   Failure by the Insured to submit a Perfected Claim
                        within one year after the acquisition of Borrower's
Master                  Title to the Property shall relieve the Company of any
                        obligation or liability with respect to the underlying
Policy                  Certificate of Insurance.

            B.    Calculation of Loss

                  (1) Loss with respect to any Default insured against hereunder shall be determined as the sum of:

                        (a)   the unpaid principal balance due under the Loan;

                        (b) the amount of unpaid accumulated interest due under the Loan, computed at the contractual rate or rates stated in the Loan (excluding late charges and penalties), up to the date the Claim is submitted to the Company, but in no event in excess of two (2) years; and

                        (c)   the amount of any Advances made by the Insured.

                              In addition, if a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the amount in clause (a) above shall include the unpaid principal due under the unsecured portion of the Loan, even if the Borrower has been released from such debt, and the amount in clause
                              (b) above shall include interest thereon computed at the contract rate or rates stated in the Loan from the date of Default through the date referred to in clause (b).

                        (2) Such Loss shall be reduced by the following, insofar as not previously applied to the repayment of the Loan:

                              (a) the unpaid interest due under the Loan, calculated in accordance with Condition Eleven (B)(1), accruing after the Insured has acquired Borrower's Title to the Property for a period of sixty (60) days;

                              (b) the amount of all rent and other payments (excluding proceeds of fire and extended coverage insurance) which have been received by the Insured and which are in any way related to the Property;

17          Master Policy | Condition Eleven

Radian                        (c)   any amount remaining in any related escrow
                                    account or security deposit in the custody
Master                              or control of the Insured as of the date of
                                    last payment; and
Policy

                              (d)   the amount of any payments on the Loan
                                    received by the Insured after the date of Default;

                              (e) the amount of any benefits paid under any fire and extended coverage policies which is in excess of the actual cost of restoring and repairing the Property;

                              (f) the remaining amount, if any, of unused interest buydown funds, discounts, or similar features of the Loan;

                              (g) When the Company elects to purchase the Property pursuant to Condition Twelve
                                    (A)(1), or when the Company elects to pay the percentage option pursuant to Condition Twelve (A)(2), and a casualty event, coupled with a lack of insurance for such casualty, was the most important cause of the Default; the entire cost to repair or remedy any Physical Damage in excess of $1,500.00 to the Property to the extent such Physical Damage has not been previously repaired or remedied; and

                              (h)   the net proceeds of any Approved Sale; and

                              (i)   the full amount of the entire proceeds
                                    awarded in or resulting from a condemnation or a sale in lieu of condemnation.

            C.    Deficiency Judgments

                  If either the Insured or the Company intends to pursue a deficiency judgment against the Borrower, no later than during the Claim Settlement Period the party that is the proponent of pursuing a deficiency will promptly notify the other party of its intent and the parties will determine whether the deficiency judgment will be sought for the account of such proponent or for the account of both parties. If, pursuant to the instructions of the Company, the Insured has pursued a manner of foreclosure other than the usual and customary manner so that a deficiency judgment may be preserved and pursued, the Company will be deemed the proponent. If the Insured, without instruction, has pursued a manner of foreclosure other than the usual and customary manner so that a deficiency judgment may be preserved and pursued, the Insured will be deemed the proponent. Further, the Insured will be deemed the proponent, and the determination is not required, if the Company is prohibited by law from pursuing a deficiency judgment against the Borrower.

18          Master Policy | Condition Eleven

Radian To facilitate such determination on an informed basis, either party may request pertinent deficiency information from the
Master other. Each party will provide such information if requested, but is not obligated to seek additional information solely to
Policy respond to the request. If the Claim as initially filed does not indicate whether the Insured intends to pursue a deficiency and/or does not provide such information as the Insured may have relevant to whether a deficiency should be pursued, the Company may request the information as provided in Condition Thirteen (A).

                  If the amount of Loss calculated pursuant to Condition Eleven
                  (B) has been increased because of the desire of either the Insured or the Company to preserve and pursue deficiency rights, the excess shall be determined. In determining such excess, the three percent (3%) limitation of Condition One
                  (A)(5) will not be applied to exclude amounts that are necessary to preserve and/or pursue the deficiency rights. If the deficiency rights will be pursued solely by the Insured, the Loss shall be adjusted to exclude such excess. If the deficiency rights will be pursued solely by the Company, the amount paid by the Company pursuant to Condition Eight, Condition Ten or Condition Twelve shall include all of such excess, regardless of the settlement option the Company may select. If the deficiency judgment is to be pursued for the account of both parties, any expenses the Company incurred (other than staff time or other internal costs) to preserve and/or pursue the deficiency rights will be added to such excess, and the total shall be allocated between the Insured and the Company in accordance with their pro rata shares referred to in Condition Fifteen (A). The Loss paid pursuant to Condition Eight or Condition Twelve will be adjusted to reflect such allocation of deficiency-related expenses. Subsequent deficiency-related expenses (including collection expenses, insofar as not satisfied from sums collected, but excluding staff time or other internal costs of either party), and any and all amounts recovered (net of collection expenses) also will be allocated to the parties in such pro rata shares.

                  After the Company's payment of the Loss, management and control of deficiency rights being pursued for the account of both parties will be governed by reasonable agreement of the parties.

            D.    Claim Requirements

                  In order to make a Perfected Claim, the Insured must provide the Company with the following:

                  (1) A properly completed Claim on a form furnished or approved by the Company requesting payment of the Loss;

                  (2) All information requested on such form, all documentation requested or reasonably necessary to complete such form, and all other information and/or documentation reasonably requested by the Company in connection with its review of the Claim;

19          Master Policy | Condition Eleven

Radian            (3)   Evidence satisfactory to the Company that the Insured
                        has Borrower's Title to the Property, except where there
Master                  has been an Approved Sale or the Company has elected to
                        acquire the Property;
Policy
                  (4)   If the Company elects to acquire the Property, evidence
                        that the Insured has acquired and can convey
                        Merchantable Title; and

                  (5) Access to the Property for purposes of determining its condition and value, if requested by the Company.

            --------------------------------------------------------------------

            Condition Twelve - Claim Settlement Option

            A. In settlement of any Claim, unless the Claim is paid pursuant to Condition Eight (A), the Company in its sole discretion, and at its option, may elect to pay the Insured either:

                  (1) the entire amount of the Loss, and upon such payment, the Insured shall convey Merchantable Title to the Property to the Company (or its nominee); or

                  (2) the percentage of the Loss specified in the applicable Certificate of Insurance and in accordance with the premium plan under which the Loan is insured and, in such event, the Company shall have no right to acquire the Property.

            B. The Company shall make its election within the sixty (60) day period set forth in Condition Thirteen, below. If the Company does not make its election within such time, its option to acquire the Property shall be deemed waived by the Company except as described in Condition Eight (B).

            C. Upon the election and payment by the Company of the sum due under this Condition Twelve, or due under either Condition Eight (A) or Condition Ten, and any additional sum due under Condition Eleven (C), the liability of the Company under the related Certificate of Insurance will be fully and finally discharged.

            --------------------------------------------------------------------
            Condition Thirteen - Claim Payment Procedure

            Any payment of Loss required to be made to the Insured with respect to any Claim shall be payable within sixty (60) days after receipt of such Claim, if the Claim has become a Perfected Claim, subject to the following conditions:

20          Master Policy | Conditions Eleven - Thirteen

Radian      A.    Additional Documentation

Master The Company shall, within twenty (20) days of the filing of the initial Claim, request additional items necessary to
Policy complete its review of the Claim. The sixty (60) day period shall be suspended until the Company receives the requested items. Additional items may be requested by the Company after the initial twenty (20) day period, but the sixty (60) day limit will not be tolled for their receipt.

            B.    Access

                  If access is sought to the Property by the Company, and is not provided, the running of the sixty (60) day period shall be suspended, and will resume when access is available, and the Insured so notifies the Company.

            C.    Acquisition

                  If the Company elects to acquire the Property, the sixty (60) day period shall be further extended if and insofar as necessary for there to be ten (10) days remaining after the Insured tenders Merchantable Title to the Property.

            D.    Late Payment

                  In the event that the Company does not pay the Claim within the sixty (60) day period, subject to the above extensions, the Company shall add simple interest at the Loan rate or rates, accruing from the Settlement Due Date.

            E.    Rescission/Denial

                  All Claims shall be either paid, rescinded or denied within one hundred and twenty (120) days after the Settlement Due Date.

            --------------------------------------------------------------------
            Condition Fourteen - Duty of Cooperation

            Whenever requested by the Company, whether or not a notice of Default has been submitted, the Insured shall cooperate with the Company and furnish all reasonable aid, evidence and information in the possession of the Insured or to which the Insured has access with respect to any Loan, including, but not limited to, all documents, files, computer data or other information requested by the Company upon reasonable notice. To the extent the Company is prejudiced by any failure of the Insured to cooperate, the Company's remedy shall be to reduce the Insured's Loss by the estimated extent of such prejudice.

21          Master Policy | Conditions Thirteen - Fourteen

Radian      --------------------------------------------------------------------
            Condition Fifteen - Company's Right of Subrogation
Master

Policy      A.    Subrogation

                  Whenever the Company shall have paid a Loss under this Policy, all rights of subrogation shall vest in the Company to the extent of that payment, and where permitted by applicable law, pursuant to the following formula:

                  (1) All of the Insured's deficiency rights against the Borrower will vest in the Company by subrogation if the Company has acquired the Property pursuant to Condition Twelve (A)(1), if the Insured has elected not to share in pursuit of such rights pursuant to Condition Eleven
                        (C), if the Insured is made whole pursuant to Condition Eight (C)(4)(a), or if the Company acquires the Loan pursuant to Condition Ten;

                  (2) None of the Insured's deficiency rights against the Borrower shall vest by subrogation in the Company if the Company is not entitled by law to pursue such rights, or if the Company has elected not to share in the pursuit of such rights pursuant to Condition Eleven (C); and

                  (3) A pro rata share of the deficiency rights against the Borrower shall vest in the Company if, pursuant to Condition Eleven (C), such rights will be pursued for the account of both the Insured and the Company, according to the reasonable agreement of the parties.

            B.    Impairment of Subrogation

                  The Insured shall not act or omit to act to impair the Company's right of subrogation in any way.

            --------------------------------------------------------------------

            Condition Sixteen - Limitation of Actions

            No suit or action arising from any right of the Insured under this Policy shall be commenced in any court of law or equity unless the Insured has substantially complied with all material conditions of this Policy and the Certificate of Insurance, excepting conditions specifically waived or altered in writing by the Company, and unless commenced within two (2) years after such right shall first arise.

22          Master Policy | Conditions Fifteen - Sixteen

Radian      --------------------------------------------------------------------
            Condition Seventeen - Notices
Master

Policy All notices, reports or other documents required or permitted to be given by either party to the other shall be in writing and shall be forwarded by prepaid postage to the recipient at the address shown on the face of this Policy or at such other address as the respective parties may hereafter specify in writing.

            --------------------------------------------------------------------
            Condition Eighteen - Entire Agreement, Endorsement, Severability

            A.    Entire Agreement

                  This Policy, together with the Certificate of Insurance and the Application for Insurance, shall constitute the entire agreement between the original Insured and the Company. No provision, requirement or condition of this Policy and the Certificate of Insurance shall be deemed to have been waived, altered, amended or otherwise changed unless stated in writing and duly executed by the Company.

            B.    Endorsement

                  Any endorsement issued by the Company to the Insured contemporaneously with any Certificate of Insurance shall be deemed to modify the coverage under this Policy with respect to the Loan described in such Certificate of Insurance to the extent shown in such endorsement.

            --------------------------------------------------------------------
            Condition Nineteen - Beneficiaries Under Policy

            The provisions of this Policy and Certificate of Insurance shall inure to the benefit of and be binding upon the Company and any Insured and its respective successors. In the event that the Insured assigns a Loan insured hereunder, this Policy and the related Certificate of Insurance shall continue in force and effect in favor of such assignee subject to all of the terms and conditions hereof and further subject to all defenses available to the Company against any predecessor Insured. In no event shall any Borrower or other person be deemed to be a party to, or intended beneficiary of, this Policy. No payments made hereunder to the Insured shall lessen or affect the Insured's rights of recovery against any Borrower or other person.

23          Master Policy | Conditions Seventeen - Nineteen

Radian      --------------------------------------------------------------------
            Condition Twenty - Arbitration
Master

Policy Unless prohibited by applicable law, the Insured and the Company may agree, in writing, that any claim or controversy arising out of or related to this Policy or any breach, interpretation or construction thereof be submitted to arbitration. In such event, the arbitration proceeding will be held pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the agreement to arbitrate is made.

            The decision of the arbitrators shall be made in accordance with the terms and conditions of this Policy and the laws of the jurisdiction where the related Property is located. The decision of the arbitrators shall be final and binding upon the Insured and the Company and judgment upon the award may be entered in any court having jurisdiction thereof. A copy of the Title Insurance Arbitration Rules of the American Arbitration Association may be obtained from the Company upon request.

            --------------------------------------------------------------------
            Condition Twenty-One - Conformity to Statute

            Any provision of this Policy which is in clear conflict with the laws of the jurisdiction in which the Property is located is hereby amended to conform to the minimum requirements of that law, it being the intention of the Insured and the Company that the specific provisions of this Policy shall be controlling whenever possible.

24          Master Policy | Conditions Twenty - Twenty-One

Radian      IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be hereto affixed and these to be signed by its duly authorized
Master      officers in facsimile, to become effective as its original seal and signatures and binding on the Company by virtue of countersignature
Policy      by its duly authorized agent where required by applicable law.

                  RADIAN GUARANTY INC.
                    CORPORATE SEAL
                         1976
                     PENNSYLVANIA
                           *



            ____________________________________________________________________

            Radian Guaranty Inc.
            ____________________________________________________________________





            --------------------------------------------------------------------
            President                                 Secretary






            --------------------------------------------------------------------
            Date                                      Authorized Agent



26          Master Policy | Signatures

Radian           Short Rate Cancellation Schedule           Annual Premium Plans

Master           Minimum Retained Premium

Policy           Initial Coverages $50.00

                 Renewal Coverages $10.00


-----------------------------------------------
Days                                 Percent of
Policy                                  Premium
In Force                               Refunded
-----------------------------------------------
1` .....................................    95
2` .....................................    94
3-4 ....................................    93
5-6 ....................................    92
7-8 ....................................    91
9-10 ...................................    90
11-12 ..................................    89
13-14 ..................................    88
15-16 ..................................    87
17-18 ..................................    86
19-20 ..................................    85
21-22 ..................................    84
23-25 ..................................    83
26-29 ..................................    82
30-32 (1 mo.) ..........................    81
33-36 ..................................    80
37-40 ..................................    79
41-43 ..................................    78
44-47 ..................................    77
48-51 ..................................    76
52-54 ..................................    75
55-58 ..................................    74
59-62 (2 mos.) .........................    73
63-65 ..................................    72
66-69 ..................................    71
70-73 ..................................    70
74-76 ..................................    69
77-80 ..................................    68
81-83 ..................................    67
84-87 ..................................    66
88-91 (3 mos.) .........................    65
92-94 ..................................    64
95-98 ..................................    63
99-102 .................................    62
103-105 ................................    61
106-109 ................................    60
110-113 ................................    59
114-116 ................................    58
117-120 ................................    57
121-124 (4 mos.) .......................    56
125-127 ................................    55
128-131 ................................    54
132-135 ................................    53
136-138 ................................    52
139-142 ................................    51
143-146 ................................    50
147-149 ................................    49
150-153 (5 mos.) .......................    48
154-156 ................................    47
157-160 ................................    46
161-164 ................................    45
165-167 ................................    44
168-171 ................................    43
172-175 ................................    42
176-178 ................................    41
179-182 (6 mos.) .......................    40
183-187 ................................    39
188-191 ................................    38
192-196 ................................    37
197-200 ................................    36
201-205 ................................    35
206-209 ................................    34
210-214 (7 mos.) .......................    33
215-218 ................................    32
219-223 ................................    31
224-228 ................................    30
229-232 ................................    29
233-237 ................................    28
238-241 ................................    27
242-246 (8 mos.) .......................    26
247-250 ................................    25
251-255 ................................    24
256-260 ................................    23
261-264 ................................    22
265-269 ................................    21
270-273 (9 mos.) .......................    20
274-278 ................................    19
279-282 ................................    18
283-287 ................................    17
288-291 ................................    16
292-296 ................................    15
297-301 ................................    14
302-305 (10 mos.) ......................    13
306-310 ................................    12
311-314 ................................    11
315-319 ................................    10
320-323 ................................     9
324-328 ................................     8
329-332 ................................     7
333-337 (11 mos.) ......................     6
338-342 ................................     5
343-346 ................................     4
347-351 ................................     3
352-355 ................................     2
356-360 ................................     1
361-365 ................................     0
-----------------------------------------------



27          Short Rate Cancellation Schedule | Annual Premium Plans

Radian      Short Rate Cancellation Schedule                Single Premium Plans

Master      Minimum Retained Premium

Policy      Initial Coverages $50.00

            Renewal Coverages $10.00


----------------------------------------------------------
Months                                           Percentof
Policy                                             Premium
In Force                                          Refunded
----------------------------------------------------------
             3     4     5     6     7    10    12      15
            yr.   yr.   yr.   yr.   yr.   yr.   yr.    yr.
1 ........  91    92    93    93    94    95    97      98
2 ........  85    87    89    90    91    93    94      96
3 ........  79    82    85    87    89    91    92      93
4 ........  73    77    81    84    85    89    90      92
5 ........  67    72    77    81    83    87    89      90
6 ........  60    67    73    77    80    85    87      89
7 ........  57    63    69    74    77    83    85      88
8 ........  53    60    65    72    75    81    84      86
9 ........  50    58    62    69    71    79    82      85
10 .......  47    55    60    66    69    77    80      84
11 .......  43    53    58    64    65    75    78      82
12 .......  40    50    56    62    63    73    77      81
13 .......  37    48    54    60    61    71    75      80
14 .......  33    45    52    58    60    69    73      78
15 .......  30    43    50    56    59    67    72      77
16 .......  25    40    48    54    57    65    70      76
17 .......  24    38    46    52    56    63    69      74
18 .......  22    35    44    50    54    62    67      73
19 .......  20    33    42    48    53    61    65      72
20 .......  18    30    40    46    51    60    64      70
21 .......  16    28    38    44    50    59    63      69
22 .......  15    25    36    42    49    58    62      68
23 .......  13    24    34    40    47    57    61      66
24 .......  11    22    32    38    46    56    60      65
25 .......  10    21    30    36    44    55    60      64
26 .......   8    19    28    35    43    54    58      63
27 .......   7    18    26    32    41    53    57      62
28 .......   7    16    24    31    40    52    57      62
29 .......   5    15    23    30    39    51    56      61
30 .......   4    14    22    29    37    50    55      60
31 .......   4    13    21    28    36    49    54      60
32 .......   3    11    20    26    34    48    53      59
33 .......   2    10    18    25    33    47    53      58
34 .......   2     9    17    24    31    46    51      57
35 .......   1     8    16    23    30    45    51      57
36 ..............  7    15    22    29    44    50      56
37 ..............  7    14    21    27    43    49      55
38 ..............  6    13    20    26    42    48      55
39 ..............  5    12    19    24    41    47      54
40 ..............  4    11    18    24    40    47      53
41 ..............  4    10    17    23    39    46      53
----------------------------------------------------------


----------------------------------------------------------
Months                                           Percentof
Policy                                             Premium
In Force                                          Refunded
----------------------------------------------------------
                   4     5     6    7     10    12      15
                   yr.   yr.   yr.  yr.   yr.   yr.     yr.
42 ..............  3     9     16   22    38    45      52
43 ..............  3     9     16   22    37    44      51
44 ..............  2     8     15   20    36    43      51
45 ..............  2     7     14   20    35    43      50
46 ..............  1     7     13   18    34    41      49
47 ..............  1     6     12   18    33    41      49
48 ....................  5     11   17    32    40      48
49 ....................  5     10   16    31    39      47
50 ....................  4     10   16    30    38      47
51 ....................  4     9    15    29    37      46
52 ....................  3     9    14    28    37      45
53 ....................  3     8    13    27    36      45
54 ....................  2     8    13    26    35      44
55 ....................  2     7    12    25    34      43
56 ....................  2     7    11    24    33      43
57 ....................  1     6    10    24    33      42
58 ....................  1     6    10    23    31      41
59 ..........................  5    9     23    31      41
60 ..........................  5    9     22    30      40
61 ..........................  4    8     22    29      39
62 ..........................  4    8     21    28      39
63 ..........................  3    7     20    27      38
64 ..........................  3    7     20    27      37
65 ..........................  2    6     19    26      37
66 ..........................  2    6     18    25      36
67 ..........................  1    5     18    24      35
68 ..........................  1    5     17    24      35
69 ..........................  1    5     17    23      34
70 ...............................  4     16    23      33
71 ...............................  4     16    22      33
72 ...............................  4     15    22      32
73 ...............................  3     15    22      31
74 ...............................  3     14    21      31
75 ...............................  3     14    21      30
76 ...............................  2     13    20      29
77 ...............................  2     13    20      29
78 ...............................  2     12    19      28
79 ...............................  1     12    18      27
80 ...............................  1     11    18      27
81 ...............................  1     11    17      26
82 ...............................  1     10    17      25
----------------------------------------------------------


----------------------------------------------------------
Months                                         Percentof
Policy                                           Premium
In Force                                        Refunded
----------------------------------------------------------
                                            10    12    15
                                            yr.   yr.   yr.
83 ........................................ 10    16    25
84-85 .....................................  9    16    24
86 ........................................  9    15    23
87-88 .....................................  8    14    23
89 ........................................  8    14    22
90-91 .....................................  7    13    22
92 ........................................  7    13    21
93-94 .....................................  6    12    21
95 ........................................  6    11    20
96 ........................................  5    11    20
97 ........................................  5    11    19
98 ........................................  5    10    19
99 ........................................  5    10    18
100 .......................................  4     9    18
101-103 ...................................  4     9    17
104 .......................................  3     9    16
105-106 ...................................  3     8    16
107 .......................................  3     7    15
108-109 ...................................  2     7    15
110-111 ...................................  2     7    14
112 .......................................  2     6    14
113 .......................................  1     6    13
114-115 ...................................  1     5    13
116-117 ...................................  1     5    12
118 .............................................  5    12
119-121 .........................................  4    11
122-123 .........................................  4    10
124 .............................................  3    10
125-128 .........................................  3     9
129-130 .........................................  2     9
131-133 .........................................  2     8
134-135 .........................................  2     7
136-139 .........................................  1     7
140 .............................................  1     6
141-142 ...............................................  6
143-148 ...............................................  5
149-154 ...............................................  4
155-160 ...............................................  3
161-169 ...............................................  2
170-175 ...............................................  1
176-180 ...............................................  0
----------------------------------------------------------


28          Short Rate Cancellation Schedule | Single Premium Plans

Radian Guaranty Inc.
                                                                    RADIAN

1601 Market Street
Philadelphia, Pennsylvania 19103-2337

800 523.1988
215 564.6600